As filed with the Securities and Exchange Commission on May 23, 2007
SEC Registration No. 333-140634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
AMENDMENT NO. 2
TO FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ADVANCED VIRAL RESEARCH CORP.
(Exact name of registrant as specified in its charter)

Delaware	5129	59-2646820

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
200 Corporate Boulevard South
Yonkers, New York 10701
(914) 376-7383
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stephen M. Elliston
Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
(914) 376-7383
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:
Charles J. Rennert
Berman Rennert Vogel & Mandler, P.A.
100 SE 2nd Street,
Suite 2900, Miami, FL 33131
Tel: (305) 577-4171   Fax: (305) 347-6463

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Amount	Amount of
Securities to be Registered	Registered	Per Unit (1)	of Offering Price (1)	Registration Fee
Common stock, $0.001 par value per share	214,928,846 (2)	$0.038	$8,167,296	$874.00 (3)

(1)	Estimated solely for the purpose of calculating the registration fee for the shares registered hereunder and calculated pursuant to Rule 457(c) under the Securities Act of 1933. For purposes of this table, we have used the average of the closing bid and asked prices of the Registrant’s common stock on May 18, 2007, as reported by the OTC Bulletin Board.

(2)	Represents shares of our common stock being registered for resale that either have been issued or are issuable to the selling stockholders named in the registration statement upon the conversion of convertible debentures and exercise of warrants.

(3)	$831 of which was previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED MAY 23, 2007
Prospectus
214,928,846 SHARES
ADVANCED VIRAL RESEARCH CORP.
COMMON STOCK
     This prospectus relates to the resale of up to 214,928,846 shares of common stock for sale on behalf of the existing holder of our convertible debentures and warrants to purchase our common stock, and certain other holders of our common stock as more particularly described under the heading “Selling Stockholders.” We will not receive any proceeds from this offering; however, we may receive proceeds from the exercise of warrants. We will bear all costs associated with this registration other than certain of the selling stockholders’ legal or accounting costs or commissions.
     Our common stock is traded in the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “ADVR.” On May 18, 2007, the closing bid price of our common stock was $0.036 per share.
     No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the Selling Stockholders will be placed in escrow, trust or any similar account.
     SEE “RISK FACTORS” BEGINNING ON PAGE 4 FOR RISKS OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS, WHICH YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May __, 2007.

     We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.
     This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.
     We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Advanced Viral Research Corp., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.
In this prospectus, references to “our company,” “we,” “us” and “our” refer to Advanced Viral Research Corp. and its subsidiaries, except where the context otherwise indicates.

PROSPECTUS SUMMARY
     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the risks of investing in shares of our common stock that we describe under “Risk Factors,” and our consolidated financial statements and the related notes included at the end of this prospectus, before deciding to invest in shares of our common stock. Unless the context requires otherwise, references to “Advanced Viral,” “we,” “our,” “us,” and “the Company” in this prospectus refer to Advanced Viral Research Corp. and our subsidiaries.
OUR COMPANY
     Advanced Viral Research Corp. was incorporated in Delaware in July 1985 to engage in the development, production, marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose®. This drug was the forerunner of our current drug, “AVR118.” AVR118 is a complex mixture of peptides, amino acids, nucleosides, nucleotides and nucleic acid bases. We currently believe it may be employed in the treatment of conditions such as:
•	systemic symptoms such as cachexia (body wasting), loss of appetite and lethargy experienced by patients with cancer, AIDS and other diseases;

•	wound healing;

•	as an anti-inflammatory; and

•	as a palliative agent to minimize certain toxicities associated with chemo or immunotherapies.
     Since our incorporation in July 1985, we have been engaged primarily in research and development activities. We have never generated material operating revenue, and as of March 31, 2007, we had incurred a cumulative net loss of approximately $73,136,000. Our ability to generate operating revenue depends upon our success in gaining approval for the commercial use and distribution of AVR118 from the Food and Drug Administration (FDA).
Phase II Dermatological Study
     In April 2006, we commenced a study at the University of Miami to preliminarily test the efficacy of topically applying AVR118 to wounds in animal models (e.g. pigs). A report received from the University of Miami in August 2006 analyzing the data from the three pig study indicated that the topical application of AVR118 accelerates the rate at which wounds heal. Although preliminary, we believed that further study was merited. Based on the results from the August 2006 report from the University of Miami, we filed an amendment with the FDA to our existing IND to expand the use of AVR118 to include a Phase II dermatological study involving topical therapy. Our management believed these applications could potentially be used to treat a wide variety of common dermatologic conditions, such as micro-dermabrasion.
     In January 2007, we began the Phase II dermatological study using a topically applied spray formulation of AVR118 as a wound healing agent. The Phase II dermatological study will involve patients with common skin problems ranging from acne scars to surgical wounds, and will study how AVR118’s ability to promote tissue repair and regeneration can be put to use in the clinical setting, and analyze the efficacy of AVR118 as a topical therapy. The protocol for the dermatological study provides for 12-20 patients to be treated with AVR118.
Phase II Cancer Study
     In February 2005, we entered into an agreement with the Biomedical Research Alliance (BRANY), as agent for a network of hospitals, pursuant to which the hospitals would conduct a Phase II clinical study to evaluate the effect of a 4.0 ml dose of AVR118 administered to patients with systemic symptoms related to advanced cancer who are not receiving chemotherapy. We experienced difficulty accruing patients for the Phase II Study and in December 2005, amended the protocol to permit patients undergoing third-line chemotherapy treatment to become participants in the Phase II Study, in order to facilitate patient accrual. Only eleven patients have been enrolled in the Phase II cancer study. There has not been any activity in this study since the third quarter of 2006, when we commenced discussions with several teaching centers to expand the study to include patients in the earlier stages of disease to determine the efficacy of AVR118 on such patients. We believe transitioning the study to such centers would enable us to accelerate enrollment in an expanded program where higher patient accrual rates can be achieved.
January 2007 Private Placement
     On January 1, 2007, we entered into a securities purchase agreement with Cornell Capital Partners, L.P. (“Cornell”), to sell $1,500,000 principal amount of our 9% secured convertible debentures, due January 1, 2010 (the

     “Debentures”), along with warrants (“Warrants”) to purchase an aggregate of 48,076,923 shares of our common stock, which are exercisable through January 1, 2012 at an exercise price equal to $0.0312 or as may be adjusted from time to time pursuant to the terms thereof (the “Cornell Agreement”).
     The Debentures have a term of three years, accrue interest at 9% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.0312 per share, or (b) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. In accordance with the terms of our registration rights agreement with Cornell, this prospectus covers the resale by Cornell of up to 96,153,846 shares of our common stock issuable upon conversion of the Debentures (86,153,846) and Warrants (10,000,000).
     Cornell acquired $1,000,000 principal amount of the Debentures upon the first closing under the Cornell Agreement on January 5, 2007, and the remaining $500,000 principal amount of the Debentures on February 16, 2007. In addition, Cornell has agreed to purchase up to an additional $750,000 of Debentures upon the satisfaction of certain conditions, including (i) our enrollment of the first patient in our Phase II dermatological study, (ii) the registration statement, of which this prospectus forms a part, being declared effective by the SEC, and the execution of similar transaction documents on terms mutually agreed upon by the parties. Our obligations under the Cornell Agreement, the Debentures and the ancillary documents entered into in connection therewith are secured by a first priority security interest in all of our assets.
     For more information regarding this transaction, see “Selling Stockholders — Cornell Capital Partners, LP.”
Going Concern
     The independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2006 includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our cash position is inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA for commercial approval, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we will be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements, which raises substantial doubt about our ability to continue as a going concern. Further, the independent registered public accounting firm’s report states that the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. No assurance can be given that debt or equity financing will be available.
     Whether we will be able to proceed with studies and trials discussed above is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to materially limit our operations by, among other things, limiting our clinical trials for AVR118. We may not be able to raise the funds we currently need to continue or complete the clinical trials for AVR118. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.
     Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.
     Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.

THE OFFERING

Common stock offered by selling stockholders (1)	214,928,846 shares of common stock, which includes (i) 118,775,000 shares of common stock; and (ii) up to 96,153,846 shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. See “Selling Stockholders.”

Offering price	Determined at the time of sale by the selling stockholders.

Common stock outstanding after this offering (2)	Up to 799,609,712 shares.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. Any proceeds we receive from the sale of common stock under the Warrants will be used for general working capital purposes. See “Use of Proceeds.”

Risk factors	An investment in our common stock involves a high degree of risk and our common stock should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our common stock should carefully review and consider the factors set forth under “Risk Factors” beginning on page 4, such as our ability to be able to continue as a going concern, and immediate substantial dilution, as well as other information in this document, before purchasing any of our common stock.

OTC Bulletin Board symbol	ADVR

(1)	In accordance with the terms of the registration rights agreement we entered into with Cornell, this prospectus covers the resale of 96,153,846 shares of common stock which may be issuable upon conversion of the Debentures (86,153,846) and the exercise of the Warrants (10,000,000). As of May 18, 2007, 2007, assuming an exercise price of $0.0305 per share, which is equivalent to 95% of the 30-day VWAP for our common stock as of such date, the Debentures would be convertible into 49,188,392 shares and the Warrants would be exercisable into an additional 48,076,923 shares. We agreed to register additional shares as a negotiated precaution for the selling stockholders to cover future adjustments to the conversion prices of the Debentures and the exercise price of the Warrants. The number of shares of our common stock into which the Debentures are convertible and the Warrants are exercisable will be adjusted to account for future stock splits, stock dividends, reclassifications, recapitalizations or other similar events, fundamental transactions, distributions of company assets, certain issuances of common stock, options, convertible securities or purchase rights, or if we take certain other actions with regard to our common stock that would diminish the value of the Debentures, Warrants or our common stock.

(2)	The number of outstanding shares of common stock includes shares issuable upon conversion of the Debentures and exercise of the Warrants including the additional shares referred to in footnote (1) above.

RISK FACTORS
     There are numerous and varied risks, known and unknown, associated with an investment in our common stock, including those described below. You should carefully consider risks described below and the other information included in this registration statement, including our financial statements and related notes. Our business, financial condition and results of operations could be harmed by any of the following risks. However, the risks and uncertainties described below may not be the only ones we face. If any of the events or circumstances described below were to occur, our business, financial condition and results of operations could be materially adversely affected. As a result, the trading price of our common stock could decline, and our security holders could lose part or all of their investment.
RISKS RELATED TO OUR BUSINESS
There is substantial doubt about our ability to continue as a going concern due to our cash requirements which means that we may not be able to continue operations unless we obtain additional funding.
     The independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2006 includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our cash position is inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA for commercial approval, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we will be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements, which raises substantial doubt about our ability to continue as a going concern. Further, the independent registered public accounting firm’s report states that the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     Our ability to continue as a going concern will depend upon our ability to obtain debt or equity financing for funds to meet our cash requirements. No assurance can be given that debt or equity financing will be available. Concern about our ability to continue as a going concern may place additional constraints on operations and make it more difficult for us to meet our obligations or adversely affect the terms of possible funding.
We have incurred losses since our inception, have no product revenue, and expect to incur additional losses in the future.
     We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred net losses of $960,806 for the three months ended March 31, 2007, and $3,847,175, $5,200,171and $6,213,264 for the years ended December 31, 2006, 2005 and 2004, respectively. Our accumulated deficit was $73,136,458 as of March 31, 2007. We had stockholders’ equity of $1,653,995 at March 31, 2007.
     We have never generated material operating revenue nor do we currently have any source of product revenue. There is substantial risk that we will never generate operating revenue from the sale of AVR118. To generate operating revenue, AVR118 must be approved for sale in the United States or another industrially developed country. To the extent we acquire financing, we will continue clinical trials for AVR118. We currently do not have the capital to perform the full range of clinical testing necessary to complete the development of AVR118, and there is a substantial likelihood that we will never acquire such capital.
If we do not raise additional funds, we will not be able to complete the necessary clinical trials to complete development of AVR118 and will not be able to sell it anywhere.
     AVR118 is the only product we are developing. We will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of AVR118 in humans before we submit an NDA. We do not have enough capital currently to complete the necessary trials to complete the development of AVR118.
     It is possible that the results of clinical trials of AVR118 will not prove that AVR118 is safe and effective. It is also possible that the FDA will not approve the sale of AVR118 in the United States if we submit an NDA. It is not known at this time how later stage clinical trials will be conducted, if at all. Even if the data show that AVR118 is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

     Conducting the clinical trials of AVR118 will require significant cash expenditures and we do not have the funds necessary to complete all phases of clinical trials of AVR118. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the near future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.
If we obtain additional capital to support our operations, such capital could be expensive or result in dilution to our security holders.
     In order to continue our operations, we will need to engage in further equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or other securities evidencing the right to acquire equity, our existing security holders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Due to restrictive covenants in our current financing documents and the seniority of the security interests granted to the financing investors, we may not be able to obtain additional financing on acceptable terms, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to our operations could be significantly limited.
We depend on patents and proprietary rights, which may offer only limited protection against potential infringement; if we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed.
     Patent protection and trade secret protection are important to our business and our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial costs and diversion of our efforts.
     To date, we have been issued or granted 14 U.S. patents, two Australian patents and one Canadian patent. In addition, we currently have five patent applications pending with the U.S. Patent Office and 16 foreign patent applications.
     We can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that either the patents which have been issued or patents which may issue in the future will be enforceable. As we learn more about the chemical composition and the biologic activity of AVR118, we may need to reassess our patent portfolio and seek additional patents. There is no assurance that we will be issued patents based on new information learned about AVR118 or if such patents are issued that they will afford material protection to us. As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.
     In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

Claims by other companies that we infringe their proprietary technology may result in liability for damages or stop our development and commercialization efforts.
     The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with AVR118. Therefore, AVR118 and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties.
     We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.
RISKS RELATING TO OUR SECURITIES
The market for our common stock is highly illiquid. Our stockholders may not be able to resell their shares at or above the purchase price paid by such stockholders, or at all.
     Our common stock is quoted on NASD’s Over-the-Counter Bulletin Board (or the OTC Bulletin Board). Securities quoted for trading on the OTC Bulletin Board are generally highly illiquid. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:
•	the absence of consistent administrative supervision of “bid” and “ask” quotations;

•	lower trading volume; and

•	market conditions.
     There is only sporadic trading in our common stock and our security holders may experience wide fluctuations in the market price of our securities. Such price and volume fluctuations that have particularly affected the trading prices of equity securities of many biotechnology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent a stockholder from obtaining a market price equal to the purchase price such stockholder paid when the stockholder attempts to sell our securities in the open market. In these situations, the stockholder may be required either to sell our securities at a market price which is lower than the purchase price the stockholder paid, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock or to recruit and retain managers with equity-based incentive plans.
Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.
     Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.
     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Existing stockholders will experience significant dilution from the conversion of the Debentures
     Cornell may convert the Debentures described herein into shares of our common stock, at a conversion price which is the lower of (i) $0.0312 or (ii) a 5% discount to the lowest volume weighted average price of the common stock during the thirty trading days immediately preceding the conversion date. The subsequent sale of such shares by Cornell could cause significant downward pressure on the price of our common stock. This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of our common stock. As the stock price of our common stock declines, Cornell will be entitled to receive an increasing number of shares under the Debentures. The sale of such increasing number of shares by Cornell could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering. Further, there is no maximum number of shares that we might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the secured convertible debentures, except for the 4.99% limitation on Cornell’ ownership interest in us at any one time. However, Cornell may increase its share ownership above 4.99% by waiving the limitation upon not less than 65 days prior written notice to us. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the secured convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution. As of the date of this prospectus, we have not received any written notice that Cornell will waive the 4.99% ownership after the 65-day limitation period.
The continuously adjustable conversion price feature of the Debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.
     The Debentures are convertible into common stock at any time by dividing the dollar amount being converted by the lower of $0.0321 or 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The interest on the Debentures accrues on the outstanding principal balance at a rate of 9% per year. Cornell, as holder of the Debentures, may only convert up to 4.99% of our then-issued and outstanding shares of common stock on the conversion date, provided however, that Cornell may waive the limitation upon not less than 65 days prior written notice to us.. As of the date of this prospectus, we have not received any written notice that Cornell will waive the 4.99% ownership after the 65-day limitation period. The significant downward pressure on the price of the common stock as a selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. A selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of the Debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.
The holders of the Debentures may convert the Debentures into shares of our common stock, which may cause dilution of the shares of common stock held by then-existing investors.
     The conversion of the Debentures into common stock will result in dilution to the interests of current holders of our common stock, since the number of shares held by current stockholders will then represent a smaller percentage of all outstanding shares of common stock and the equity received from the conversion of the Debentures and Warrants will be less than the current value of the common stock. In addition, significant dilution of current stockholders’ common stock may depress the market value and price for such shares.
     The Debentures have a term of three years, accrue interest at 9% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.0312 per share, or (b) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately preceding the conversion date as quoted by Bloomberg, LP, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock. By way of example, assuming conversion of $1,500,000 of the Debentures took place on January 5, 2007 at which time there were 696,587,734 shares outstanding, if the holders of the Debentures converted at the conversion price of $0.0273 per share, 54,945,055 shares would be issued representing approximately 7.3% of the common stock outstanding after conversion. The closing bid price of our common stock as quoted on the OTCBB on January 5, 2007 was $0.033.

     The following table sets forth the number of shares issuable on conversion and the percentage of our outstanding common stock that those shares would represent after conversion of $1,500,000 principal amount of the Debentures at the conversion prices of $0.0312, $0.030, $0.025, and $0.020, respectively.

	Number of Shares Issuable on
	Conversion of $1,500,000	Percentage of Issued and
Conversion Price	Convertible Debentures	Outstanding
$0.0312	48,076,923	6.5%
$0.0300	50,000,000	6.7%
$0.0250	60,000,000	7.9%
$0.0200	75,000,000	9.7%
Our obligations under the Cornell Agreement, including the Debentures and the other ancillary agreements, are secured by all of our assets.
     Our obligations under the Cornell Agreement, including the Debentures and the other ancillary agreements, are secured by a first lien on all of our assets. As a result, if we default under the terms of the Debentures, Cornell could foreclose on its security interest and liquidate all of our assets. This would cause us to cease operations.
If we fail to comply with our obligations under the registration rights agreement regarding the Debentures, we may be required to pay liquidated damages.
     The Cornell Agreement requires that a registration statement covering the resale of shares issuable upon conversion of the Debentures and the Warrants include an aggregate of 96,153,846 shares. Under the registration rights agreement, the registration statement is required to be declared effective by the SEC by May 1, 2007. If we fail to meet the deadline for the effectiveness of the registration statement, or, after the effective date of the registration, sales cannot be made pursuant to the registration statement (whether because of a failure to keep the registration statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the registration statement, failure to register sufficient shares of common stock or otherwise), we are required to pay liquidated damages of 2% of the aggregate purchase price of the liquidated value of the Debentures for each 30-day period after the deadline within three business days upon demand therefor. Any liquidated damages begin accruing on the date of any such failure. To date, we have not received a demand for payment from Cornell.
The exercise of our outstanding convertible securities or issuance of additional shares could have dilutive impact on our stockholders, and a significant negative impact on the market price of our common stock.
     We have approximately 312.5 million shares of common stock reserved for issuance upon the conversion of the Debentures, and the exercise of the Warrants and certain other outstanding stock options and warrants. If all of our outstanding convertible securities were converted or exercised, we would receive proceeds of approximately $27.3 million, and we would have approximately 1.0 billion shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock, and would have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.
We will not pay cash dividends and investors may have to sell their shares in order to realize their investment.
     We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to use our cash for reinvestment in the development and marketing of our products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

Anti-takeover provisions in our organizational documents and Delaware law may discourage or prevent a change in control, even if an acquisition would be beneficial to our stockholders, which could affect our stock price adversely and prevent attempts by our stockholders to replace or remove our current management.
     Our amended and restated certificate of incorporation and bylaws contain provisions that may delay or prevent a change in control, discourage bids at a premium over the market price of our common stock and adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. These provisions include:
•	No stockholder may call a special meeting of stockholders. This may make it more difficult for stockholders to take certain actions.

•	Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.
     As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of the Company.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This document contains forward-looking statements that are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should,” “likely” or similar expressions, indicates a forward-looking statement.
     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made.
     For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors”.
     The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
     You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

CAPITALIZATION
     The following table sets forth our capitalization as of March 31, 2007 on an actual basis and on an as adjusted basis to give effect to:
•	the issuance of 48,076,923 shares of common stock upon the exercise of the Warrants; and

•	the issuance of up to 49,188,392 shares of common stock upon the conversion of $1,500,000 principal amount of our 9% convertible debentures at an assumed conversion price of $0.0305, which is equivalent to 95% of the 30-day VWAP for our common stock as of May 18, 2007.
     This table should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	March 31, 2007
	Actual	Proforma (1)
Cash, cash equivalents and marketable securities	$1,530,675	$3,030,675
Convertible debentures	263,705	—
Stockholders’ equity:
Common stock, $0.00001 par value, 1,000,000,000 authorized, 696,587,734 shares issued and outstanding actual and 793,853,049 outstanding Pro Forma as Adjusted (1)	6,966	7,939
Additional paid-in capital:	74,783,487	77,782,514
Accumulated deficit	(73,136,458)	(74,372,753)

Total stockholders’ equity	$1,653,995	$3,417,700

(1)	The outstanding share information excludes approximately 216 million shares of common stock issuable upon the exercise of certain stock options and warrants outstanding as of March 31, 2007 and not held by the selling stockholders.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock registered hereunder. Any proceeds we receive from the sale of common stock under the Warrants will be used for general working capital purposes. All proceeds from the sale of the shares offered under this prospectus will be for the account of the selling stockholders, as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS
     The following table provides information known to us as of May 21, 2007 with respect to the selling stockholders’ beneficial ownership of our securities. The information is based in part on information provided to us by or on behalf of certain of the selling stockholders and may have changed since the date it was provided. The number and percentage of shares beneficially owned by each selling stockholder that may be offered pursuant to this prospectus is based on 696,587,734 shares of common stock outstanding as of May 21, 2007 and the shares owned by such holder determined in accordance with Rule 13d-3 of the Exchange Act. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The selling stockholders listed in the table below may have transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), some or all of their shares since the date on which the information in the table below is presented. Information about the selling stockholders may change from time to time.
Selling Stockholder Table

	Shares Beneficially			Shares Beneficially
	Owned Before		Shares To Be Sold	Owned After
Selling Stockholder	Offering	Percent (1)	In The Offering	Offering	Percent (1)
Cornell Capital Partners, L.P. 101 Hudson Street, Suite 3700 Jersey City, NJ 07302	96,153,846 (2)	12.1% (3)	96,153,846 (2)	—	—
James F. Dicke II 44 South Washington Street New Bremen, Ohio 45869	73,917,086	10.6%	60,000,000	13,917,086	2.0%
James F. Dicke III 44 South Washington Street New Bremen, Ohio 45869	58,775,000	8.4%	58,775,000	—	—

Total	228,845,932		214,928,846

(1)	Applicable percentage of ownership is based on 696,587,734 shares of common stock outstanding as of May 21, 2007, together with securities exercisable or convertible into shares of common stock within 60 days thereof for such selling stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 21, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	In accordance with the terms of the registration rights agreement we entered into with Cornell, this prospectus covers the resale of 96,153,846 shares of common stock which may be issuable upon conversion of the Debentures and the exercise of the Warrants. As of January 5, 2007, assuming an exercise price of $0.0273 per share, the Debentures would be convertible into 54,945,055 shares. We agreed to register additional shares as a negotiated precaution for the selling stockholders to cover future adjustments to the conversion prices of the Debentures and the exercise price of the Warrants. The number of shares of our common stock into which the Debentures are convertible and the Warrants are exercisable will be adjusted to account for future stock splits, stock dividends, reclassifications, recapitalizations or other similar events, fundamental transactions, distributions of company assets, certain issuances of common stock, options, convertible securities or purchase rights, or if we take certain other actions with regard to our common stock that would diminish the value of the Debentures, Warrants or our common stock.

(3)	This percentage does not reflect that the terms of the Debentures and Warrants provide that Cornell cannot convert the convertible debentures or exercise the warrants for a number of shares which, upon giving effect to the conversion or exercise, would cause the aggregate number of shares beneficially owned by Cornell and its affiliates to exceed 4.99% of our outstanding common stock following such conversion or exercise. However, Cornell may waive this limitation upon not less than 65 days prior written notice to us. As of the date of this prospectus, we have not received any written notice that Cornell will waive the 4.99% ownership after the 65-day limitation period.

CORNELL CAPITAL PARTNERS, L.P.
     Cornell Capital Partners, LP, a Delaware limited partnership (“Cornell”), is a selling stockholder in this offering. Yorkville Advisors, LLC, a Delaware limited liability company, is the general partner of Cornell. Mark Angelo, Matthew Beckman, Gerald C. Eicke and David Gonzalez are the members of Yorkville Advisors, LLC. Mark Angelo, the President of Yorkville Advisors, LLC and the portfolio manager of Cornell Capital Partners, LLC makes all the investment decisions on behalf of Cornell.
     On January 1, 2007, we entered into a securities purchase agreement with Cornell to sell $1,500,000 principal amount of our 9% secured convertible debentures, due January 1, 2010 (the “Debentures”), along with warrants (“Warrants”) to purchase an aggregate of 48,076,923 shares of our common stock, which are exercisable through January 1, 2012 at an exercise price equal to $0.0312 or as may be adjusted from time to time pursuant to the terms thereof (the “Cornell Agreement”).
     The Debentures have a term of three years, accrue interest at 9% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.0312 per share, or (b) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. In accordance with the terms of the registration rights agreement between us and Cornell, this prospectus includes the resale of up to 96,153,846 shares of our common stock issuable upon conversion of the Debentures and Warrants.
     Cornell acquired $1,000,000 principal amount of the Debentures upon the first closing under the Cornell Agreement on January 5, 2007, and the remaining $500,000 principal amount of the Debentures on February 16, 2007. In addition, Cornell has agreed to purchase up to an additional $750,000 of Debentures upon the satisfaction of certain conditions, including (i) our enrollment of the first patient in our Phase II dermatological study, (ii) the registration statement, of which this prospectus forms a part, being declared effective by the SEC, and the execution of similar transaction documents on terms mutually agreed upon by the parties.
     For purposes of the following table which summarizes information regarding the Debentures, we have assumed that $1,500,000 aggregate principal amount of the Debentures were issued and sold on January 5, 2007:

Total Value of
		Total Shares	Total Value of	Shares at	Total Possible
		Underlying	Shares at Market	Conversion	Discount to Market
Market Price (1)	Conversion Price (2)	Debentures (3)	Price (4)	Price (5)	Price (6)
$0.0330	$0.0273	54,945,055	$1,813,187	$1,500,000	$313,187

(1)	The closing bid price of our shares of Common Stock as quoted on the OTCBB on January 5, 2007.

(2)	Conversion price per share of our common stock underlying the Debentures on January 5, 2007. Pursuant to the terms of the Debentures, the conversion price is equal to the lesser of the fixed conversion price of $0.0312, or the market conversion price, defined as 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The lowest volume weighted average price of our common stock for the 30 trading days prior to January 5, 2007 was $0.0287 and accordingly the conversion price on January 5, 2007 was $0.0273.

(3)	Total number of shares of common stock underlying the Debentures assuming full conversion as of January 5, 2007 at a conversion price of $.0273 per share. Since the conversion price of the Debentures can decrease as the market price decreases, the actual number of shares that underlying the Debentures can also fluctuate.

(4)	Total market value of shares of common stock underlying the Debentures assuming full conversion as of January 5, 2007 (convertible into 54,945,055 shares) and based on the closing bid price of our shares of Common Stock as quoted on the OTCBB on January 5, 2007 ($.0330).

(5)	Total value of shares of common stock underlying the Debentures assuming full conversion of the Debentures as of January 5, 2007 (convertible into 54,945,055 shares) and based on a conversion price of $.0273.

(6)	Discount to market price calculated by subtracting the result in footnote (5) from the result in footnote (4).

     The terms of the Debentures are such that a decline in the market price of our common price could result in additional shares issuable upon conversion of the Debentures, since the conversion price per share is equal to the lower of $0.0312 or 95% of the weighted average price of our common stock for the 30 trading days immediately preceding the conversion date. The following table shows the number of shares issuable upon conversion of the Debentures based upon a decline in the weighted average stock price and the resulting percentage of outstanding shares issued.

	Number of Shares Issuable on
	Conversion of $1,500,000	Percentage of Issued and
Conversion Price	Convertible Debentures	Outstanding
$0.0312	48,076,923	6.5%
$0.0300	50,000,000	6.7%
$0.0250	60,000,000	7.9%
$0.0200	75,000,000	9.7%
     The following table relates to the Warrants issued to Cornell on January 5, 2007 which provide Cornell the right to purchase an aggregate of 48,076,923 shares of our common stock at an exercise price of $0.0312 per share on a cash basis provided we are not in default the Debentures, with the aggregate exercise price of $1,500,000 if exercised on a cash basis:

		Total Shares	Total Value of	Total Value of	Total Possible
		Underlying	Shares at Market	Shares at Exercise	Discount to Market
Market Price (1)	Exercise Price (2)	Warrants (3)	Price (4)	Price (5)	Price (6)
$0.0330	$0.0312	48,076,923	$1,586,538	$1,500,000	$86,538

(1)	The closing bid price of our shares of Common Stock as quoted on the OTCBB on January 5, 2007.

(2)	Exercise price per share of our common stock on January 5, 2007. The exercise price of the Warrants is fixed pursuant to the terms of each of the Warrants except that each of the Warrants contain anti-dilution protections which in certain circumstances, may result in a reduction to the Exercise Price.

(3)	Total number of shares of common stock underlying each Warrant assuming full exercise as January 5, 2007. Upon certain adjustments of the Exercise Price of the Warrants, the number of shares underlying the Warrants may also be adjusted such that the proceeds to be received by us would remain constant.

(4)	Total market value of the shares of common stock underlying each Warrant assuming full exercise of the Warrants as of January 5, 2007 (exercisable into 48,076,023 shares) based on the closing bid price of our shares of Common Stock as quoted on the OTCBB on January 5, 2007 ($.0330).

(5)	Total value of shares of common stock underlying the Warrants assuming full exercise of the Warrants as of January 5, 2007 and based on the exercise price per share ($.0312).

(6)	Discount to market price calculated by subtracting the result in footnote (5) from the result in footnote (4).
     Pursuant to the Cornell Agreement, we are obligated to pay Yorkville Advisors LLC, the general partner of Cornell, cash compensation equal to 10% of the gross proceeds of the Debentures purchased by Cornell as well as a $20,000 structuring fee and a $10,000 due diligence fee. In connection with the first closing of $1,000,000 principal amount of Debentures, we paid $125,000 to Yorkville ($5,000 of the due diligence fee was previously paid), and received net proceeds of $875,000 on January 5, 2007. In connection with the second closing of $500,000 principal amount of Debentures, we paid an additional $50,000 to Yorkville, and received net proceeds of $450,000 on February 16, 2007.
     Our obligations under the Cornell Agreement, the Debentures and the ancillary documents entered into in connection therewith are secured by a first priority security interest in all of our assets. This security interest expires upon the earlier to occur of (i) $500,000 or less principal amount of the Debentures remains outstanding; (ii) we receive $3,000,000 of capital, in any form other than through the issuance of free-trading shares of common stock, from sources other than Cornell, which is utilized to either repay the Debentures in full, or reduce the outstanding principal amount of the Debentures to $500,000; or (iii) the satisfaction of our obligations under the agreement, the Debentures and the ancillary documents entered into in connection therewith.
     Under the terms of the Debentures and Warrants, Cornell may not convert the Debentures or exercise the Warrants if following such conversion or exercise Cornell, together with its affiliates, would beneficially own more than 4.99% of our then outstanding shares of common stock (not counting the shares issuable upon conversion of the Debentures and Warrants remaining to be converted or exercised). However, Cornell may waive this limitation upon not less than 65 days prior written notice to us. As of the date of this prospectus, we have not received any written notice that Cornell will waive the 4.99% ownership after the 65-day limitation period. Subject to certain exceptions, at our option, we may redeem a portion or the entire amount of outstanding Debentures at a price equal to 115% of the amount redeemed plus accrued interest.

     We are obligated to file a registration statement registering the resale of all shares of common stock that may be issued to Cornell upon the conversion of the Debentures or exercise of the Warrants. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures. We are required to pay to Cornell liquidated damages of 2% of the aggregate purchase price of the liquidated value of the Debentures for each 30-day period if any of the following events occurs and during the period such event is continuing: (i) we fail to file with the Securities and Exchange Commission the registration statement on or before the 60th day after January 1, 2007; (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before May 1, 2007; or (iii) after the effective date of the registration, sales cannot be made pursuant to the registration statement (whether because of a failure to keep the registration statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the registration statement, failure to register sufficient shares of common stock or otherwise). Such payments must be made within three business days of demand therefor. Any liquidated damages begin accruing on the date of any such failure. To date, we have not received a demand for payment from Cornell.
     The following is a schedule of the possible payments paid or to be paid to Cornell or its affiliates in connection with the Cornell Agreement. For purposes of this table, we have assumed that all $1,500,000 aggregate principal amount of convertible secured debentures were issued and sold on January 5, 2007.

					Total Maximum
Maximum	Structuring and Due	Maximum Interest	Maximum Redemption	Maximum Liquidated	Payments During	Total Net Proceeds
Commitment Fee (1)	Diligence Fees (2)	Payments (3)	Premiums (4)	Damages (5)	1st Year (6)	to Company (7)
$150,000	$30,000	$405,000	$225,000	$300,000	$840,000	$915,000

(1)	Represents a 10% commitment fee we are required to pay to Yorkville Advisors, LLC.

(2)	Represents a $20,000 structuring and $10,000 due diligence fee.

(3)	Maximum amount of interest that can accrue assuming all the Debentures remaining outstanding until the maturity date. We may pay accrued interest in either cash or, at our option, in shares of common stock.

(4)	Under certain circumstances we have the right to redeem the full principal amount of the Debentures prior to the maturity date by repaying the principal plus a redemption premium of 15%. This represents the maximum redemption premium we would pay assuming we redeem the all of the Debentures prior to maturity at the highest redemption premium.

(5)	Maximum amount of liquidated damages we may be required to pay for the twelve months following the sale of the all Debentures in the event the registration statement, of which this prospectus is a part, is not declared effective by the SEC on or before May 1, 2007.

(6)	Total maximum payments that we may be required to make for the twelve months following the sale of all the Debentures and assuming that we made all of the payments described in footnotes 1 through 5, excluding two years of interest payments.

(7)	Total net proceeds to the Company assuming that we were not required to make any payments as described in footnotes (4) and (5).
     We plan to use the proceeds from the sale of the Debentures for general corporate purposes and for working capital. The following table summarizes the potential proceeds we will receive pursuant to the Cornell Agreement and the potential profit for Cornell. For purposes of this table, we have assumed that the entire $1,500,000 aggregate principal amount of the Debentures was issued and sold on January 5, 2007 and that Cornell exercises all of the Warrants on a cash basis. We have also assumed that the Convertible Debentures are held by Cornell through the Maturity Date.

Total Gross	All Payments that
Proceeds Payable to	have been made or	Net Proceeds to			% of Payments and
Company in the	may be required to	Company Assuming	Total Possible	% of Payments and	Profit over Net
Current	be made by Company	Max Pmts Made by	Profit to Cornell	Profit over Net	Proceeds per year
Transaction (1)	Until Maturity (2)	AVRC (3)	(4)	Proceeds (5)	of term (6)
$3,000,000	$885,000	$2,115,000	$1,284,725	102.59%	34.20%

(1)	Total gross proceeds payable to the Company on the sale of $1,500,000 of Debentures and full exercise of the Warrants for an aggregate exercise price of $1,500,000.

(2)	Total possible payments payable by us to Cornell or its affiliates assuming the Debentures remain outstanding until the maturity date and the maximum amount of liquidated damages is incurred, but excluding any redemption premiums.

(3)	Total net proceeds to us calculated by subtracting the result in footnote (2) from the result in footnote (1).

(4)	Total possible profit to Cornell based on the aggregate discount to market price of the conversion of the Debentures and Warrants and payments made or to be made by the Company.

(5)	Percentage of the total possible profit to Cornell as calculated in footnote (2) compared to the net proceeds disclosed in footnote (3).

(6)	Based on 3-year term.

     Other than the Cornell Agreement, we have not entered into an agreement or transaction with Cornell in the last three years and based on information we received from Cornell, the only securities of the Company that Cornell holds are the Debentures and the Warrants. Cornell has no agreements to purchase our securities other than as described in this prospectus. The following table summarizes prior transactions between the Company and Cornell, all of which occurred more than three years ago. Such transactions involved an equity line of credit, convertible debentures and warrants.

		Shares Outstanding
		Prior to
		Transaction Held by
		Persons Other than
		Selling
		Stockholders, or					Market Price Per
	Shares Outstanding	Affiliates of	Shares Issued in	Shares Issuable in			Share Immediately
Date of	Prior to	Issuer or Selling	Connection with	Connection with	Percentage of	Percentage of	Prior to	Current Market
Transaction	Transaction	Stockholders	Transaction	Transaction	Shares Issued	Shares Issuable	Transaction (1)	Price Per Share
2/9/2001	380,214,618	303,894,940	-	176,666,667	—	58%	$0.370	$0.032
4/28/2003	472,792,609	471,130,109	45,413,443	300,875,000	10%	64%	$0.091	$0.032
7/18/2003	483,484,636	481,822,136	12,558,219	78,125,000	3%	16%	$0.065	$0.032
     The following table compares the number of shares held by persons other than Cornell, affiliates of the Company and affiliates of Cornell with the number of shares registered for resale and sold by such parties in prior transactions compared with the current transaction involving the Debentures and Warrants:

Shares				Shares Registered
Outstanding Prior	Shares Registered	Shares Registered		for Resale on
to Current	for Resale by	for Resale by	Shares Sold in	behalf of the
Transaction Held by	Selling	Selling	Registered Resale	Selling
Persons Other than	Stockholders, or	Stockholders, or	Transactions by the	Stockholders or
Selling	Affiliates of	Affiliates of	Selling	Affiliates of the
Stockholders, or	Issuer or Selling	Issuer or Selling	Stockholders or	Selling
Affiliates of	Stockholders in	Stockholders that	Affiliates of the	Stockholders in the
Issuer or Selling	Prior Registration	Continue to be Held	Selling	Current
Stockholders	Statements	by Such Persons	Stockholders	Transaction (1)
561,647,048	555,666,667	—	58,079,189	96,153,846

(1)	This number was calculated by dividing the principal amount of the Debentures ($1,500,000) by the market price on the date of the transaction ($0.0312) and multiplying the result by 2. This number was the result of negotiations with Cornell which took into account the Company’s limited number of authorized shares available for issuance at the time of the Cornell financing. Of this amount, 86,153,846 shares are being registered for resale upon conversion of the Debentures, and 10,000,000 shares are being registered for resale upon exercise of the Warrants.
     It is our intention and reasonable belief that, if we are required to make payments on the Debentures, we will seek to raise additional capital through the issuance of additional debt or equity. Such additional capital may not be available timely, or on terms acceptable to us, if at all. We currently do not have sufficient liquid assets to satisfy our financial obligations under the Debentures. Based on information obtained from Cornell, Cornell does not have an existing short position in our common stock.
JAMES F. DICKE II AND JAMES F. DICKE III
     On February 5, 2004, in a private offering transaction pursuant to Section 4(2) of the Securities Act, we entered into a securities purchase agreement with James Dicke II and his son James Dicke III to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004. There were no conditions precedent to the investors’ obligation to close other than the accuracy of our representations and warrants and our compliance with the agreement. The warrants expired unexercised on February 2, 2007. In addition, we granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction. The investors have exercised their piggyback registration rights in connection with the shares being offered by such investors in this prospectus. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of our Board of Directors.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants as well as certain shares which are outstanding to permit the resale of these shares of common stock by the holders of such securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the Debentures, Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties, subject to applicable law, may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Cornell Capital Partners, L.P. (“Cornell”) was formed in February 2000 as a Delaware limited partnership, and is a domestic hedge fund in the business of investing in and financing public companies. Cornell does not intend to make a market in our common stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.
     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     We will pay all expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. Pursuant to the Cornell Agreement, we have agreed to indemnify Cornell and its controlling persons against certain liabilities, including liabilities under the 1933 Act. We estimate that the expenses of the offering to be borne by us will be approximately $90,831. For services rendered in connection with the Cornell Agreement, we paid to Yorkville Advisors, LLC (“Yorkville”) $150,000. We also paid to Yorkville $30,000 as a structuring and due diligence fee. Both amounts were paid directly from the gross proceeds of the first and second closing. The estimated offering expenses consist of: an SEC registration fee of $874, printing expenses of $10,000, accounting fees of $10,000, legal fees of $60,000 and miscellaneous expenses of $10,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. However, we did receive proceeds from the issuance and sale to Cornell of the Debentures pursuant to the Cornell Agreement equal to $875,000 on January 5, 2007 and $450,000 on February 16, 2007. We will also receive proceeds upon the exercise of warrants held by our several selling stockholders in this offering.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities in respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution in connection with certain losses they may incur. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution in connection therewith.

     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
     The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board under the symbol “ADVR.” The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent years ended December 31, 2005 and 2006, and for 2007 to date. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High Bid	Low Bid
2005
First Quarter	$0.141	$0.105
Second Quarter	0.112	0.090
Third Quarter	0.122	0.090
Fourth Quarter	0.102	0.069
2006
First Quarter	0.088	0.051
Second Quarter	0.088	0.052
Third Quarter	0.074	0.054
Fourth Quarter	0.056	0.028
2007
First Quarter	0.036	0.026
Second Quarter through May 18	0.040	0.024
Stockholders
     The approximate number of holders of record of our common stock as of May 21, 2007 is 3,515, inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).
Dividend Policy
     We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

SELECTED FINANCIAL DATA
     The following selected historical financial data as of and for the three months ended March 31, 2007 and the years ended December 31, 2006, 2005, 2004, 2003 and 2002 has been derived from our audited financial statements. The selected consolidated financial data set forth below should be read along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.
Selected Statement of Operations Data

	March 31,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Net revenues	$0	$0	$0	$0	$0	$0
Net loss	(960,806)	(3,847,175)	(5,200,171)	(6,213,264)	(7,816,811)	(9,321,065)
Net loss per common share	$(0.00)	$(0.01)	$(0.01)	$(0.01)	$(0.03)	$(0.02)
Weighted average # of shares	696,587,734	696,587,734	696,523,624	568,838,679	495,008,372	439,009,322
Selected Balance Sheet Data

	March 31,	As of December 31,
	2007	2006	2005	2004	2003	2002
Total assets	$2,111,058	$1,363,075	$5,149,477	$10,431,902	$2,988,918	$4,946,029
Total current liabilities	193,358	169,135	325,395	416,649	928,457	684,591
Total long-term debt	263,705	—	—	—	1,427,946	1,621,212
Total stockholders’ equity	1,653,995	1,193,940	4,824,082	10,015,253	352,515	1,756,326
Total liabilities and stockholders’ equity	$2,111,058	$1,363,075	$5,149,477	$10,431,902	$2,988,918	$4,946,029
Shares outstanding at period end	696,587,734	696,587,734	696,587,734	696,487,734	544,591,722	455,523,990
SUPPLEMENTARY FINANCIAL INFORMATION
     The following table presents our condensed operating results for each of the ten (10) fiscal quarters through the period ended March 31, 2007. The information for each of these quarters is unaudited. In the opinion of management, all necessary adjustments, which consist only of normal and recurring accruals, have been included to fairly present the unaudited quarterly results. This data should be read together with our consolidated financial statements and the notes thereto, and Management’s Discussions and Analysis of Financial Condition and Results of Operations.

		(in thousands)
	2007	2006				2005				2004
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Net Sales	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Costs and Expenses	819	686	954	1,025	1,252	2,135	1,074	971	1,169	1,157
Net Loss	(961)	(668)	(939)	(1,019)	(1,222)	(2,100)	(1,034)	(934)	(1,132)	(986)
Loss Per Share	$0.00	$0.01	$0.00	$0.00	$0.00	$0.01	$0.00	$0.00	$0.00	$0.00

DESCRIPTION OF BUSINESS
OVERVIEW
     We were incorporated in Delaware in July 1985 to engage in the development, production, marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose®. This drug was the forerunner of our current drug, “AVR118.” AVR118 is a complex mixture of peptides, amino acids, nucleosides, nucleotides and nucleic acid bases. We currently believe it may be employed in the treatment of conditions such as:
•	systemic symptoms such as cachexia (body wasting), loss of appetite and lethargy experienced by patients with cancer, AIDS and other diseases;

•	wound healing;

•	as an anti-inflammatory; and

•	as a palliative agent to minimize certain toxicities associated with chemotherapy or immunotherapies.
     Since our incorporation in July 1985, we have been engaged primarily in research and development activities. We have never generated material operating revenue, and as of March 31, 2007, we had incurred a cumulative net loss of approximately $73,136,000. Our ability to generate operating revenue depends upon our success in gaining approval for the commercial use and distribution of AVR118 from the Food and Drug Administration (FDA).
     Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.
CURRENT TESTING OF AVR118
Phase II Dermatological Study
     Phase II Dermatological Study. In August 2006 we received a report from the University of Miami analyzing data from a limited animal study indicating that a topical application of AVR118 accelerates the rate at which wounds heal. Although preliminary, we believed that further study was merited. In November 2006, we filed an amendment with the FDA to our existing IND to expand the use of AVR118 to include a Phase II pilot study involving topical therapy. Management believes these applications could potentially be used to treat a wide variety of common dermatologic conditions. The Phase II pilot study involves patients with common skin problems ranging from acne scars to surgical wounds, and will study how AVR118’s ability to promote tissue repair and regeneration can be put to use in the clinical setting, and analyze the efficacy of AVR118 as a topical therapy.
     In January 2007 we began the Phase II dermatological study using a topically applied spray formulation of AVR118 as a wound healing agent. The protocol for the dermatological study provides for 12-20 patients to be treated with AVR118. Total costs incurred through March 31, 2007 relating to this study were approximately $3,750.
     As of May 4, 2007 a total of seven patients have been entered into the study at two different sites. One of the sites is treating surgical wounds while the second site is recruiting patients for other dermatological applications such as micro-dermabrasion. Two surgical wound patients and five micro-dermabrasion patients have completed the study. The Company is currently reviewing the possibility of opening additional study sites to increase patient recruitment.
Phase II Cancer Study
     In February 2005, we entered into an agreement with the Biomedical Research Alliance (BRANY), as agent for a network of hospitals, pursuant to which the hospitals would conduct our Phase II clinical study to evaluate the effect of a 4.0 ml dose of AVR118 administered to patients with systemic symptoms related to advanced cancer who are not receiving chemotherapy. We experienced difficulty accruing patients for the Phase II cancer study and in December 2005, amended the protocol to permit patients undergoing third-line chemotherapy treatment to become participants in the Phase II cancer study, in order to facilitate patient accrual. In the Phase II cancer study, patients are administered

AVR118 for three weeks in order to compare treatment versus no treatment, after which the results of the study are to be analyzed. Those patients who did not receive AVR118 during the first three-week period are permitted to take the drug for the second three-week period.
     The total cost incurred through March 31, 2007 relating to the Phase II cancer study is approximately $478,000. As of March 31, 2007, only eleven patients had been enrolled in the Phase II Study. We are currently in discussions with several teaching centers to expand the study to include patients in the earlier stages of disease to determine the efficacy of AVR118 on such patients. We believe transitioning the study to such centers would not only enable us to accelerate enrollment in an expanded program where higher patient accrual rates can be achieved, but would also be a more cost-efficient method for accruing patients by eliminating a private vendor.
GOVERNMENT REGULATION
     The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as AVR118, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug (IND), application must be submitted to the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available, a manufacturer may submit a NDA to the FDA. No action can be taken to market AVR118, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.
     The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.
     In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. Central to the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase I clinical trials, which involve the administration of the drug to a small number of subjects to determine safety and tolerability. Phase II clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and Phase III clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.
     An investigator’s brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.
     After the FDA allows the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.
     When all clinical testing has been completed and the data analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.
     Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug including the following: a full description of the drug, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug made from the substance. NDAs contain lists of all components used in the manufacture of the drug and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug’s intended uses.
     The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.
     It is possible that the results of human clinical trials, if performed, will not prove that AVR118 is safe or effective in the treatment of diseases, or that the FDA will not approve the sale of AVR118 in the United States if we submitted a proper NDA. It is not known at this time how extensive the Phase II and Phase III clinical trials will be, if they are conducted. The data generated may not show that the drug AVR118 is safe and effective, and even if the data shows that AVR118 is safe and effective, obtaining approval of the NDA could take several years and require financing of amounts not presently available to us.
     In the past we have conducted and we may conduct in the future certain clinical activities outside the United States. Activities outside the United States are subject to various additional regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products imposed by foreign countries. Government regulation in certain countries may delay marketing of AVR118 for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue.

PATENTS
     Patent protection and trade secret protection are important to our business and our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. To date, we have been issued or granted 14 U.S. patents, two Australian patents and one Canadian patent. In addition, we currently have five patent applications pending with the U.S. Patent and Trademark Office (“PTO”) and 16 foreign patent applications.
     As patent applications in the United States are maintained confidentially until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that any patents will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.
     In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of 20 years from the date of first U.S. filing to which priority is claimed, irrespective of the period of time it may take for such patent to ultimately issue, subject to certain patent term adjustments that may be available in the event of certain PTO delays. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Patent Act”), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application or a “505(b)(2) New Drug Application.” The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law. In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.
     The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with AVR118. Therefore, AVR118 and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for or by us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in proceedings instituted before the PTO, other administrative body, or court in a suit or other proceeding brought against us by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

MARKETING AND SALES
     To date, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have AVR118 sold commercially anywhere in the world, and we have received no information that would lead us to believe that we will be positioned to do so, due to, among other reasons, the lack of financial resources to complete the necessary clinical trials.
     Until AVR118 is registered and approved for sale in the United States or in another developed country we will not generate any sales of AVR118. For the three months ended March 31, 2007 and the years ended December 31, 2005, 2004 and 2003, we reported no commercial sales. AVR118 is not legally available for commercial sale anywhere in the world.
     We currently produce bulk clinical trial material of AVR118 in our facility in Yonkers, New York under current Good Manufacturing Practices (cGMP) as set forth by the FDA. The FDA has not approved AVR118 for distribution or sale in the United States, nor has it approved our Yonkers, New York facility.
COMPETITION
     The pharmaceutical drug industry is highly competitive and rapidly changing. If we successfully develop AVR118, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with AVR118. We believe that a number of drugs are currently under development and will become available in the future for the treatment of cachexia (body wasting) and other similar conditions associated with cancer, HIV, and other viruses, and wound healing. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors’ products may be more effective, or more effectively marketed and sold, than AVR118. Competitive products may render AVR118 obsolete or noncompetitive before we can recover the expenses of developing and commercializing AVR118. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render AVR118 noncompetitive, obsolete or uneconomical. Many of our competitors:
•	have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products;

•	have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products; and

•	have products that have been approved or are in late stage development and operate large, well-funded research and development programs.
     Several products are currently marketed for the treatment of cachexia (body wasting) including Megace® oral suspension manufactured by Bristol-Myers Squibb and Serostim® (injectable human growth hormone) marketed by Serono Laboratories Inc.
     In the area of wound healing, Johnson & Johnson has a marketed growth factor product with the name Regranex®, and Genentech, Inc. is performing a Phase II trial in diabetic wound healing, evaluating the protein growth factor vascular endothelial cell growth factor (“VEGF”). In addition, several large well-established and well-funded companies such as Smith and Nephew sell a broad range of wound care products, including topical anti-infectives and antibiotics, as well as some advanced wound technologies, such as skin substitutes, growth factors and sophisticated delayed release silver-based dressings. There are also a large number of prescription and over-the-counter products for the prevention and treatment of infections, including topical anti-infectives, such as Betadine, silver sulfadiazine, hydrogen peroxide, Dakin’s solution and hypochlorous acid, and topical antibiotics, such as Neosporine and Bacitracin. Currently, no single anti-infective product dominates the chronic or acute wound markets because many of the products have serious limitations or tend to inhibit the wound healing process.
     Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

     If we successfully develop and obtain approval for AVR118, we will face competition based on the safety and effectiveness of AVR118, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors.
     Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business.
     If and when we obtain FDA approval for AVR118, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.
EMPLOYEES
     We have seven employees. Of these employees, two are executive officers, one is in operations, two are responsible for research, quality assurance and quality control, and two are information systems or administrative employees. Additionally, we may hire, as and when needed, and as available, such technical support staff and consultants for specific projects on a contract basis.
DESCRIPTION OF PROPERTY
     We lease 16,650 square feet for executive offices, including research laboratory space and production area at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the “Yonkers Lease”). The term of the Yonkers Lease expires in April 2008 and has an annual rental obligation of $283,000. We manufacture AVR118 exclusively at our facility in Yonkers, New York. Our Yonkers lease obligates us to pay rent for substantially more space than we require, and we are attempting to sublease all or a portion of such space. In the event we are able to sublease the entire space, we will seek to lease a substantially smaller space at a substantially reduced rent. Our Bahamian facility, which we acquired in December 1987, is located in Freeport, Bahamas and consists of an approximately 29,000 square foot site with a one-story concrete building of 7,300 square feet. We are attempting to sell the Bahamian facility.
LEGAL PROCEEDINGS
     We are not currently a party to any material litigation, nor to the knowledge of management, is any such litigation threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following information should be read in conjunction with the consolidated financial statements of Advanced Viral and the notes thereto appearing elsewhere in this filing. Statements in this Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this prospectus that are not statements of historical or current fact constitute “forward-looking statements.”
OVERVIEW
Costs Relating to Research and Development Efforts
     The costs relating to our research and development efforts for the years 2000 to 2006 and the three months ended March 31, 2007 and March 31, 2006 are presented below. Since March 31, 2006, our expenditures for research and development have decreased significantly over each subsequent quarter (from $497,000 as of March 31, 2006 to $185,900 as of March 31, 2007), primarily due to the internalization of certain research and development functions within the Company, the increased efficiencies resulting from such internalization, and the elimination of certain expenses resulting from the transition of the Phase II cancer/cachexia study, the cessation of the type 2 diabetes study, the termination of the MediVector agreement, and the implementation of more cost effective patient accrual and other procedures relating to the Phase II dermatological study.

		3 Months	3 Months ended	2000-3/31/07
	2000-2006	ended 3/31/06	3/31/07	to date
COST CATEGORY
Hospital fees
Phase I (topical)	254,246	—	—	254,246
Phase I/II (I AIDS, (Israel)	140,500	—	—	140,500
Phase I leukemia/lymphoma (Israel)	19,000	—	—	19,000
Phase I solid tumor (Israel)	8,000	—	—	8,000
Phase II cancer study (NY)	115,002	29	—	115,002
Phase I diabetes study	266,452	61,509	—	266,452
In vitro and Avian Flu	41,868	23,859	—	41,868
Anti-Inflammatory	7,542	—	—	7,542
Wound healing / Dermatological study	35,487	—	3,750	39,237
Lab fees	138,292	—	—	138,292
Insurance cost	101,679	7,750	6,709	108,388

TOTAL CLINICAL FEES	1,128,068	93,147	10,459	1,138,527

IND preparation/maintenance	286,209	—	—	286,209
CRO clinical trial management
Phase I (topical)	47,527	—	—	47,527
Phase I/II AIDS (Israel)	1,447,919	—	(6,113)	1,441,806
Argentina patient experiences	253,168	—	—	253,168
Data management & study reports	932,163	54,312	—	932,163
Clinical & Regulatory consulting	2,384,255	116,188	1,500	2,385,755

TOTAL CLINICAL/REGULATORY OPERATIONS	5,351,241	170,500	(4,613)	5,346,628

General lab supplies	1,174,047	16,303	5,659	1,179,706
Toxicology	197,135	—	—	197,135
Contracted research & development	617,368	—	—	617,368
Validation	705,249	—	—	705,249
Drug preparation and support	1,982,421	—	—	1,982,421
Salary & Facility allocations	8,111,822	217,308	174,395	8,286,217
R&D Miscellaneous Expenses	37,720	—	—	37,720

TOTAL PRECLINICAL RESEARCH & DEVELOPMENT	12,825,762	233,611	180,054	13,005,816

TOTAL RESEARCH AND DEVELOPMENT	19,305,071	497,258	185,900	19,490,971

     During 2002, the Board of Directors approved a plan to sell Advance Viral Research Ltd. (“AVR Ltd”), our Bahamian subsidiary. The decision was based upon the completion of construction on our facility in Yonkers, New York capable of providing all functions previously provided by the Freeport, Bahamas plant. The assets of AVR Ltd. have been classified on our Consolidated Balance Sheet at March 31, 2007 and December 31, 2006 as Assets held for Sale. AVR Ltd. had no liabilities as of March 31, 2007 and December 31, 2006, except inter-company payables which have been eliminated in consolidation. The operations for AVR Ltd. have been classified in the Consolidated Statements of Operations for the three months ended March 31, 2007 and March 31, 2006 as Loss from Discontinued Operations.

Going Concern
     The independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2006 includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our cash position is inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA for commercial approval, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we will be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements, which raises substantial doubt about our ability to continue as a going concern. Further, the independent registered public accounting firm’s report states that the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. No assurance can be given that debt or equity financing will be available.
RESULTS OF OPERATIONS
For the Three Months Ended March 31, 2007 vs. March 31, 2006
     For the three months ended March 31, 2007 we incurred losses from continuing operations of $957,000 vs. $1,219,000 for the three months ended March 31, 2006. Our losses were attributable primarily to:
     Research and Development Expense. Research and development expenses for the three months ended March 31, 2007 decreased 63% to $186,000 compared to $497,000 for the three months ended March 31, 2006. The change in research and development expenses primarily resulted from:
•	Research and development expenditures relating to salaries, benefits and facilities were $160,000 vs. $141,000 for the three months ended March 31, 2007 and 2006, respectively. This increase was due to a full three month salary expense for Stephen Elliston, President and CEO compared to a partial salary expense associated with Elma Hawkins, who resigned as our President and CEO in February 2006. For the three months ended March 31, 2007 and 2006, 53% and 46% of our payroll and related expenses were allocated to research and development expenses, respectively;

•	Research and development expenditures relating to consulting services provided by Elma Hawkins relating to scientific matters was $0 and $63,000 for the three months ended March 31, 2007 and 2006 respectively;

•	Clinical testing fees were $10,000 vs. $93,000 for the three months ended March 31, 2007 and 2006, respectively. The decrease for the three month period ended March 31, 2007 vs. 2006 was primarily attributable to no Phase I diabetes trial costs and Phase II cancer/cachexia trial costs, offset by the commencement of the dermatological study; and

•	Expenses associated with clinical and regulatory activities were $(4,600) and $121,000 for the three months ended March 31, 2007 and 2006, respectively. The decrease for the three months ended March 31, 2007 vs. 2006 was primarily attributable to the cessation of regulatory consulting costs and data management fees for processing the Phase II cancer/cachexia study with BRANY and Phase I diabetes study by December 31, 2006.
     General and Administrative Expense. General and administrative expense decreased 10% to $624,000 from $695,000 for the three months ended March 31, 2007 and 2006, respectively. The changes in general and administrative expenses primarily resulted from:
•	Decreased payroll and related expenses of $142,000 vs. $168,000 for the three months ended March 31, 2007 and 2006, respectively due to the elimination of the salary expense associated with Elma Hawkins, who resigned as President and CEO from the Company in February 2006, as well as the termination of three other employees during the first quarter of 2006; and

•	Professional fees increased 14% to $162,000 vs. $142,000 for the three months ended March 31, 2007 and 2006, respectively.
     Compensation and Other Expense for Options and Warrants. The Company has applied the fair value recognition provisions of FASB Statement No. 123R, Share-Based Payments, to stock-based employee compensation. In the three months ended March 31, 2007 and March 31, 2006 $45,112 and $142,684 respectively of stock-based employee compensation cost is reflected in the net loss.
     Depreciation And Amortization Expense. Depreciation and amortization expense decreased 85% to $9,000 vs. $60,000 for the three months ended March 31, 2007 and 2006, respectively.. This decrease for the comparative three month periods was due to assets acquired in prior years that were fully depreciated in 2007 and the determination that certain assets are currently not being used and may be sold.
     Interest Income (Expense). Interest income decreased 54% to $16,000 vs. $35,000 for the three months ended March 31, 2007 and 2006, respectively, as a result of decreased cash balances invested in money market accounts. Interest expense increased by $154,000 from $1,000 for the three months ended March 31, 2007 and 2006. Interest expense for 2007 was comprised of approximately $14,000 for the amortization of loan costs and $61,000 for amortization of beneficial conversion feature and $52,000 of amortization of discount on convertible debt and $26,000 interest earned relating to our $1,500,000 financing arrangement with Cornell.
     Loss from Continuing Operations. Losses from continuing operations decreased 21% to $957,000 vs. $1,219,000 for the three months ended March 31, 2007 and 2006, respectively. The change for the comparable periods was primarily due to decreases in research and development expenses.
     Loss from Discontinued Operations. Losses from discontinued operations were $3,000 vs. $3,000 for the three months ended March 31, 2007 and 2006, respectively, which losses resulted from our 99% owned Bahamian subsidiary, Advance Viral Research Ltd. held for sale. During 2002, our Board of Directors approved a plan to sell Advance Viral Research Ltd.
     Revenues. We had no revenues for the three months ended March 31, 2007 and 2006.
Year Ended December 31, 2006 Compared to Year Ended December 31, 2005
     Revenues. We generated no sales revenue for the year ended 2006 or 2005.
     Research and Development Expense. Research and development expense decreased to $1,641,000 in 2006 compared to $1,762,000 in 2005. During 2006 payroll and related expenses, clinical trial and consulting fees were lower compared to 2005 as follows:
•	Payroll and related expenses relating to research and development decreased to $427,000 for the year ended 2006 vs. $513,000 for 2005. This reduction reflects the elimination of salary expenses associated with Dr. Elma Hawkins, our former President and Chief Executive Officer who resigned from the Company in February 2006. Elma Hawkins was replaced by Stephen Elliston in May 2006 at significantly lower annual compensation. For the year ended 2006, 54% of salaries and benefits were allocated to research and development, compared to 48% in 2005.

•	Consulting fees decreased to $692,000 for the year ended 2006 vs. $784,000 for 2005. The 12% decease in 2006 from 2005 was primarily attributable to decreased payments made to MediVector ($448,000 in 2006 vs. $714,000 in 2005), offset by payments to Elma Hawkins under her consulting agreement of $153,000 in 2006 for biopharmaceutical consulting services in connection with our ongoing studies.

•	Clinical trial costs increased to $256,000 for the year ended 2006 vs. $211,000 for 2005. The 21% increase was attributable to cancer, diabetes, wound healing and anti-inflammatory studies.

     General and Administrative Expenses. General and administrative expenses remained substantially the same at $2,099,000 in 2006 compared to $2,101,000 in 2005. The change in 2006 was primarily attributable to decreased payroll expenses, insurance costs and computer costs, offset by the compensation and other expense for options and warrants, as follows:
•	Payroll and related expenses decreased to $368,000 for the year ended 2006 vs. $566,000 for the year ended 2005 primarily due to the resignation of Dr. Hawkins in February 2006 and the appointment of Stephen Elliston as the President and CEO at lower annual compensation. This compares to 2005 which included a higher salary and a significant bonus for Elma Hawkins. In addition, for the year ended 2006, 46% of salaries and benefits were allocated to general and administrative expense, compared to 52% in 2005 due to additional concentration of research and development on ongoing clinical trails.

•	Benefit and insurance costs decreased to $380,000 in 2006 vs. $435,000 in 2005. The decrease in 2006 was primarily attributable to decreased director and officer insurance costs in 2006 of $255,000 vs. $288,000 in 2005, with additional savings in medical and general liability insurance.

•	Compensation expense and other expenses for options and warrants increased 100% to $217,000 in 2006 from $0 in 2005. The compensation expense for 2006 was attributable to the implementation of FAS 123, which requires the recognition of the fair value of options granted to employees previously recognized as a pro-forma adjustment. Starting in 2006 these expenses for vested stock options granted prior to 2006 are reflected as an expense.
     Depreciation and Amortization Expense. Depreciation and amortization expense decreased 56% to $177,000 in 2006 from $405,000 in 2005 due to a majority of our assets reaching their useful lives.
     Asset Impairment Charges. In 2005 we recognized an asset impairment charge relating to patents of $1,081,000 relating to previously capitalized patent costs.
     Interest Income. Interest income decreased 43% to $99,000 in 2006 from $175,000 in 2005. The decrease in interest income resulted from our decreased cash balances invested in money market and overnight banking obligations.
     Loss from Continuing Operations. Losses from continuing operations decreased 26% to $3,824,000 in 2006 from $5,181,000 in 2005. The decrease from 2006 to 2005 resulted primarily from reductions in research and development, general and administrative and depreciation expenses in 2006 compared to 2005.
Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
     Revenues. We generated no sales revenue for the year ended 2005 or 2004.
     Research And Development Expense. Research and development expense remained essentially unchanged at $1,762,000 in 2005 compared to $1,769,000 in 2004. During 2005 payroll and related expenses related to research and development were lower compared to 2004 but these decreases were substantially offset by increased clinical trial and consulting fees, as follows:
•	Payroll and related expenses relating to research and development decreased to $513,000 for the year ended 2005 vs. $912,000 for 2004. This reduction reflects the elimination of salary expense associated with Dr. Shalom Hirschman, who left the Company at the end of 2004, and a reduced year-end bonus for 2005 to our former President and Chief Executive Officer, Dr. Elma Hawkins. For the year ended 2005, 48% of salaries and benefits were allocated to research and development, compared to 56% in 2004.

•	Consulting fees increased to $1,006,000 for the year ended 2005 vs. $862,000 for 2004. The 17% increase in 2005 from 2004 was primarily attributable to increased payments made to MediVector ($714,000 in 2005 vs. $595,000 in 2004) for biopharmaceutical consulting services in connection with our ongoing studies.

•	Laboratory supplies expense increased to $57,000 in 2005 vs. $17,000 in 2004.

     General and Administrative Expenses. General and administrative expenses decreased 11% to $2,101,000 in 2005 from $2,359,000 in 2004. The decrease in 2005 was primarily attributable to decreased payroll expenses, decreased insurance costs and computer costs.
•	Payroll and related expenses decreased to $566,000 for the year ended 2005 vs. $703,000 for the year ended 2004 primarily due to a decrease in bonuses paid to Dr. Hawkins in 2005 compared to 2004 ($103,000), and decreased payroll expense as a result of the resignation of our Chief Financial Officer in 2004 ($58,000). In addition, for the year ended 2005, 52% of salaries and benefits were allocated to general and administrative expense, compared to 44% in 2004.

•	Benefit and insurance costs decreased to $435,000 in 2005 vs. $486,000 in 2004. The decrease in 2005 was primarily attributable to decreased D&O insurance costs in 2005 of $288,000 vs. $312,000 in 2004, with additional savings in medical and general liability insurance.

•	Computer costs decreased to $32,000 in 2005 vs. $57,000 in 2004 primarily attributable to the decreases in computer leasing and maintenance costs.
     Cost in Connection with Settlement of Distribution Agreement. Under the terms of a termination and release agreement with DCT entered in February 2004, warrants for five million shares of our common stock were issued. The fair value of these warrants was estimated to be $687,000 for 2004.
     Depreciation and Amortization Expense. Depreciation and amortization expense decreased 56% to $405,000 in 2005 from $929,000 in 2004. Amortization expense decreased to $38,000 in 2005 from $120,000 in 2004 resulting primarily from a change in the useful life of patents.
     Asset Impairment Charges. We recognized an asset impairment charge for our patents and patents pending in 2005 of $1,081,000. In 2004 and 2003 we did not recognize any impairment charges.
     Interest Expense. Interest expense decreased 99% to $6,000 in 2005 from $687,000 in 2004. The decrease was primarily attributable to decreased interest expense associated with convertible debentures, the beneficial conversion feature on the debentures and amortization of warrant costs. Included in interest expense for these periods was:
•	the beneficial conversion feature on convertible debentures of $0 and $431,000 for the years ended 2005 and 2004, respectively;

•	amortization of loan costs relating to the issuance of convertible debentures of $0 and $232,000 for the years ended 2005 and 2004, respectively; and

•	interest expense associated with convertible debentures of $0 and $16,000 for the years ended 2005 and 2004, respectively.
     Interest Income. Interest income increased 50% to $175,000 in 2005 from $117,000 in 2004. The increase in interest income resulted from our increased cash balances invested in money market and overnight banking obligations.
     Loss from Continuing Operations. Losses from continuing operations decreased 18% to $5,181,000 in 2005 from $6,315,000 in 2004. The decrease from 2005 to 2004 resulted primarily from reductions in non-cash expenses items in 2005 compared to 2004 including non-cash expenses related to the termination of a distribution agreement, beneficial conversion feature on convertible debentures including amortization of loan costs offset by higher depreciation and amortization expense. This was offset by the recognition of an impairment charge on patents of $1,081,000.
     Loss/Income from Discontinued Operations. Losses from discontinued operations in 2005 were $20,000, compared to income received from discontinued operations of $101,000 in 2004. We derived income from our discontinued operations because of an insurance recovery of $132,000 related to hurricane damage sustained at our Freeport, Bahamas facility in 2004.

Off-Balance Sheet Arrangements
     We do not have any off-balance sheet transactions, arrangements or obligations (including contingent obligations) that would have a material effect on our financial results.
LIQUIDITY
     Our cash requirements to date have been satisfied by the sale of our securities. We have no other access to capital and our ability to raise additional capital is severely limited by the number of shares of common stock available for issuance.
March 31, 2007 vs. December 31, 2006
     We had current assets of $1,692,000 as of March 31, 2007 compared to $1,102,000 as of December 31, 2006. We had total assets of $2,111,000 at March 31, 2007 compared to $1,363,000 at December 31, 2006. The increase in current and total assets was primarily attributable to the receipt of cash of $1,325,000 relating to the $1,500,000 financing which was used to fund current operations. We had current liabilities of $193,000 as of March 31, 2007, compared to $169,000 as of December 31, 2006. We had long term debt of $263,000 as of March 31, 2007 compared to $0 as of December 31, 2006. This debt represents Convertible Debentures and earned interest of $1,526,000 offset by deferred discount on the Debentures of $1,263,000 relating to the financing with Cornell during the first three months ended March 31, 2007.
     During the three months ended March 31, 2007 we used cash of $834,000 for operating activities, compared to $1,008,000 during the three months ended March 31, 2006. During the three months ended March 31, 2007, our expenses included:
•	$200,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

•	$160,000 for other professional and consulting fees

•	$102,000 for rent and utilities for our Yonkers facility; and

•	$94,000 in proxy costs.

•	$92,000 for insurance costs;

•	$17,000 for expenditures for AVR118 research;
     During the three months ended March 31, 2007, we used $2,000 for investment activities, compared to $0 during the three months ended March 31, 2006 related to equipment purchases.
     $1,324,000 in net funds were provided by financing activities for the three months ended March 31, 2007 in connection with the issuance and sale of convertible debentures in the aggregate principal amount of $1,500,000 compared to $0 provided for the three months ended March 31, 2006. See “Capital Resources.”
Years Ended December 31, 2006 and 2005
     As of December 31, 2006, we had current assets of $1,102,000 compared to $4,737,000 at December 31, 2005. We had total assets of $1,363,000 and $5,149,000 at December 31, 2006 and 2005, respectively. Current assets decreased by $3,635,000 due to a decrease in cash and cash equivalents used in operations. Total assets decreased due to a decrease in cash and cash equivalents and by depreciation of fixed assets

     During 2006, we used cash of $3,555,000 for operating activities, as compared to $3,794,000 in 2005. During 2006, we incurred expenses of:
•	$1,045,000 in expenditures on AVR118 research and clinical testing;

•	$795,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

•	$380,000 for insurance and $563,000 for consulting and other professional fees;

•	$382,000 for rent and utilities for our Yonkers facility; and

•	$97,000 in public relations and recruiting fees.
     During 2006, funds used for investment activities were $19,000 compared to $200,000 in 2005, which decrease resulted primarily from capitalized patent costs of $0 in 2006 vs. $152,000 in 2005, and $19,000 incurred in 2006 for the acquisition of property plant and equipment compared to $48,000 in 2005.
     During 2006, funds used by financing activities were $0. During 2005, funds provided by financing activities were $9,000 representing proceeds received from the exercise of stock options.

Contractual Obligations and Commitments
     The following table sets forth a summary of our contractual obligations as of December 31, 2006:
Total Contractual Obligations Table

		Payments Due By Period
		Less Than			More Than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Long-term debt obligations	$1,500,000	$0	$1,500,000	$0	$0
Capital lease obligations	$0	$0	$0	$0	$0
Notes payable	$0	$0	$0	$0	$0
Operating lease obligations	$377,400	$283,050	$94,350	$0	$0
Employment agreement (CEO)	$100,962	$100,962	$0	$0	$0
Purchase obligations (1)	$0	$0	$0	$0	$0
Other long-term liabilities reflected on the registrant’s balance sheet under GAAP	$0	$0	$0	$0	$0

Total	$1,978,362	$384,012	$1,594,350	$0	$0

(1)	Does not include research and development agreements pursuant to which fees are incurred as services are requested.
CAPITAL RESOURCES
January 2007 Private Placement
     On January 1, 2007, pursuant to a securities purchase agreement, we sold to Cornell $1,500,000 principal amount of our 9% secured convertible debentures, due January 1, 2010, along with warrants to purchase an aggregate of 48,076,923 shares of our common stock, which are exercisable through January 1, 2012 at an exercise price equal to $0.0312 or as may be adjusted from time to time pursuant to the terms thereof (the “Cornell Agreement”). In connection the issuance and sale of the debentures and warrants pursuant to the Cornell Agreement, we relied upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933.
     The convertible debentures have a term of three years, accrue interest at 9% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.0312 per share, or (b) an amount equal to 95% of the lowest volume weighted average price of our common stock for the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP.
     Cornell acquired $1,000,000 principal amount of the debentures upon the first closing under the Cornell Agreement on January 5, 2007, and the remaining $500,000 principal amount of the debentures on February 16, 2007. On February 12, 2007, we filed a registration statement on Form S-1 to register the resale of the shares issuable upon conversion or exercise of these securities, which has not yet been declared effective.
     Pursuant to the Cornell Agreement, we paid Yorkville Advisors LLC, the general partner of Cornell, cash compensation equal to 10% of the gross proceeds of the debentures purchased by Cornell as well as a $20,000 structuring fee and a $10,000 due diligence fee. In connection with the first closing of $1,000,000 principal amount of debentures, we paid $125,000 to Yorkville ($5,000 of the due diligence fee was previously paid), and received net proceeds of $875,000 on January 5, 2007. In connection with the second closing of $500,000 principal amount of debentures, we paid an additional $50,000 to Yorkville, and received net proceeds of $450,000 on February 16, 2007. We used the net proceeds for working capital purposes. In addition, Cornell has agreed to purchase up to an additional $750,000 of debentures upon the satisfaction of certain conditions, including (i) our enrollment of the first patient in our Phase II dermatological study, (ii) the registration statement being declared effective by the SEC, and the execution of similar transaction documents on terms mutually agreed upon by the parties.
     Under the terms of the debentures and warrants, Cornell may not convert the debentures or exercise the warrants if following such conversion or exercise Cornell, together with its affiliates, would beneficially own more than 4.99% of our then outstanding shares of common stock (not counting the shares issuable upon conversion of the debentures and warrants remaining to be converted or exercised). However, Cornell may waive this limitation upon not less than 65 days prior written notice to us. As of the date hereof, we have not received any written notice that Cornell will waive the 4.99% ownership after the 65-day limitation period. Subject to certain exceptions, at our option, we may redeem a portion or the entire amount of outstanding debentures at a price equal to 115% of the amount redeemed plus accrued interest.
     Our obligations under the Cornell Agreement, the debentures and the ancillary documents entered into in connection therewith are secured by a first priority security interest in all of our assets. This security interest expires upon the earlier to occur of (i) $500,000 or less principal amount of the debentures remains outstanding; (ii) we receive $3,000,000 of capital, in any form other than through the issuance of free-trading shares of common stock, from sources other than Cornell, which is utilized to either repay the debentures in full, or reduce the outstanding principal amount of the debentures to $500,000; or (iii) the satisfaction of our obligations under the agreement, the debentures and the ancillary documents entered into in connection therewith.
     Pursuant to the Cornell Agreement, we filed this registration statement registering the resale of all shares of common stock that may be issued to Cornell upon the conversion of the debentures or exercise of the warrants. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures. We are required to pay to Cornell liquidated damages of 2% of the aggregate purchase price of the liquidated value of the debentures for each 30-day period if any of the following events occurs and during the period such event is continuing: (i) we fail to file with the Securities and Exchange Commission the registration statement on or before the 60th day after January 1, 2007; (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before May 1, 2007; or (iii) after the effective date of the registration, sales cannot be made pursuant to the registration statement (whether because of a failure to keep the registration statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the registration statement, failure to register sufficient shares of common stock or otherwise). Such payments must be made within three business days of demand therefore. Any liquidated damages begin accruing on the date of any such failure. The registration statement has not yet been declared effective by the SEC. To date, we have not received a demand for payment from Cornell.
Stock Incentive Plan/Stock Option Awards
     Our Advanced Viral Research Corp. 2007 Stock Incentive Plan (the “2007 Plan”) was approved by our stockholders at a special meeting of stockholders on March 21, 2007. The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock awards, restricted stock units, performance shares, performance units and other stock-based awards to employees, including officers, non-employee directors and consultants options to purchase common shares of the company at an exercise or stock price based on the market value of the shares on the date of grant. A maximum aggregate of 100,000,000 shares of common stock may be issued pursuant to stock options, rights or awards granted under the 2007 Plan. The 2007 Plan will terminate in March 2017 unless it is terminated earlier in accordance with the terms thereof.
     On May 14, 2007, we granted stock options to purchase an aggregate of 10,675,000 shares of our common stock under the 2007 Plan at an exercise price of $0.05 for a period of ten years to members of our Board of Directors in consideration for their service on the Board. One-fourth of the option shares are exercisable every 90 days commencing on May 14, 2007 through the expiration date. In addition, on May 14, 2007 in connection with the new employment agreement with Mr. Elliston, our President and Chief Executive Officer (described below), we granted Mr. Elliston an option to purchase an aggregate of 40,000,000 shares of our common stock under the 2007 Plan. The option vests monthly in increments of 666,667 shares, and is exercisable at prices ranging from $0.05 to $0.08 per option share for a period of five years from the applicable vesting date. The stock options described above were issued pursuant to the 2007 Plan in reliance upon the exemption provided by Rule 701 promulgated under the Securities Act of 1933.
     We have been and continue to be dependent upon the proceeds from the continued sale of securities for the funds required to continue operations and to fund further research and development activities. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. No assurance can be given that the Company will be able to sustain its operations until FDA approval of AVR118 for commercial sale is granted or that any approval will ever be granted. Management is currently seeking equity and debt financing, and exploring the sale of certain assets.

Outstanding Securities
     In March 2007 we amended and restated our Certificate of Incorporation to (i) increase the number of authorized shares of our common stock to 2 billion shares; (ii) authorize the issuance of up to 50 million shares of blank check preferred stock; and (iii) make certain conforming amendments to the headings, terminology and numbering of the provisions therein.
     In addition to the 696,587,734 shares of our common stock outstanding as of May 14, 2007, we have reserved for issuance approximately 312.5 million shares upon the conversion or exercise of currently outstanding convertible debentures, stock options and warrants. If all of the foregoing securities were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $27.3 million, and we would have approximately 1.0 billion shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.
Projected Expenses
     Our cash requirements to date have been satisfied by the sale of our securities. During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for AVR118. We currently do not have cash availability to meet such anticipated expenditures. We anticipate that we can continue operations through December 2007 with our current liquid assets, if no stock options or warrants are exercised, nor additional securities sold. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain.
     To complete the full range of testing necessary to commercially offer AVR118, we will need substantially more capital. We have been and continue to be dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. No assurance can be given that the Company will be able to sustain its operations until FDA approval of AVR118 for commercial sale is granted or that any approval will ever be granted. Management is currently seeking equity and debt financing, and exploring the sale of certain assets.
     The independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2006 includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our cash position is inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA for commercial approval, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we will be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements, which raises substantial doubt about our ability to continue as a going concern. Further, the independent registered public accounting firm’s report states that the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     Any proceeds received from the exercise of outstanding options or warrants will contribute to working capital and increase our budget for research and development and clinical trials and testing, assuming AVR118 receives subsequent approvals to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been below the exercise prices of certain of our outstanding options or warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options or warrants is exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to materially limit or suspend operations.

CRITICAL ACCOUNTING POLICIES
     Recent Accounting Pronouncements.
     In September 2006, the SEC issued Staff Accounting Bulleting (SAB) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 provides interpretive guidance on how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in the current year financial statements. SAB No. 108 requires registrants to quantify misstatements using both an income statement and balance sheet approach and evaluate whether either approach results in a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. If prior year errors that have been previously considered immaterial now are considered material based on either approach, no restatement is required so long as management properly applied its previous approach and all relevant facts and circumstances were considered. If prior years are not restated, the cumulative effect adjustment is recorded in opening accumulated earnings as of the beginning of the fiscal year of adoption. We have reviewed, and implemented, the provisions of SAB No. 108 as of December 31, 2006, and have determined that it did not have a material impact on our financial statements.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under SFAS No. 157, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. Management believes the adoption of this pronouncement will not have a material impact on our consolidated financial statements.
     In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the statement of financial condition; and provides transition and interim-period guidance, among other provisions. The provisions of FIN 48 are effective as of the beginning of our first fiscal year that begins after December 15, 2006. Management is currently evaluating the impact of the adoption of this pronouncement; however, it is not expected to have a material impact on our consolidated financial position, results of operation or cash flows.
     In March 2006, the FASB issued FASB Staff Position No. FAS 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140 (“FAS 156”). FAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value and requires additional disclosures and separate presentation in the statement of financial position of the carrying amounts of servicing assets and servicing liabilities that an entity elects to subsequently measure at fair value to address concerns about comparability that may result from the use of elective measurement methods. The provisions of this FASB Staff Position are effective as of the beginning of our first fiscal year that begins after September 15, 2006. Management believes the adoption of this pronouncement will not have a material impact on our consolidated financial statements.
     In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, and eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity (SPE) may hold. The statement is effective for fiscal years beginning after September 15, 2006. We do not believe this standard will have a material effect on our financial position or results of operations.
     In May 2005, the FASB issued SFAS No. 154, “Accounting for Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3” SFAS 154 applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle. This statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard did not have a material impact on our financial condition, results of operations, or liquidity.

     In March 2005, the FASB issued Interpretation No. 47 (“FIN 47), “Accounting for Conditional Asset Retirement Obligations”, an interpretation of FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” The interpretation clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of fiscal years ending after December 15, 2005. The adoption of this standard did not have a material impact on our financial position, cash flows and results of operations.
     In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”. This statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and amends SFAS No. 95, “Statement of Cash Flows.” The statement eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS No. 123, which generally resulted in no compensation expense recorded in financial statements related to the issuance of equity awards to employees. The statement also requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. It establishes fair value as the measurement objective in accounting for share-based payment arrangements and generally requires all companies to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees. We adopted SFAS No. 123R effective January 1, 2006, using a modified version of prospective application in accordance with the statement. This application requires us to record compensation expense for all awards granted to employees and directors after the adoption date and for the unvested portion of awards that are outstanding at the date of adoption.
     In November 2004, the FASB issued SFAS No. 151, “Inventory Costs — An Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 requires all companies to recognize a current-period charge for abnormal amounts of idle facility expense, freight, handling costs and wasted materials. This statement also requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for fiscal years beginning after June 15, 2005. The adoption of this standard did not have a material effect on our consolidated financial statements.
CHANGES OR DISAGREEMENTS WITH ACCOUNTANTS
     There have been no changes to, or disagreements with, our accountants, Rachlin Cohen & Holtz LLP, during the past two fiscal years.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.
     We do not own any securities or instruments subject to market risk for which disclosure is required.

MANAGEMENT
DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES
     The following table sets forth certain information concerning our executive directors, executive officers and key employees as of May 21, 2007:

Name	Age	Position
Stephen M. Elliston	56	President and Chief Executive Officer, Director
Eli Wilner (1)	51	Chairman of the Board
Angelo S. Botter (2)	60	Director
Roy S. Walzer (1) (2)	59	Director
Martin Bookman	63	Acting Chief Financial Officer, Secretary

(1)	Member of our compensation committee. Mr. Wilner is the chairman of the committee.

(2)	Member of our audit committee. Mr. Walzer is the chairman of the committee.
     The following is certain summary information with respect to our directors and executive officers. There are no family relationships between or among the directors and executive officers. None of our directors or executive officers is a director of any other company that files reports with the SEC. None of our directors have been involved in any bankruptcy or criminal proceeding (excluding traffic or other minor offenses), nor has any director been enjoined from engaging in any business.
     Stephen M. Elliston has been our President, Chief Executive Officer and a member of our board of directors since May 2006. From 2003 until May 15, 2006, Mr. Elliston’s company, The Elliston Group, Inc., a North Carolina corporation of which he is the President and sole stockholder, provided consulting services to pharmaceutical/biotechnology startup companies or organizations, including the Baylor Institute for Immunological Research and the McGill Cancer Center. From 2001 to 2003, Mr. Elliston was the Vice President Business Development and Managing Director of Europe for Argos Therapeutics, Inc. (formerly known as Merix Bioscience, Inc.), a biopharmaceutical company which develops dendritic cell-based vaccines used in the areas of oncology, infectious diseases, autoimmune disorders and transplantation.
     Eli Wilner, the Chairman of the board of directors, has been a director since December 2001, Chairman of the Board since May 2002, President and Chief Executive Officer from August 2003 to February 2004 and from February 2006 to May 2006 and Secretary from August 2003 through June 2006. He is the founder and CEO of Eli Wilner & Company, a New York City art gallery established in 1983, and is also a leading frame dealer, restorer, collector and published author. Mr. Wilner was a Bryant Fellows Member of the Metropolitan Museum of Art in New York City from 1990 to 2000 and since 1990 has been a member of the Forum and Director’s Circle of the National Museum of American Art in Washington, D.C.
     Angelo S. Botter has been a director since May 2006. Mr. Botter was Senior Executive Director, Pharmaceutical Division of Abbott Laboratories, Canada from March 1994 until March 2005. During his tenure with Abbott, Mr. Botter assisted with the launch of several products in the HIV, anti-infective, gastroenterology, cancer therapy, immunology and cardiovascular fields.
     Roy S. Walzer, a director since June 2002, has been the President of the private investment firms Litchfield Partners, Ltd. since 1987 and the Managing Partner of Litchfield Partners I since 1999, which firms invest in pharmaceuticals, biotech and technology companies. Prior to founding Litchfield Partners, Mr. Walzer served as Executive Vice President and General Counsel with Sealy Connecticut from 1976 to 1986.
     Martin Bookman has been Acting CFO since April 2004. Mr. Bookman was our assistant controller from March 2001 to April 2004. From August 2000 to March 2001 Mr. Bookman was a senior consultant for Prodigy Communications, Inc. From August 1997 to August 2000 Mr. Bookman was manager of policies and procedures and assistant controller for Murray Feiss Import Corp.

BOARD OF DIRECTORS
Board Composition
     Our certificate of incorporation and bylaws provide that the authorized number of directors may be increased or decreased by action of the stockholders or of the board of directors. Directors are elected at annual meetings of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Our bylaws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of stockholders and the due election and qualification of his successor. We have not had an annual meeting of stockholders for the purpose of electing directors since 1987.
Director Independence
     Our board of directors has reviewed the materiality of any relationship that each of our directors has with Advanced Viral, either directly or indirectly. Based on this review, the board has determined that the following directors are “independent directors” as defined under the rules promulgated by the SEC: Messrs. Botter, Wilner, and Walzer.
Director Compensation Policy
     We do not currently pay directors for their attendance at meetings of the board of directors or committee meetings. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at meetings and have, in the past, been granted stock options for their service on the Board and its committees.
Committees of the Board of Directors
     Our board of directors has an audit committee and a compensation committee, each of which has the composition and responsibilities described below.
     Audit Committee. Our audit committee is composed of Messrs. Botter and Walzer (chairman). All members of the audit committee satisfy the current independence standards promulgated by the SEC, as such standards apply specifically to members of audit committees. Our audit committee is responsible for selecting our independent auditors, reviewing our accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on our financial statements following the completion of each audit. In addition, the Board of Directors has determined that Mr. Walzer possesses the level of financial literacy required by applicable laws and regulations and that Mr. Walzer is an “audit committee financial expert” within the meaning of the regulations promulgated by the SEC.
     Compensation Committee. Our compensation committee is composed of Messrs. Wilner (chairman) and Walzer. All members of the compensation committee qualify as independent under the current definition in the rules promulgated by the SEC. Our compensation committee is responsible for reviewing the compensation arrangements in effect for our executive officers and directors.
     Nominations for the Election of Directors. Currently we do not have a nominating committee. Instead, nominations for the election of directors have been handled by the full board of directors, which permits all directors to participate in the process. Due to the small size of the Company and our board of directors, we believe that this is appropriate. In identifying and evaluating candidates to be nominated as directors, the board seeks individuals with stated relevant experience that can add to the ability of the board to fulfill its fiduciary obligations and its stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to our affairs. As a small company, we have generally used an informal process to identify and evaluate director candidates. We have encouraged both independent directors and directors that are not independent to identify nominees for the board of directors. We have not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates. We will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to our Chief Executive Officer who will then forward such information to our directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by our directors and executive officers, we have never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of our voting common stock.

Compensation Committee Interlocks and Insider Participation
     Our compensation committee is composed of Messrs. Walzer and Wilner. No member of our compensation committee has at any time been an employee of ours. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Codes of Conduct and Ethics
     Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws.
Stockholder Communications
     Stockholders may communicate with our board of directors or one or more directors by sending a letter addressed to our board or to any one or more directors in care of our Corporate Secretary, Advanced Viral Research Corp., 200 Corporate Boulevard South, Yonkers, New York 10701, in an envelope clearly marked “Stockholder Communication.” Our Corporate Secretary will forward such correspondence unopened to the members of our audit committee or another independent director as the board of directors may specify from time to time, unless the envelope specifies that it should be delivered to another director. If multiple communications are received on a similar topic, our Corporate Secretary may, in his or her discretion, forward only representative correspondence.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
     While our primary objective with respect to executive compensation is to attract, retain, and motivate the best possible executive talent, we have been materially limited in our ability to attract executive talent given our severely limited resources. While we have, in the past, granted stock options as a means to attract and provide equity incentives to executives, no options were granted from January 2005 through May 13, 2007 because until March 2007, we did not have sufficient authorized but unissued shares to do so. Our Chief Executive Officer and President, Stephen Elliston has been serving as our President and Chief Executive Officer since May 2006 pursuant to a written employment agreement, and our Acting Chief Financial Officer, Martin Bookman has been serving us in this capacity since April 2004 with no written employment agreement. If funds become available, of which there is no assurance, we may expand our executive management team to include a scientific officer and business development officer.
     In connection with setting Mr. Elliston’s and Mr. Bookman’s compensation, we were primarily driven by what we could afford to pay but we did, to a very limited extent, review summaries of publicly available compensation data for small companies in the biopharmaceutical industry. We were limited, however, in what we could afford to pay given our extremely low cash reserves and our desire to preserve as much cash as possible for clinical trial expenditures. Although we considered it, due to our limited resources, we did not and do not intend to engage consultants to help us analyze this data or to compare our executive compensation levels with the practices of the companies represented in the compensation data we reviewed.
     The factors we considered in determining the compensation levels of Messrs: Elliston and Bookman included:
•	Their respective background and circumstances, including training and prior relevant work experience;

•	Their respective role with us and responsibility level; and
     Our compensation committee annually reviews the compensation of our current management and sets performance goals for management. In connection with its annual review of compensation, our compensation committee receives information regarding corporate goals which information is initially proposed by management, but no goals are established unless approved by our board of directors. We generally target the achievement of specific research, clinical, regulatory, and operational milestones as goals. Our compensation committee may award annual salary increases, annual bonuses, and annual equity incentives based on the achievement of performance goals.

Compensation Components
     The components of our compensation packages to our executive team are as follows:
     Base Salary. Base salaries for our executives are established based on (i) the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and (ii) the overall market demand for such executives at the time of hire, balanced against what we can afford to pay. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.
     Base salaries are reviewed annually and increased for merit reasons, based on the executive’s success in meeting or exceeding established goals. Although we have never done so, our compensation committee also may increase salaries if necessary to meet market levels for the same position, if we identify significant market changes. Additionally, we have in the past and will continue to do so in the future, adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.
     Annual Bonus. Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain other employees. The amount of the cash bonus depends on the level of achievement of the stated performance goals, with a target bonus generally set as a percentage of base salary. As provided in his employment agreement, Mr. Elliston, our Chief Executive Officer is eligible for an annual performance-based bonus, the amount of which, if any, is determined by the board of directors or the compensation committee in their sole discretion.
     Stock option awards/equity incentives. Our 2007 Stock Incentive Plan was approved by our stockholders at our Special Stockholders Meeting held on March 21, 2007. We have, in the past, granted stock options to executives as well as to members of the board. No stock options were granted from January 2005 through May 13, 2007 because until recently we lacked sufficient authorized but unissued shares to do so. At our special stockholders meeting held on March 21, 2007, in addition to our Stock Incentive Plan, our stockholders approved an amendment to our certificate of incorporation to increase our authorized common shares to two billion shares, and as a result, on May 14, 2007, we granted stock options to purchase an aggregate of 10,675,000 shares of our common stock under the 2007 Plan at an exercise price of $0.05 for a period of ten years to members of our Board of Directors in consideration for their service on the Board. One-fourth of the option shares are exercisable every 90 days commencing on May 14, 2007 through the expiration date. In addition, on May 14, 2007 in connection with the new employment agreement with Mr. Elliston, our President and Chief Executive Officer, we granted Mr. Elliston an option to purchase an aggregate of 40,000,000 shares of our common stock under the 2007 Plan. The option vests monthly in increments of 666,667 shares, and is exercisable at prices ranging from $0.05 to $0.08 per option share for a period of five years from the applicable vesting date. We may grant stock options or other equity incentives to our executives, other employees and directors in the future. Our compensation committee believes that equity incentives provide a strong link to long-term corporate performance and the creation of stockholder value. Guidelines for the number of stock option awards granted to each executive officer and/or board member will be determined using a procedure approved by the compensation committee based upon several factors, including the executive officer’s performance and the value of the stock option at the time of grant. As a result, grants may be made following a significant change in job responsibility or in recognition of a significant achievement. In addition, in prior years, the compensation committee approved the awarding of an initial grant of stock options at the time of hire to attract talented executive officers. We typically grant all stock options at the fair market value of the underlying stock on the date of grant, although the stock options granted in May 2007 had exercise prices above the fair market value of the underlying stock on the date of the grant.
     Other Elements of Compensation and Perquisites. We maintain benefits that are provided to all employees, including health insurance, disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we have , in the past, utilized cash signing bonuses when certain executives joined us. Whether a signing bonus is paid, and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. We also reimburse our Chief Executive Officer for commuting costs for travel from his residence in North Carolina to our offices in Yonkers, New York. Our board of directors and compensation committee believe that these payments facilitate the Chief Executive Officer’s travel between North Carolina and New York, where our Chief Executive Officer is required to conduct significant business activities on behalf of the Company.
Termination Based Compensation
     Under his employment agreement, upon termination of his employment for reasons other than cause, disability or death, Mr. Elliston is entitled to his base salary for the remainder of the term, payable in accordance with our normal payroll practices, and all applicable reimbursements due. In setting the term of this severance arrangement, the compensation committee recognized that executives, especially highly ranked executives, often face challenges securing new employment following termination. We believe that Mr. Elliston’s severance package is generally in line with severance packages offered to chief executive officers of the companies of similar size to us represented in the summary compensation data we reviewed.

     We do not expect to review compensation policies for compensating our executive officers during 2007. We believe that our compensation policies will remain relatively consistent with historical practice and that these policies will continue to be focused on the compensation committee’s objectives listed above.
SUMMARY COMPENSATION TABLE
     The following table sets forth information regarding the compensation paid, distributed, or accrued for services rendered by our principal executive officer, our principal financial officer and our other executive officers whose total salary and bonus exceeded $100,000 (collectively, the “Named Executives ”) for services rendered in all capacities to us during the years indicated.

							Change in Pension
							Value and
							Non-Qualified
							Deferred
						Non-Equity Plan	Compensation	All Other
Name and		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Stephen Elliston (1)	2006	149,308	—	—	—	—	—	12,753	162,061
	2005	—	—	—	—	—	—	—	—
	2004	—	—	—	—	—	—	—	—
Elma Hawkins (2)	2006	67,308	—	—	128,314	—	—	1,905	197,527
	2005	350,000	87,000	—	1,171,213	—	—	22,495	1,280,708
	2004	300,278	225,000	—	1,045,364	—	—	22,214	1,592,856
Eli Wilner (3)	2006	—	—	—	145,497	—	—	—	145,497
	2005	—	—	—	509,537	—	—	—	509,537
	2004	—	—	—	137,525	—	—	—	137,525
Shalom Hirschman MD (4)	2006	—	—	—	—	—	—	—	—
	2005	—	—	—	—	—	—	—	—
	2004	361,000	$50,000	—	—	—	—	34,133	445,133
Martin Bookman (5)	2006	95,107	—	—	20,052	—	—	15,879	131,038
	2005	87,692	—	—	20,052	—	—	15,160	122,904
	2004	80,000	—	—	5,759	—	—	9,971	95,730
Alan Gallantar (6)	2006	—	—	—	—	—	—	—	—
	2005	—	—	—	—	—	—	—	—
	2004	66,923	—	—	—	—	—	$1,750	68,673

(1)	Mr. Elliston has been President and CEO since May 2006.

(2)	Dr. Hawkins was President and CEO from February 2004 to February 2006. Dr. Hawkins received a signing bonus of $50,000 upon the commencement of her employment in February 2004, a bonus of $175,000 paid in February 2005 for the year 2004, and a bonus of $87,500 for 2005 which was paid in three installments of $29,166.66 in February, March and April 2006. All Other Compensation for Dr. Hawkins included medical insurance premiums paid by Advanced Viral on her behalf, and the aggregate incremental cost to Advanced Viral of Dr. Hawkins’ travel expenses.

(3)	Mr. Wilner was President and CEO from August 2003 to February 2004 and Interim President and CEO from February to May 2006.

(4)	Dr. Hirschman was Chief Scientist from August 2003 until December 2004, and was President and CEO from October 1996 until August 2003. Other Annual Compensation for Dr. Hirschman included medical insurance premiums paid by Advanced Viral on his behalf, and aggregate incremental cost to Advanced Viral of Dr. Hirschman’s automobile lease, gas, oil, repairs and maintenance.

(5)	Mr. Bookman has been Acting CFO since April 2004.

(6)	Mr. Gallantar was CFO from October 1999 to April 2004. Other Annual Compensation for Mr. Gallantar includes an automobile allowance of $500 per month.

GRANT OF PLAN-BASED AWARDS
     There were no grants of plan-based awards or any other securities to Named Executives during the fiscal year ended December 31, 2006.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2006)

			Equity
			Incentive
			Plan Awards:						Equity Incentive
	Number of	Number of	Number of					Equity Incentive	Plan Awards: Market
	Securities	Securities	Securities					Plan Awards: Number	Payout Value of
	Underlying	Underlying	Underlying				Market Value of	of Unearned Shares,	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option		Number of Shares or	Shares or Units of	Units or Other	Units or Other
	Options	Options	Unearned	Exercise	Option	Units of Stock that	Stock that have not	Rights that have	Rights that have
	(#)	(#)	Options	Price	Expiration	have not Vested	Vested	not Vested	not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Eli Wilner	10,000,000	—	—	$0.052	8/26/13	—	—	—	—
	5,000,000	—	—	$0.063	8/26/13	—	—	—	—
	2,750,000	—	—	$0.075	12/20/10	—	—	—	—
	1,400,000	—	—	$0.12	5/5/10	—	—	—	—
	2,700,000	—	—	$0.135	1/10/15	—	—	—	—
	3,166,667	1,833,333 (1)	—	$0.15	2/9/09	—	—	—	—
	4,450,000	—	—	$0.18	12/19/13	—	—	—	—
Martin Bookman	20,000	5,000 (2)	—	$0.17	1/1/12	—	—	—	—
	400,000	600,000 (3)	—	$0.10	9/28/2009	—	—	—	—

(1)	These options vest in monthly increments of 83,333.

(2)	These options vest on January 1, 2008

(3)	These options vest in yearly increments of 200,000 every September 28.
OPTION EXERCISES AND STOCK VESTED
     There were no exercises of stock options or vesting of shares of restricted stock held by Named Executives during the fiscal year ended December 31, 2006.
PENSION BENEFITS
     We do not have any qualified or non-qualified defined benefit plans.
NONQUALIFIED DEFERRED COMPENSATION
     We do not have any non-qualified defined contribution plans or other deferred compensation plans.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
     Other than with respect to Mr. Ellistion as set forth below, we have not entered into any agreements or plans that may require us to make certain payments and/or provide certain benefits to the Named Executives in the event of a termination of employment or a change of control.
EXECUTIVE CONTRACTS
     Employment Agreement with Stephen Elliston. On May 4, 2007, we entered into a new employment agreement with Stephen M. Elliston for the period commencing May 15, 2007. Mr. Elliston’s existing employment agreement with Advanced Viral expired on May 14, 2007. Under the terms of Mr. Elliston’s new employment agreement, Mr. Elliston shall continue to be our President and Chief Executive Officer on a full time basis through May 14, 2009 unless terminated earlier as provided in the agreement. Mr. Elliston shall receive a base salary of $350,000 per year. The agreement also entitles Mr. Elliston and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:

•	We shall pay the dues of such professional associations and societies of which Mr. Elliston is a member in furtherance of his duties.

•	We shall reimburse Mr. Elliston for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company.

•	Mr. Elliston will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation days unused in any calendar year may not be accumulated and carried forward and used in future years.
     If the agreement is terminated by the Company for cause, or Mr. Elliston voluntarily resigns, becomes disabled or dies, then Mr. Elliston or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Mr. Elliston shall be entitled to his base salary for the remainder of the term, payable in accordance with the Company’s normal payroll practices, and all applicable reimbursements due. Payment of the severance benefit is conditioned upon the release by Mr. Elliston of the Company, to the maximum extent permitted by law, from any and all claims he may have against the Company that relate to or arise out of his employment or termination of employment.
     Upon the execution of his employment agreement, Mr. Elliston received an option to purchase 40,000,000 shares of the Company’s common stock. The option vests monthly in increments of 666,667 shares, and is exercisable at prices ranging from $0.05 to $0.08 per option share for a period of five years from the applicable vesting date.
     Hawkins Employment Agreement and Consulting Agreement. Pursuant to an Employment Agreement dated February 10, 2004, we retained Elma S. Hawkins, Ph.D., MBA as our President and Chief Executive Officer commencing February 18, 2004 until February 18, 2006 unless terminated earlier or renewed as provided in the agreement. Effective February 18, 2006, Dr. Hawkins resigned as President and Chief Executive and a member of the Board of Directors of Advanced Viral.
     Pursuant to her employment agreement, Dr. Hawkins received a signing bonus of $50,000, a base salary of $350,000 per year, and was eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, Dr. Hawkins was entitled to reimbursement of certain expenses and to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of Advanced Viral and their families. Upon the execution of her employment agreement, Dr. Hawkins received an option to purchase 40,000,000 shares of our common stock through February 2009. The option vested in increments of 666,667 on a monthly basis, and is exercisable at prices ranging from $0.12 to $0.16 per option share. On February 14, 2006, our Board of Directors approved a cash bonus payment of $87,500 to Dr. Hawkins with respect to the year ended December 31, 2005. The bonus was paid in three equal installments of $29,166.66 on February 21, 2006, March 21, 2006 and April 21, 2006.
     Pursuant to the agreement, upon termination, Dr. Hawkins received her base salary earned through the date of termination, accrued vacation, and all applicable reimbursements due. In addition, all unvested options (24,000,000 option shares) were cancelled, and all vested options (16,375,000 option shares) became exercisable until May 18, 2006. These options were not exercised and expired upon their terms.
     Hirschman Employment Agreement. On August 27, 2003, Shalom Z. Hirschman, M.D. resigned as an officer and director of Advanced Viral upon the terms and conditions of a Third Amended and Restated Employment Agreement dated August 27, 2003. Pursuant to the terms of the Employment Agreement, we employed Dr. Hirschman on a full business time basis as our Chief Scientist. The agreement expired by its terms on December 31, 2004 and was not renewed.
DIRECTOR COMPENSATION
     No compensation was earned by or paid to our directors during the year ended December 31, 2006.
     In June 2006, we entered into a consulting agreement with a member of our board of directors, Angelo Botter, pursuant to which Mr. Botter receives a consulting fee of $1,000 per day for his services. The initial term of the consulting agreement is nine months, unless automatically extended by successive thirty (30) day periods unless either party notifies the other in writing of its intent not to extend the term within five days of the end of the then existing term.

STOCK INCENTIVE PLAN
     We adopted the Advanced Viral Research Corp. 2007 Stock Incentive Plan in March 2007. The Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock awards, restricted stock units, performance shares, performance units and other stock-based awards which may be granted to employees, including officers, non-employee directors and consultants (except that incentive stock options may be granted only to employees).
     Share Reserve. An aggregate of 100,000,000 shares of common stock are reserved for issuance under the Stock Incentive Plan. As of May 21, 2007, options to purchase an aggregate of 50,675,000 shares of our common stock have been issued to participants under the Stock Incentive Plan. Shares issued under the Stock Incentive Plan will be authorized and unissued shares of common stock or treasury shares.
     Administration. The Stock Incentive Plan is administered by our compensation committee. The compensation committee has the full authority to administer and interpret the Stock Incentive Plan and to correct any defect or supply any omission or reconcile any inconsistency in the plan or any award agreement. The compensation committee’s decision will be final, conclusive and binding with respect to the interpretation and administration of the Stock Incentive Plan, any award or any award agreement under the Stock Incentive Plan.
     Term of Stock Incentive Plan. The Stock Incentive Plan will terminate in March 2017 unless it is terminated earlier in accordance with the terms of the plan.
Awards under the Stock Incentive Plan
          Stock Options. The Stock Incentive Plan authorizes the compensation committee to grant stock options to purchase shares of common stock to employees, directors and consultants of the Company or any subsidiary. Option grants may be in the form of incentive stock options (ISOs) or non-qualified stock options, provided that options granted to non-employee directors, consultants and employees of its subsidiaries that do not qualify as a “subsidiary corporation” (within the meaning of Section 424 of the Internal Revenue Code) may only be non-qualified stock options. The compensation committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed ten years, or five years in the case of an ISO granted to a 10% stockholder), the exercise price, any vesting schedule, and the other material terms of each option. No ISO may have an exercise price less than the fair market value of the common stock at the time of grant (or, in the case of an ISO granted to a 10% stockholder, 110% of fair market value). Upon the exercise of an option, the option holder must make payment of the full exercise price, either: (i) in cash, certified or cashier’s check, bank draft or money order; (ii) to the extent permitted by law and the compensation committee, through a “cashless exercise sale and remittance procedure” by the delivery of irrevocable instructions to a broker reasonably acceptable to us to deliver promptly to us an amount equal to the aggregate purchase price; (iii) in shares of common stock (which have been owned by the participant for a period of time as may be required by applicable accounting standards to avoid a charge to our earnings); (iv) to the extent permitted by law and the compensation committee, by delivery of a promissory note to us on such terms as the compensation committee specifies; or (v) on such other terms and conditions as may be acceptable to the compensation committee.
          Stock Appreciation Rights. The Stock Incentive Plan authorizes the compensation committee to grant stock appreciation rights (SARs) either in tandem with a stock option or independent of a stock option to employees and non-employee directors. A SAR may be granted as a general SAR or a limited SAR. Limited SARs may be exercised only upon certain events (e.g., a change of control). A SAR is a right to receive a payment either in cash or common stock equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. The compensation committee will determine the terms and conditions of SARs at the time of grant, but, generally, SARs will be subject to the same terms and conditions as stock options (as described above).
          Restricted Stock. The Stock Incentive Plan authorizes the compensation committee to award restricted stock to employees, consultants and directors. Recipients of restricted stock enter into an agreement with us subjecting the shares to restrictions and providing the criteria or dates on which such restrictions lapse. Restricted stock may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code), as determined by the compensation committee at grant. Holders of restricted stock may exercise full voting rights with respect to the restricted stock and will be entitled all dividends and distributions paid on the restricted stock.
          Restricted Stock Units. The Stock Incentive Plan authorizes the compensation committee to award restricted stock units to employees, directors and consultants. A restricted stock unit is a unit of measurement equivalent to one share of common stock that becomes nonforfeitable upon satisfying certain terms and conditions, as determined by the compensation committee. A restricted stock unit does not have any of the attendant rights of a stockholder, except it may have certain dividend rights as specified in the grant. A restricted stock unit may be distributed in common stock and/or cash as determined by the compensation committee at the time of grant or if not specified at grant, at time of distribution. Restricted stock units may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code), as determined by the compensation committee at grant.
          Performance Shares and Performance Units. The Stock Incentive Plan authorizes the compensation committee to grant performance shares to employees, directors and consultants entitling them to receive a fixed number of shares of common stock or the cash equivalent, as determined by the compensation committee, upon the attainment of performance goals. The compensation committee may also grant performance units to employees, directors and consultants entitling them to receive a value payable in cash or shares of common stock, as determined by the compensation committee, upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code).
          Stock Awards. The Stock Incentive Plan authorizes the compensation committee to grant stock awards to employees, directors and consultants. A stock award is an outright grant of common stock or a grant of common stock that is made in settlement of an award granted under another plan sponsored by us. For example, a stock award can be granted to a director in the form of common stock in settlement of director fees.
          Other Stock-Based Awards. The Stock Incentive Plan authorizes the compensation committee to grant awards of common stock and other awards to employees, directors and consultants that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock. These awards may be granted either alone or in addition to or in tandem with stock options, SARs, restricted stock, performance shares or performance units.
          Performance Goals. Performance-based awards granted under the Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Internal Revenue Code will vest based on attainment of specified performance goals which have been established by the compensation committee.
          Transferability of Options and Stock Purchase Rights. Our Stock Incentive Plan generally does not allow for the transfer of awards granted under the plan and only the grantee may exercise during his or her lifetime. Common stock issued under the Stock Incentive Plan will not have any restrictions on transferability. The compensation committee, in its sole discretion, may permit the transfer of award granted under the plan to a grantee’s family member on terms and conditions specified by the compensation committee.
     Amendment and Termination. Our board of directors may at any time amend, in whole or in part, any or all of the provisions of the Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise. Our board of directors, however, may not impair the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, without the consent of such participant (unless required by law). Stockholder approval is required for any amendment to the Stock Incentive Plan:
•	that changes the class of individuals eligible to receive awards under the Stock Incentive Plan;

•	that increases the maximum number of shares of common stock in the aggregate that may be subject to awards that are granted under the Stock Incentive Plan (except as otherwise permitted under the Stock Incentive Plan);

•	if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or

•	if such amendment eliminates a requirement provided in the Stock Incentive Plan that our stockholders must approve an action to be undertaken under the Stock Incentive Plan.
     Adjustments upon a Change of Control. The Stock Incentive Plan generally defines a “change of control” as any of the following: (1) the acquisition by a person of securities representing more than 50% of the voting power of our outstanding securities, (2) a change of the majority of the incumbent members of our board of directors during any period of two consecutive years, (3) a business combination in which our securities outstanding prior to the combination do not represent more than 50% of the combined voting power outstanding after the combination, (4) approval by our stockholders of our liquidation, or (5) sale of all or substantially all of our assets, other than to certain related entities. Upon a change in control of the Company under the Stock Incentive Plan, the compensation committee may, in its sole discretion, provide that (1) some or all outstanding awards become immediately exercisable or vested, (2) all awards terminate, provided that participants have a right for a reasonable period of time to exercise any vested awards in whole or in part, (3) all awards be honored, assumed or substituted for new rights granted by the participant’s employer immediately following the change in control or (4) any or all awards be purchased by the Company without the consent of the participants, based on terms and conditions that the compensation committee determines which shall be communicated to the participants. If any awards subject to performance-based vesting become vested upon a change in control of the Company, all performance goals will be deemed satisfied as of the date of the change in control.
EMPLOYEE BENEFIT PLANS
     We have a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits imposed by the Internal Revenue Service. Until March 2003, we matched 50% of the first 6% of the employee contributions in common stock and may, at its discretion, make additional contributions based upon earnings.
LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS
     The Delaware General Corporation Law (DGCL) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
     Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL. We have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom we shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.
     There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of May 21, 2007 by (i) stockholders known by us to beneficially own more than five percent of our outstanding common stock; (ii) each of our directors, (iii) each of our Named Executives identified in the Summary Compensation Table above and (iv) all of our directors and executive officers as a group. Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe that each person identified in the following table possesses sole voting and investment power with respect to all shares of common stock held by that person. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 21, 2007 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. The beneficial ownership of shares of our common stock after the offering as set forth below is calculated assuming an aggregate of 214,928,846 shares will be sold in this offering. In the event that a different number of shares is sold, the beneficial ownership of holders of our common stock may be significantly different from that set forth below.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Common Stock (2)
Stephen M. Elliston 200 Corporate Boulevard South, Yonkers, NY 10701	2,000,000	(3)	*
Eli Wilner 1525 York Avenue, New York, NY 10028	32,669,267	(4)(5)	4.5%
Angelo S. Botter 318 London Drive, Beaconsfield, Quebec, Canada H9W 5X5	543,750	(3)	*
Roy S. Walzer 141 5 1/2 Mile Road, Goshen, CT 06756	10,828,800	(3)(5)	1.5%
Martin Bookman 200 Corporate Boulevard South, Yonkers, NY 10701	453,160	(6)	*
Shalom Z. Hirschman, M.D. 5240 Blackstone Avenue, Riverdale, NY 10471	39,100,000	(7)	5.3%
James F. Dicke II (7) 44 South Washington Street, New Bremen, OH 45869	73,917,086	(8)	10.6%
James F. Dicke III (8) 44 South Washington Street, New Bremen, OH 45869	58,775,000	(9)	8.4%

All current officers & directors as a group (5 persons)	46,494,977		6.3%

*	Less than 1%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Shares of our common stock subject to options or warrants that are exercisable within 60 days of May 21, 2007 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)	Based on 696,587,734 shares of common stock outstanding as of May 21, 2007.

(3)	Represents shares underlying stock options which are currently exercisable.

(4)	Includes (i) 30,641,667 shares underlying stock options which are currently exercisable; (ii) 362,500 shares beneficially owned by his wife Barbara Ann Brennan; and (iii) 50,000 shares beneficially owned by his step-daughter Celia Conaway. Such shares are subject to a lockup agreement with Cornell as described herein.

(5)	Such shares are subject to a lockup agreement with Cornell as described herein.
(6)	Includes 420,000 shares underlying stock options which are currently exercisable.

(7)	Represents 39,100,000 shares that may be acquired pursuant to currently exercisable options to purchase common stock.

(8)	Includes 1,875,000 shares issuable pursuant to currently exercisable outstanding warrants. James F. Dicke II disclaims beneficial ownership of stock owned by his son, James F. Dicke III.

(9)	James F. Dicke III disclaims beneficial ownership of stock owned by his father, James F. Dicke II.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Other than as set forth below, we are not aware of any related party transactions that have occurred or are occurring at this time. Our Directors and Officers Questionnaire is the primary vehicle used for determining whether or not related party transactions have occurred. A Directors and Officers Questionnaire is completed annually by each director and each Named Executive. The Questionnaire includes a variety of questions which specifically address related party transactions.
     On February 14, 2006, our Board of Directors approved a cash bonus payment of $87,500 to Dr. Hawkins for her services during the year ended December 31, 2005. The bonus was paid in three equal installments of $29,166.66 on February 21, 2006, March 21, 2006 and April 21, 2006. On February 17, 2006, we entered into a 90-day consulting agreement with Dr. Hawkins that effective February 18, 2006 pursuant to which she provided consulting services to us as requested of her by our Board of Directors. Dr. Hawkins was paid a consulting fee of $325 per hour for her consulting services.
     In June 2006, we entered into a consulting agreement with a member of our board of directors, Angelo Botter, pursuant to which Mr. Botter receives a consulting fee of $1,000 per day for his services. The initial term of the consulting agreement is nine months, unless automatically extended by successive thirty (30) day periods unless either party notifies the other in writing of its intent not to extend the term within five days of the end of the then existing term. To date, we have paid Mr. Botter $12,580.56 in consulting fees.
     We believe that the above transactions were conducted at “arm’s length”, representing what we believe to be fair market value for those services.
Indemnification Arrangements
     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.
DESCRIPTION OF CAPITAL STOCK
GENERAL
     The following is a summary of the material terms of our capital stock. The following description of our capital stock is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, bylaws and other agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable Delaware law.
     Our amended and restated certificate of incorporation, which was filed on March 25, 2007 with the State of Delaware, provides that we are authorized to issue 2,000,000,000 shares of common stock, par value $0.00001 per share, and 50,000,000 shares of undesignated preferred stock, par value $0.00001 per share.

COMMON STOCK
     As of May 21, 2007, there were outstanding 696,587,734 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock: (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meeting of stockholders.
PREFERRED STOCK
     Our certificate of incorporation provides that the board of directors has the authority, without action by the stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding. The issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.
REGISTRATION RIGHTS
     The selling stockholders named in this prospectus are entitled to certain registration rights with respect to their securities as set forth in a registration rights agreement. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the following rights, excluding underwriting discounts and commissions, and fees and expenses of counsel to the registering security holders.
     The registration rights agreement with Cornell requires us, subject to certain terms and conditions, to register the underlying shares of our common stock under the Securities Act. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures. We are required to pay to Cornell liquidated damages of 2% of the aggregate purchase price of the liquidated value of the Debentures for each 30-day period if any of the following events occurs and during the period such event is continuing: (i) we fail to file with the Securities and Exchange Commission the registration statement on or before the 60th day after January 1, 2007; (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before May 1, 2007; or (iii) after the effective date of the registration, sales cannot be made pursuant to the registration statement (whether because of a failure to keep the registration statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the registration statement, failure to register sufficient shares of common stock or otherwise). Such payments must be made within three business days of demand therefor. Any liquidated damages begin accruing on the date of any such failure. To date, we have not received a demand for payment from Cornell.
LOCKUP AGREEMENTS
     In connection with the Cornell Agreement, two of our directors, Mr. Walzer and Mr. Wilner, each agreed that for a period commencing on January 1, 2007 and expiring on the date thirty (30) days after the date that all amounts owed by the Company to Cornell under the Cornell Agreement have been paid, he will not, directly or indirectly, without the prior written consent of Cornell, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any of our securities, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock, or any beneficial interest therein, except in accordance with the volume limitations set forth in Rule 144(e) promulgated under the Securities Act.
TRANSFER AGENT AND REGISTRAR
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
INTERESTS OF NAMED EXPERT AND COUNSEL
     The audited consolidated financial statements of Advanced Viral Research Corp. for the years ended December 31, 2006, December 31, 2005, and December 31, 2004, have been included herein in reliance upon the report of Rachlin Cohen & Holtz LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Rachlin Cohen & Holtz LLP does not have any interests in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.
     The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Berman Rennert Vogel & Mandler, P.A. of Miami, Florida. Berman Rennert Vogel & Mandler, P.A. does not have any interest in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, NE, Washington D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available free of charge on our investor relations website under “SEC Filings” after we electronically file or furnish such materials to the SEC. Our filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov. Our Web site address is http://www.adviral.com. The information on our Web site is not incorporated into this prospectus. Our investor relations website is located at http://www.adviral.com/ADVR/invest/index.htm.
     We have filed a registration statement on Form S-1 under the Securities Act with the SEC covering the common stock to be offered by the selling stockholders. As permitted by the rules and regulations of the SEC, this document does not contain all information set forth in the registration statement and exhibits thereto, all of which are available for inspection as set forth above. For further information, please refer to the registration statement, including the exhibits thereto. Statements contained in this document relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of that contract or other document filed as an exhibit to the registration statement or other document, and each statement of this type is qualified in all respects by that reference.
     No person is authorized to give any information or make any representation not contained in this document. You should not rely on any information provided to you that is not contained in this document. This prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities described herein in any jurisdiction in which, or to any person to whom, it is unlawful to make the offer or solicitation. Neither the delivery of this document nor any distribution of shares of Common Stock made hereunder shall, under any circumstances, create any implication that there has not been any change in our affairs as of any time subsequent to the date hereof.

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006	F-2

Consolidated Statements of Operations for the three months ended March 31, 2007 and March 31, 2006 and from Inception (February 20, 1984) to March 31, 2007 (unaudited)	F-3

Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and March 31, 2006 and from Inception (February 20, 1984) to March 31, 2007 (unaudited)	F-4

Notes to Consolidated Financial Statements	F-5-14

Report Of Independent Registered Public Accounting Firm	F-15

Consolidated Financial Statements:

Balance Sheets, December 31, 2006 and 2005	F-16

Statements of Operations for the Years Ended December 31, 2006, 2005 and 2004 and from Inception (February 20, 1984) to December 31, 2006	F-17

Statements of Stockholders’ Equity from Inception (February 20, 1984) to December 31, 2006	F-18

Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004 and from Inception (February 20, 1984) to December 31, 2006	F-32

Notes to Consolidated Financial Statements	F-33-59

Advanced Viral Research Corp.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
ASSETS

Current Assets:
Cash and cash equivalents	$1,530,675	$1,042,279
Prepaid insurance	99,255	52,023
Other current assets	62,407	7,981

Total current assets	1,692,337	1,102,283

Property and Equipment, Net	46,703	54,081
Assets Held for Sale	115,216	112,319
Other Assets	256,802	94,392

Total assets	$2,111,058	$1,363,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$105,765	$65,151
Accrued liabilities	87,593	103,984

Total current liabilities	193,358	169,135

Long Term Debt
Convertible Debenture — Net	263,705	—

Commitments and Contingencies

Stockholders’ Equity:
Common stock; 2,000,000,000 shares (2007) and 1,000,000,000 (2006) of $.00001 par value authorized, 696,587,734 shares issued and outstanding	6,966	6,966
Undesignated preferred stock, 50,000,000 shares (2007) of $.00001 par value authorized, 0 shares issued and outstanding	—	—
Additional paid-in capital	74,783,487	73,362,626
Deficit accumulated during the development stage	(73,136,458)	(72,175,652)

Total stockholders’ equity	1,653,995	1,193,940

Total liabilities and stockholders’ equity	$2,111,058	$1,363,075

See notes to condensed consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			Inception
	Three Months Ended		(February 20,
	March 31,		1984) to
			March 31,
	2007	2006	2007
Revenues	$—	$—	$231,892

Costs and Expenses:
Research and development	185,900	497,258	25,023,375
General and administrative	624,230	695,162	32,928,115
Cost in connection with settlement of distribution agreement	—	—	687,005
Depreciation and amortization	8,913	60,077	4,315,823
Impairment charge — patent cost	—	—	1,081,085

	819,043	1,252,497	64,035,403

Loss from Operations	(819,043)	(1,252,497)	(63,803,511)

Other Income (Expense):
Interest income	15,570	34,510	1,319,742
Other income	—	—	120,093
Interest expense	(153,847)	(653)	(8,915,361)
Severance expense — former directors	—	—	(302,500)

	(138,277)	33,857	(7,778,026)

Loss from Continuing Operations	(957,320)	(1,218,640)	(71,581,537)
Loss from Discontinued Operations	(3,486)	(2,875)	(1,554,921)

Net Loss	$(960,806)	$(1,221,515)	$(73,136,458)

Net Loss Per Common Share
Basic and Diluted:
Continuing operations	$(0.00)	$(0.00)
Discontinued operations	(0.00)	(0.00)

Net loss	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	696,587,734	696,587,734

See notes to condensed consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

			Inception
	Three Months Ended		(February 20,
	March 31,		1984) to
			March 31,
	2007	2006	2007
Cash Flows from Operating Activities:
Net loss	$(960,806)	$(1,221,515)	$(73,136,458)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	8,914	61,936	4,926,601
Impairment charge — patent cost	—	—	1,081,085
Cost in connection with settlement of distribution agreement	—	—	687,005
Amortization of debt issuance costs	13,790	—	1,317,314
Amortization of beneficial conversion feature of convertible shares	60,929	—	5,484,508
Amortization of discount on warrants	52,265	—	1,733,798
Amortization of discount on warrants — consulting services	—	—	230,249
Amortization of deferred compensation cost	—	—	760,500
Issuance of common stock for debenture interest	—	—	237,486
Issuance of common stock for services	—	—	1,586,000
Compensation expense for options and warrants	45,112	142,684	4,138,525
Changes in operating assets and liabilities:
(Increase) decrease in other current assets	(104,555)	9,314	(184,321)
(Increase) decrease in other assets	—	(602)	(825,736)
Increase (decrease) in accounts payable and accrued liabilities	50,482	391	225,819

Total adjustments	126,937	213,723	21,398,833

Net cash used by operating activities	(833,869)	(1,007,792)	(51,737,625)

Cash Flows from Investing Activities:
Purchase of investments	—	—	(6,292,979)
Proceeds from sale of investments	—	—	6,292,979
Patent costs incurred	—	—	(1,239,119)
Acquisition of property and equipment	(1,535)	—	(4,405,705)

Net cash used by investing activities	(1,535)	—	(5,644,824)

Cash Flows from Financing Activities:
Proceeds from issuance of convertible debt	1,323,800	—	15,893,188
Proceeds from sale of securities, net of issuance costs	—	—	43,410,584
Proceeds from common stock subscribed but not issued	—	—	1,163,900
Proceeds from exercise of stock options	—	—	9,000
Payments under litigation settlement	—	—	(1,050,647)
Payments under capital lease	—	—	(420,581)
Payments on note payable	—	—	(111,320)
Recovery of subscription receivable written off	—	—	19,000

Net cash provided by financing activities	1,323,800	—	58,913,124

Net Increase (Decrease) in Cash and Cash Equivalents	488,396	(1,007,792)	1,530,675

Cash and Cash Equivalents, Beginning	1,042,279	4,615,581	—

Cash and Cash Equivalents, Ending	$1,530,675	$3,607,789	$1,530,675

Supplemental Disclosure of Non-Cash Financing Activities:
Cash paid during the year for interest	$602	$663

See notes to condensed consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.	BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements as of March 31, 2007 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of March 31, 2007 and results of operations for the three months ended March 31, 2007 and 2006 and cash flows for the three months ended March 31, 2007 and 2006. All such adjustments are of a normal recurring nature. Certain general and administrative expenses from inception relating to consulting services were reclassified to compensation expense for options and warrants to be consistent with current presentation.

The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Certain amounts in prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

NOTE 2.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has suffered accumulated net losses of $73,136,458 since inception and is dependent upon registration of AVR118 for sale before it can begin commercial operations. The Company’s current cash position is inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until AVR118 is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. No assurance can be given that the Company will be able to sustain its operations until FDA approval of AVR118 for commercial sale is granted or that any approval will ever be granted. Management is currently seeking equity and debt financing, and exploring the sale of certain assets.

In the first three months of 2007 the Company issued convertible debt for which it received net cash proceeds of approximately $1,323,800, as discussed in further detail in Note 7. During 2006 and 2005, the Company did not receive any proceeds from any debt or equity transactions.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 3.	RESEARCH AND DEVELOPMENT, CLINICAL TRIALS AND DRUG TESTING
Summary

In November 2004 the Company submitted an Investigational New Drug (IND) application to the FDA. The purpose of the application was to obtain approval from the FDA to begin a clinical study in the United States for AVR118. In December 2004, the FDA notified the Company that the IND application was allowed and that it could proceed with its planned study.

Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because the Company’s research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, the Company expects that losses from operations will continue to be incurred for the foreseeable future. The Company currently does not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118. The Company is attempting to secure funds through the sale of its securities.

The Company cannot provide assurances that it will acquire additional financial resources to complete all phases of the clinical trials of AVR118, or, if it acquires such resources, that it will do so on favorable terms. It is possible that the results of clinical trials will not prove that AVR118 is safe and effective. It is also possible that the FDA will not approve the sale of AVR118 in the United States if the Company submits a New Drug Application, or NDA. It is not known at this time how later stage clinical trials will be conducted, if at all. Even if the data show that AVR118 is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to the Company.

Wound Healing and Phase II Dermatological Study

In April 2006, the Company commenced a study at the University of Miami to preliminarily test the efficacy of topically applying AVR118 to wounds in animal models (e.g. pigs). A report received from the University of Miami in August 2006 analyzing the data from the three pig study indicated that the topical application of AVR118 accelerates the rate at which wounds heal. Although preliminary, the Company believed that further study is merited. Based on the results from the August 2006 report from the University of Miami, the Company filed an amendment with the FDA to its existing IND to expand the use of AVR118 to include a Phase II dermatological study involving topical therapy. Management believes these applications could potentially be used to treat a wide variety of common dermatologic conditions, such as micro-dermabrasion.

In January 2007, the Company began the Phase II dermatological study using a topically applied spray formulation of AVR118 as a wound healing agent. The Phase II dermatological study will involve patients with common skin problems ranging from acne scars to surgical wounds, and will study how AVR118’s ability to promote tissue repair and regeneration can be put to use in the clinical setting, and analyze the efficacy of AVR118 as a topical therapy. The protocol for the dermatological study provides for 12-20 patients to be treated with AVR118. Total costs incurred through March 31, 2007 relating to this study were approximately $3,750.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 3.	RESEARCH AND DEVELOPMENT, CLINICAL TRIALS AND DRUG TESTING (Continued)

Phase II Cancer Study

In February 2005, the Company entered into an agreement with the Biomedical Research Alliance (BRANY), as agent for a network of hospitals, pursuant to which the hospitals would conduct a Phase II clinical study to evaluate the effect of a 4.0 ml dose of AVR118 administered to patients with systemic symptoms related to advanced cancer who are not receiving chemotherapy. The Company experienced difficulty accruing patients for the Phase II cancer study and in December 2005, amended the protocol to permit patients undergoing third-line chemotherapy treatment to become participants in the Phase II cancer study, in order to facilitate patient accrual. Only eleven patients had been enrolled in the Phase II cancer study. The total cost relating to this Phase II cancer study was approximately $478,000.

There has not been any activity in this study since the third quarter of 2006, when the Company commenced discussions with several teaching centers to expand the study to include patients in the earlier stages of disease to determine the efficacy of AVR118 on such patients. The Company believes transitioning the study to such centers would enable it to accelerate enrollment in an expanded program where higher patient accrual rates can be achieved.

Phase I Study on Type 2 Diabetes

In October 2005 the Company initiated a Phase I, double blind, placebo controlled, randomized, single center, safety study with AVR118 in subjects with Type 2 diabetes in the United States. Approximately 30 patients were to be entered in the study, the primary objective of which was to explore the effect of a 4.0 ml dose of AVR118 given subcutaneously on blood glucose in subjects with Type 2 diabetes who are on sulfonylureas and/or metformin, as compared to subjects not receiving AVR118. Sulfonylureas and metformin are commonly used drugs to control Type 2 diabetes. Additional objectives of this study were to explore the potential for AVR118 in decreasing blood glucose in patients with Type 2 diabetes.

In February 2006, the Company amended the protocol for the Phase I diabetes study to include an additional 12 patients at a dose of 1.0 ml of AVR118 given subcutaneously. The purpose of this study was to determine if a lower dose would produce a more pronounced effect on blood glucose levels.

In May 2006, the Company completed enrollment of the first 30 patients on the 4.0 ml dosage portion of the study. In June 2006, the Company terminated further accrual of the patients on the 1.0 ml dosage after three patients had been accrued. Following an interim analysis of the 30 patients treated with the 4.0 ml dose as well as the additional three patients treated with the 1.0 ml dose, the Company concluded that: (i) AVR118 can be given safely to patients with Type 2 diabetes, and (ii) in contrast to previous reports, AVR118 had no apparent effects on blood glucose levels in patients receiving oral hypoglycemic therapies, and no demonstrable effect on blood chemistry, hematology, weight gain or lean body mass in Type 2 diabetes patients. The total cost incurred through March 31, 2007 relating to this Phase I study is approximately $516,000.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 3.	RESEARCH AND DEVELOPMENT, CLINICAL TRIALS AND DRUG TESTING (Continued)

Testing on Avian Flu

In 2006, the Company performed testing for the efficacy of AVR118 on the H5N1 hybrid strain of the avian flu. Although antiviral activity was seen at very high dosages, there are no current plans to pursue further work in this area. The total cost incurred relating to this study was approximately $7,000.

NOTE 4.	CONSULTING AND EMPLOYMENT AGREEMENTS

Elliston Employment Agreement

On May 14, 2007, the Company entered into a new employment agreement with Stephen M. Elliston for the period commencing May 15, 2007. Mr. Elliston’s existing employment agreement with the Company expired on May 14, 2007. Under the terms of Mr. Elliston’s renewed employment agreement, Mr. Elliston shall be President and Chief Executive Officer on a full time basis commencing May 15, 2007 until May 14, 2009 unless it is terminated earlier as provided in the agreement. Mr. Elliston shall receive a base salary of $350,000 per year. The agreement also entitles Mr. Elliston and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:

•	The Company shall pay the dues of such professional associations and societies of which Mr. Elliston is a member in furtherance of his duties.

•	The Company shall reimburse Mr. Elliston for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company .

•	Mr. Elliston will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation days unused in any calendar year may not be accumulated and carried forward and used in future years.

If the agreement is terminated by the Company for cause, or Mr. Elliston voluntarily resigns, becomes disabled or dies, then Mr. Elliston or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Mr. Elliston shall be entitled to his base salary for the remainder of the term, payable in accordance with the Company’s normal payroll practices, and all applicable reimbursements due. Payment of the severance benefit is conditioned upon the release by Mr. Elliston of the Company, to the maximum extent permitted by law, from any and all claims he may have against the Company that relate to or arise out of his employment or termination of employment.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 4.	CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

Elliston Employment Agreement (Continued)

Upon the execution of his employment agreement, Mr. Elliston received an option to purchase 40,000,000 shares of the Company’s common stock. The option vests monthly in increments of 666,667 shares, and is exercisable at prices ranging from $0.05 to $0.08 per option share for a period of five years from the applicable vesting date.

NOTE 5.	STOCK-BASED COMPENSATION

Stock Options Granted to Officers, Directors, Advisory Boards and Employees

From time to time, the Company has granted options to purchase common stock to officers, various members of the Board of Directors, Advisory Boards and employees for their services. The following is a summary of those options that have been recently granted.

		Weighted Average
	Total Options	Exercise Price
Outstanding at January 1, 2007	113,208,283	$0.1656
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired unexercised	—	—
Outstanding at March 31, 2007	113,208,283	$0.1656

Options exercisable at March 31, 2007	109,084,283	$0.1675

During the first three months of 2007, the Company recorded stock-based compensation in the amount of $45,112 compared with $142,684 for the first three months of 2006, substantially all of which pertained to options granted to the Company’s officers and directors during 2004. The adoption of SFAS No. 123R resulted in an increase to selling, general and administrative expenses, loss before income taxes and net loss of approximately $45,000,for the three months ended March 31, 2007 vs. $143,000 or $0.0 per share, over what would have been recorded under the original provisions of SFAS No. 123. At March 31, 2007, there was approximately $417,000 of unrecognized compensation expense related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.4 years.

No stock options were granted or exercised during the three months ended March 31, 2007 or March 31, 2006.

The weighted-average remaining contractual terms of outstanding stock options and exercisable stock options at March 31, 2007 was 3.2 years and 3.1 years, respectively. The aggregate intrinsic value of outstanding stock options and exercisable stock options at March 31, 2007 was approximately $0.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 5.	STOCK-BASED COMPENSATION (Continued)

Stock Incentive Plan

The Advanced Viral Research Corp. 2007 Stock Incentive Plan (the “2007 Plan”) was approved by the Company’s stockholders at a special meeting of stockholders on March 21, 2007. The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock awards, restricted stock units, performance shares, performance units and other stock-based awards to employees, including officers, non-employee directors and consultants options to purchase common shares of the company at an exercise or stock price based on the market value of the shares on the date of grant. A maximum aggregate of 100,000,000 shares of common stock may be issued pursuant to stock options, rights or awards granted under the 2007 Plan. The 2007 Plan will terminate in March 2017 unless it is terminated earlier in accordance with the terms thereof.

On May 14, 2007, the Company granted stock options to purchase an aggregate of 10,675,000 shares of its common stock under the 2007 Plan at an exercise price of $0.05 for a period of ten years to members of the Board of Directors in consideration for their service on the Board. In addition, on May 14 2007, in connection with the new employment agreement with Mr. Elliston, the Company’s President and Chief Executive Officer, the Company granted Mr. Elliston stock options to purchase an aggregate of 40,000,000 shares of common stock under the 2007 Plan at exercise prices ranging from $0.05 to $0.08 for a period of five years from the vesting date.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 6.	COMMITMENTS AND CONTINGENCIES

POTENTIAL CLAIM FOR ROYALTIES

The Company may be subject to claims from certain third parties for royalties due on sale of AVR118. The Company has not as yet received any notice of claim from such parties.

LACK OF PATENT PROTECTION

During the third quarter of 2006, the Company reviewed its patent inventory and the cost to maintain them, and determined that certain patents and patent applications were not useful, or that the cost to apply for and maintain patents in certain countries is not justified, and such patents should be abandoned. Patent costs are expensed when incurred and therefore the cost of abandoned patents and patent applications has no effect on the financial statements. The Company presently has issued or granted 14 U.S. patents, two Australian patents and one Canadian patent. In addition, the Company currently has five patent applications pending with the U.S. Patent Office and 16 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS

On January 1, 2007, pursuant to a securities purchase agreement, the Company sold to Cornell Capital Partners, L.P. (“Cornell”) $1,500,000 principal amount of its 9% secured convertible debentures, due December 31, 2009, along with warrants to purchase an aggregate of 48,076,923 shares of its common stock, which are exercisable through December 31, 2009 at an exercise price equal to $0.0312 or as may be adjusted from time to time pursuant to the terms thereof (the “Cornell Agreement”). Pursuant to the Cornell Agreement, Yorkville Advisors LLC, the general partner of Cornell, received cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell as well as a $20,000 structuring fee and a $10,000 due diligence fee.

Cornell acquired $1,000,000 of convertible debentures on January 5, 2007, and acquired an additional $500,000 of convertible debentures on February 16, 2007. In connection with the first closing, the Company received net proceeds of $875,000 on January 5, 2007. In connection with the second closing, the Company paid an additional $50,000 to Yorkville, and received net proceeds of $450,000 on February 16, 2007.

Cornell may convert the debentures plus accrued interest, (which may be paid at the Company’s option, subject to certain conditions regarding registration of the shares underlying the debenture, in cash or common stock), in shares of the Company’s common stock at a conversion price equal to the lesser of $0.0312 or 95% of the lowest volume weighted average price of the Company’s common stock during the thirty consecutive trading days immediately preceding the applicable conversion date. Subject to certain exceptions, at the Company’s option, the Company may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest. The Company was obligated to file a registration statement registering the resale of all shares of common stock that may be issued to Cornell upon the conversion of the convertible debentures or exercise of the warrants. The registration statement was filed on February 12, 2007.

An allocation of the proceeds received from the issuance of the secured convertible debentures was made between the debt instrument and the warrant by determining the pro-rata share of the proceeds for each by comparing the fair value of each security issued to the total fair value. The fair value of the warrant ($644,605) was determined using the Black-Scholes model with the following assumptions: expected volatility of 86%, risk-free interest rate of 4.7% and an expected holding period of five years. The fair value of the secured convertible debentures was determined by measuring the fair value of the common shares on an “as-converted” basis. The amount allocated to the warrant was recorded as a discount on the debt issued and additional paid-in capital. The value of the beneficial conversion feature of the secured convertible debentures ($731,143) was calculated by comparing the fair value of the underlying common shares on the date of issuance based on the closing price of the Company’s common stock to the “effective” conversion price. The beneficial conversion feature was recorded as a discount on the debenture and is being amortized as additional interest expense over the life of the debenture.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

Subject to the Company’s enrollment of the first patient in the Phase II study of AVR118 used as a topical therapy on dermatologic conditions and the registration statement being declared effective by the SEC, Cornell has agreed to purchase up to an additional $750,000 of convertible debentures upon the execution of similar transaction documents on terms mutually agreed upon by the parties.

The Company’s obligations under the Cornell Agreement, the convertible debentures and the ancillary documents entered into in connection therewith are secured by a first priority security interest in all of the Company’s assets. This security interest expires upon the earlier to occur of (i) $500,000 or less principal amount of the convertible debentures remains outstanding; (ii) the Company receives $3,000,000 of capital, in any form other than through the issuance of free-trading shares of common stock, from sources other than Cornell, which is utilized to either repay the convertible debentures in full, or reduce the outstanding principal amount of the convertible debentures to $500,000; or (iii) the satisfaction of the Company’s obligations under the agreement, the convertible debentures and the ancillary documents entered into in connection therewith.

The registration rights agreement with Cornell requires the Company, subject to certain terms and conditions, to register the underlying shares of the Company’s common stock under the Securities Act. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures. The Company is required to pay to Cornell liquidated damages of 2% of the aggregate purchase price of the liquidated value of the convertible debentures for each 30-day period if any of the following events occurs and during the period such event is continuing: (i) the Company fails to file with the Securities and Exchange Commission the registration statement on or before the 60th day after January 1, 2007; (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before May 1, 2007; or (iii) after the effective date of the registration, sales cannot be made pursuant to the registration statement (whether because of a failure to keep the registration statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the registration statement, failure to register sufficient shares of common stock or otherwise). Such payments must be made within three business days of such failure and every 30-day period thereafter until such failure is cured. Any liquidated damages begin accruing on the date of any such failure. The registration statement has not yet been declared effective by the SEC.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

From time to time, the Company has issued warrants to purchase common stock to various parties as part of a stock purchase agreement or a settlement. The following is a summary of those warrants that have been issued:

Warrants
Outstanding at December 31, 2006	68,041,501
Granted	48,076,923
Exercised	—
Forfeited	(15,535,134)

Outstanding at March 31, 2007	100,583,290

NOTE 8.	DISCONTINUED OPERATIONS

During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd., the Company’s Bahamian subsidiary. SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented were reclassified as discontinued operations. The following table details the amounts reclassified to discontinued operations:

			Inception
	Three Months		(February 20, 1984)
	Ended March 31		to March 31,
	2007	2006	2007
Revenues	$—	$—	$—

Costs and Expenses:
General and administrative	3,486	1,016	1,378,204
Depreciation	—	1,859	316,737

	3,486	2,875	1,694,941

Other Income	—	—	140,020

Loss from discontinued operations	($3,486)	($2,875)	($1,554,921)

NOTE 9.	RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS Statement No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company evaluated the impact of adopting FIN 48 on the consolidated financial statements and determined the adoption did not have a material effect on the Company’s financial condition, cash flows or results of operation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Directors
Advanced Viral Research Corp.
   (A Development Stage Company)
Yonkers, New York
We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2006 and for the period from inception (February 20, 1984) to December 31, 2006. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2006 and for the period from inception (February 20, 1984) to December 31, 2006 in conformity with U.S. generally accepted accounting principles.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
RACHLIN COHEN & HOLTZ LLP
Miami, Florida
March 5, 2007

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$1,042,279	$4,615,581
Prepaid insurance	52,023	88,683
Other current assets	7,981	32,445

Total current assets	1,102,283	4,736,709

Property and Equipment, Net	54,081	212,732
Assets Held for Sale	112,319	112,319
Deposits	94,392	87,717

Total assets	$1,363,075	$5,149,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$65,151	$140,278
Accrued liabilities	103,984	185,117

Total current liabilities	169,135	325,395

Commitments, Contingencies and Subsequent Events

Stockholders’ Equity:
Common stock; 1,000,000,000 shares of $.00001 par value authorized, 696,587,734 shares issued and outstanding	6,966	6,966
Additional paid-in capital	73,362,626	73,145,593
Deficit accumulated during the development stage	(72,175,652)	(68,328,477)

Total stockholders’ equity	1,193,940	4,824,082

Total liabilities and stockholders’ equity	$1,363,075	$5,149,477

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

				Inception
				(February 20,
				1984) to
	Year Ended December 31,			December 31,
	2006	2005	2004	2006
Revenues	$—	$—	$—	$231,892

Costs and Expenses:
Research and development	1,640,842	1,761,915	1,768,984	24,837,475
General and administrative	2,098,615	2,101,053	2,359,283	32,303,885
Cost in connection with settlement of distribution agreement	—	—	687,005	687,005
Depreciation and amortization	177,293	405,286	929,182	4,306,910
Impairment charge — patent cost	—	1,081,085	—	1,081,085

	3,916,750	5,349,339	5,744,454	63,216,360

Loss from Operations	(3,916,750)	(5,349,339)	(5,744,454)	(62,984,468)

Other Income (Expense):
Interest income	98,850	174,545	116,557	1,304,172
Other income	—	—	—	120,093
Interest expense	(5,891)	(5,786)	(686,808)	(8,761,514)
Severance expense — former directors	—	—	—	(302,500)

	92,959	168,759	(570,251)	(7,639,749)

Loss from Continuing Operations	(3,823,791)	(5,180,580)	(6,314,705)	(70,624,217)
(Loss) Income from Discontinued Operations	(23,384)	(19,591)	101,441	(1,551,435)

Net Loss	$(3,847,175)	$(5,200,171)	$(6,213,264)	$(72,175,652)

Net Loss Per Common Share
Basic and Diluted:
Continuing operations	$(0.01)	$(0.01)	$(0.01)
Discontinued operations	(0.00)	(0.00)	0.00

Net loss	$(0.01)	$(0.01)	$(0.01)

Weighted Average Number of Common Shares Outstanding	696,587,734	696,523,624	568,838,679

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage
Balance, inception (February 20, 1984) as previously reported		—	$1,000	$—	$(1,000)

Adjustment for pooling of interests		—	(1,000)	1,000	—

Balance, inception, as restated		—	—	1,000	(1,000)

Net loss, period ended December 31, 1984		—	—	—	(17,809)

Balance, December 31, 1984		—	—	1,000	(18,809)

Issuance of common stock for cash	$0.00	113,846,154	1,138	170	—
Net loss, year ended December 31, 1985		—	—	—	(25,459)

Balance, December 31, 1985		113,846,154	1,138	1,170	(44,268)

Issuance of common stock — public offering	0.01	40,000,000	400	399,600	—
Issuance of underwriter’s warrants		—	—	100	—
Expenses of public offering		—	—	(117,923)	—
Issuance of common stock, exercise of “A” warrants	0.03	819,860	9	24,587	—
Net loss, year ended December 31, 1986		—	—	—	(159,674)

Balance, December 31, 1986		154,666,014	$1,547	$307,534	$(203,942)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage
Balance, December 31, 1986		154,666,014	$1,547	$307,534	$(203,942)

Issuance of common stock, exercise of “A” warrants	$0.03	38,622,618	386	1,158,321	—
Expenses of stock issuance	—	—	—	(11,357)	—
Acquisition of subsidiary for cash	—	—	—	(46,000)	—
Cancellation of debt due to stockholders	—	—	—	86,565	—
Net loss, year ended December 31, 1987	—	—	—	—	(258,663)

Balance, December 31, 1987		193,288,632	1,933	1,495,063	(462,605)

Net loss, year ended December 31, 1988		—	—	—	(199,690)

Balance, December 31, 1988		193,288,632	1,933	1,495,063	(662,295)

Net loss, year ended December 31, 1989		—	—	—	(270,753)

Balance, December 31, 1989		193,288,632	1,933	1,495,063	(933,048)

Issuance of common stock, expiration of redemption offer on “B” warrants	0.05	6,729,850	67	336,475	—
Issuance of common stock, exercise of “B” warrants	0.05	268,500	3	13,422	—
Issuance of common stock, exercise of “C” warrants	0.08	12,900	—	1,032	—
Net loss, year ended December 31, 1990		—	—	—	(267,867)

Balance, December 31, 1990		200,299,882	$2,003	$1,845,992	$(1,200,915)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage
Balance, December 31, 1990		200,299,882	$2,003	$1,845,992	$(1,200,915)

Issuance of common stock, exercise of “B” warrants	$0.05	11,400	—	420	—
Issuance of common stock, exercise of “C” warrants	0.08	2,500	—	200	—
Issuance of common stock, exercise of underwriter warrants	0.12	3,760,000	38	45,083	—
Net loss, year ended December 31, 1991	—	—	—	—	(249,871)

Balance, December 31, 1991		204,073,782	2,041	1,891,695	(1,450,786)

Issuance of common stock, for testing	0.04	10,000,000	100	404,900	—
Issuance of common stock, for consulting services	0.06	500,000	5	27,495	—
Issuance of common stock, exercise of “B” warrants	0.05	7,458,989	75	372,875	—
Issuance of common stock, exercise of “C” warrants	0.08	5,244,220	52	419,487	—
Expenses of stock issuance	—	—	—	(7,792)	—
Net loss, year ended December 31, 1992	—	—	—	—	(839,981)

Balance, December 31, 1992		227,276,991	2,273	3,108,660	(2,290,767)

Issuance of common stock, for consulting services	0.06	500,000	5	27,495	—
Issuance of common stock, for consulting services	0.03	3,500,000	35	104,965	—
Issuance of common stock, for testing	0.04	5,000,000	50	174,950	—
Net loss, year ended December 31, 1993	—	—	—	—	(563,309)

Balance, December 31, 1993		236,276,991	$2,363	$3,416,070	$(2,854,076)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

						Deficit
	Common Stock					Accumulated
	Amount			Additional		during the	Deferred
	Per			Paid-In	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1993		236,276,991	$2,363	$3,416,070	$—	$(2,854,076)	$—

Issuance of common stock, for consulting services	$0.05	4,750,000	47	237,453	—	—	—
Issuance of common stock, exercise of options	0.08	400,000	4	31,996	—	—	—
Issuance of common stock, exercise of options	0.10	190,000	2	18,998	—	—	—
Net loss, year ended December 31, 1994	—	—	—	—	—	(440,837)	—

Balance, December 31, 1994		241,616,991	2,416	3,704,517	—	(3,294,913)	—

Issuance of common stock, exercise of options	0.05	3,333,333	33	166,633	—	—	—
Issuance of common stock, exercise of options	0.08	2,092,850	21	167,407	—	—	—
Issuance of common stock, exercise of options	0.10	2,688,600	27	268,833	—	—	—
Issuance of common stock, for consulting services	0.11	1,150,000	12	126,488	—	—	—
Issuance of common stock, for consulting services	0.14	300,000	3	41,997	—	—	—
Net loss, year ended December 31, 1995	—	—	—	—	—	(401,884)	—

Balance, December 31, 1995		251,181,774	$2,512	$4,475,875	$—	$(3,696,797)	$—

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

						Deficit
	Common Stock					Accumulated
	Amount			Additional		during the	Deferred
	Per			Paid-In	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1995		251,181,774	$2,512	$4,475,875	$—	$(3,696,797)	$—

Issuance of common stock, exercise of options	$0.05	3,333,334	33	166,634	—	—	—
Issuance of common stock, exercise of options	0.08	1,158,850	12	92,696	—	—	—
Issuance of common stock, exercise of options	0.10	7,163,600	72	716,288	—	—	—
Issuance of common stock, exercise of options	0.11	170,000	2	18,698	—	—	—
Issuance of common stock, exercise of options	0.12	1,300,000	13	155,987	—	—	—
Issuance of common stock, exercise of options	0.18	1,400,000	14	251,986	—	—	—
Issuance of common stock, exercise of options	0.19	500,000	5	94,995	—	—	—
Issuance of common stock, exercise of options	0.20	473,500	5	94,695	—	—	—
Issuance of common stock, for services rendered	0.50	350,000	3	174,997	—	—	—
Options granted	—	—	—	760,500	—	—	(473,159)
Subscription receivable	—	—	—	—	(19,000)	—	—
Net loss, year ended December 31, 1996	—	—	—	—	—	(1,154,740)	—

Balance, December 31, 1996		267,031,058	$2,671	$7,003,351	$(19,000)	$(4,851,537)	$(473,159)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

						Deficit
	Common Stock					Accumulated
	Amount			Additional		during the	Deferred
	Per			Paid-In	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1996		267,031,058	$2,671	$7,003,351	$(19,000)	$(4,851,537)	$(473,159)

Issuance of common stock, exercise of options	$0.08	3,333,333	33	247,633	—	—	—
Issuance of common stock, conversion of debt	0.20	1,648,352	16	329,984	—	—	—
Issuance of common stock, conversion of debt	0.15	894,526	9	133,991	—	—	—
Issuance of common stock, conversion of debt	0.12	2,323,580	23	269,977	—	—	—
Issuance of common stock, conversion of debt	0.15	1,809,524	18	265,982	—	—	—
Issuance of common stock, conversion of debt	0.16	772,201	8	119,992	—	—	—
Issuance of common stock, for services rendered	0.41	50,000	—	20,500	—	—	—
Issuance of common stock, for services rendered	0.24	100,000	1	23,999	—	—	—
Beneficial conversion feature, February debenture	—	—	—	413,793	—	—	—
Beneficial conversion feature, October debenture	—	—	—	1,350,000	—	—	—
Warrant costs, February debenture	—	—	—	37,242	—	—	—
Warrant costs, October debenture	—	—	—	291,555	—	—	—
Amortization of deferred compensation cost	—	—	—	—	—	—	399,322
Imputed interest on convertible debenture	—	—	—	4,768	—	—	—
Net loss, year ended December 31, 1997	—	—	—	—	—	(4,141,729)	—

Balance, December 31, 1997		277,962,574	$2,779	$10,512,767	$(19,000)	$(8,993,266)	$(73,837)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

						Deficit
	Common Stock					Accumulated
	Amount			Additional		during the	Deferred
	Per			Paid-In	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1997		277,962,574	$2,779	$10,512,767	$(19,000)	$(8,993,266)	$(73,837)

Issuance of common stock, exercise of options	$0.12	295,000	3	35,397	—	—	—
Issuance of common stock, exercise of options	0.14	500,000	5	69,995	—	—	—
Issuance of common stock, exercise of options	0.16	450,000	5	71,995	—	—	—
Issuance of common stock, exercise of options	0.20	10,000	—	2,000	—	—	—
Issuance of common stock, exercise of options	0.26	300,000	3	77,997	—	—	—
Issuance of common stock, conversion of debt	0.13	1,017,011	10	132,990	—	—	—
Issuance of common stock, conversion of debt	0.14	2,512,887	25	341,225	—	—	—
Issuance of common stock, conversion of debt	0.15	5,114,218	51	749,949	—	—	—
Issuance of common stock, conversion of debt	0.18	1,491,485	15	274,985	—	—	—
Issuance of common stock, conversion of debt	0.19	3,299,979	33	619,967	—	—	—
Issuance of common stock, conversion of debt	0.22	1,498,884	15	335,735	—	—	—
Issuance of common stock, conversion of debt	0.23	1,870,869	19	424,981	—	—	—
Issuance of common stock, for services rendered	0.21	100,000	1	20,999	—	—	—
Beneficial conversion feature, November debenture	—	—	—	625,000	—	—	—
Warrant costs, November debenture	—	—	—	48,094	—	—	—
Amortization of deferred compensation cost	—	—	—	—	—	—	59,068
Write off of subscription receivable	—	—	—	(19,000)	19,000	—	—
Net loss, year ended December 31, 1998	—	—	—	—	—	(4,557,710)	—

Balance, December 31, 1998	—	296,422,907	$2,964	$14,325,076	$—	$(13,550,976)	$(14,769)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the	Deferred	Discount
	Per			Paid-In	Development	Compensation	on
	Share	Shares	Amount	Capital	Stage	Cost	Warrants
Balance, December 31, 1998		296,422,907	$2,964	$14,325,076	$(13,550,976)	$(14,769)	$—

Issuance of common stock, securities purchase agreement	$0.16	4,917,276	49	802,451	—	—	—
Issuance of common stock, securities purchase agreement	0.27	1,851,852	18	499,982	—	—	—
Issuance of common stock, for services rendered	0.22	100,000	1	21,999	—	—	—
Issuance of common stock, for services rendered	0.25	180,000	2	44,998	—	—	—
Beneficial conversion feature, August debenture	—	—	—	950,036	—	—	—
Beneficial conversion feature, December debenture	—	—	—	361,410	—	—	—
Amortization of warrant costs, convertible debentures	—	—	—	300	—	—	(300)
Warrant costs, related to convertible debentures	—	—	—				2,455
Warrant costs, August debenture	—	—	—	49,964	—	—	—
Warrant costs, December debenture	—	—	—	4,267	—	—	—
Amortization of warrant costs, securities purchase agreement	—	—	—	—	—	—	—
Amortization of deferred compensation cost	—	—	—	(14,769)	—	14,769	—
Credit arising from modification of option terms	—	—	—	210,144	—	—	—
Net loss, year ended December 31, 1999	—	—	—	—	(6,323,431)	—	—

Balance, December 31, 1999		303,472,035	$3,034	$17,255,858	$(19,874,407)	$—	$2,155

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the	Discount
	Per			Paid-In	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 1999		303,472,035	$3,034	$17,255,858	$(19,874,407)	$2,155

Issuance of common stock, exercise of options	$0.1400	600,000	6	83,994	—	—
Issuance of common stock, exercise of options	0.1500	1,600,000	16	239,984	—	—
Issuance of common stock, exercise of options	0.1600	650,000	7	103,994	—	—
Issuance of common stock, exercise of options	0.1700	100,000	1	16,999	—	—
Issuance of common stock, exercise of options	0.2100	792,500	8	166,417	—	—
Issuance of common stock, exercise of options	0.2500	1,000,000	10	246,090	—	—
Issuance of common stock, exercise of options	0.2700	281,000	3	75,867	—	—
Issuance of common stock, exercise of options	0.3600	135,000	1	48,599	—	—
Issuance of common stock, exercise of warrants	0.2040	220,589	2	44,998	—	—
Issuance of common stock, exercise of warrants	0.2448	220,589	2	53,998	—	—
Issuance of common stock, exercise of warrants	0.2750	90,909	1	24,999	—	—
Issuance of common stock, exercise of warrants	0.3300	90,909	1	29,999	—	—
Issuance of common stock, conversion of debt	0.1400	35,072,571	351	4,907,146	—	—
Issuance of common stock, conversion of debt	0.1900	1,431,785	14	275,535	—	—
Issuance of common stock, conversion of debt	0.2000	1,887,500	19	377,481	—	—
Issuance of common stock, conversion of debt	0.3600	43,960	—	15,667	—	—
Issuance of common stock, cashless exercise of warrants	—	563,597	6	326,153	—	—
Issuance of common stock, services rendered	0.4650	100,000	1	46,499	—	—
Private placement of common stock	0.2200	13,636,357	136	2,999,864	—	—
Private placement of common stock	0.3024	4,960,317	50	1,499,950	—	—
Private placement of common stock	0.4000	13,265,000	133	5,305,867	—	—
Cashless exercise of warrants	—	—	—	(326,159)	—	—
Beneficial conversion feature, January Debenture	—	—	—	395,236	—	—
Warrant costs, consulting agreement	—	—	—	200,249	—	—
Warrant costs, January Debenture	—	—	—	13,418	—	—
Warrant costs, related to convertible debentures	—	—	—			(2,454)
Recovery of subscription receivable previously written off	—	—	—	19,000	—	—
Credit arising from modification of option terms	—	—	—	1,901,927	—	—
Net loss, year ended December 31, 2000	—	—	—	—	(8,816,192)	—

Balance, December 31, 2000		380,214,618	$3,802	$36,349,629	$(28,690,599)	$(299)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the	Discount
	Per			Paid-In	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 2000		380,214,618	$3,802	$36,349,629	$(28,690,599)	$(299)

Issuance of common stock, exercise of options	$0.2700	40,000	1	10,799	—	—
Issuance of common stock, exercise of options	0.3600	20,000	1	7,199	—	—
Issuance of common stock, cashless exercise of warrants	—	76,411	1	77,491	—	—
Issuance of common stock, for services rendered	0.3500	100,000	1	34,999	—	—
Sale of common stock, for cash	0.1500	6,666,667	66	999,933	—	—
Sale of common stock, for cash	0.3000	2,000,000	20	599,980	—	—
Sale of common stock, for cash	0.3200	3,125,000	31	999,969	—	—
Sale of common stock, for cash	0.4000	1,387,500	14	554,986	—	—
Sale of common stock, for cash	0.2700	9,666,667	96	2,609,904	—	—
Warrant costs, private equity line of credit	—	—	—	1,019,153		(1,019,043)
Amortization of warrant costs, equity line of credit	—	—	—	—	—	356,594
Cashless exercise of warrants	—	—	—	(77,491)	—	—
Credit arising from modification of option terms	—	—	—	691,404	—	—
Net loss, year ended December 31, 2001	—	—	—	—	(11,086,567)	—

Balance, December 31, 2001		403,296,863	$4,033	$43,877,955	$(39,777,166)	$(662,748)

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the	Discount
	Per			Paid-In	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 2001		403,296,863	$4,033	$43,877,955	$(39,777,166)	$(662,748)

Sale of common stock, for cash	$0.1109	17,486,491	175	1,938,813	—	—
Sale of common stock, for cash	0.1400	22,532,001	225	2,840,575	—	—
Sale of common stock, for cash	0.1500	9,999,999	100	1,499,900	—	—
Issuance of common stock, conversion of debt	0.1100	909,091	9	99,991	—	—
Issuance of common stock, conversion of debt	0.1539	1,299,545	13	199,987	—	—
Warrant costs, termination agreement	—	—	—	190,757	—	—
Warrant costs, issued with sale of common stock, for cash	—	—	—	36,086	—	—
Expenses of stock issuance	—	—	—	(50,160)	—	(36,087)
Warrants granted for consulting services	—	—	—	107,382	—	—
Credit arising from modification of option terms	—	—	—	177,963	—	—
Amortization of warrant costs, equity line of credit	—	—	—	—	—	407,660
Beneficial conversion feature, May debenture	—	—	—	55,413	—	—
Beneficial conversion feature, July debentures	—	—	—	166,515	—	—
Net loss, year ended December 31, 2002	—	—	—	—	(9,321,065)	—

Balance, December 31, 2002		455,523,990	$4,555	$51,141,177	$(49,098,231)	$(291,175)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the	Discount
	Per			Paid-In	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 2002		455,523,990	$4,555	$51,141,177	$(49,098,231)	$(291,175)

Sale of common stock, for cash	$0.0500	21,620,000	216	1,080,784	—	—
Sale of common stock, for cash	0.0800	22,650,000	226	1,811,774	—	—
Issuance of common stock, conversion of debt	0.0424	14,150,943	142	599,858	—	—
Issuance of common stock, conversion of debt	0.0480	12,500,000	125	599,875	—	—
Issuance of common stock, conversion of debt	0.0640	9,375,000	94	599,906	—	—
Issuance of common stock, conversion of debt	0.1000	7,255,754	73	725,653	—	—
Issuance of common stock, conversion of debt	0.1442	745,643	7	107,499	—	—
Issuance of common stock, conversion of debt	0.1818	562,865	6	102,323	—	—
Issuance of common stock, for services rendered	0.0790	100,000	1	7,899	—	—
Issuance of common stock, for services rendered	0.0930	107,527	1	9,999	—	—
Warrant costs, issued with issue of convertible debenture	—	—	—	517,141	—	(517,141)
Expenses of stock issuance	—	—	—	(199,989)	—	36,386
Amortization of warrant costs, related to convertible debenture	—	—	—	—	—	517,141
Amortization of warrant costs, equity line of credit	—	—	—	—	—	254,789
Litigation settlement -cash	—	—	—	(1,050,647)	—	—
Options issued for services rendered	—	—	—	351,000	—	—
Beneficial conversion feature, April debenture	—	—	—	482,859	—	—
Beneficial conversion feature, July debenture	—	—	—	375,000	—	—

Net loss, year ended December 31, 2003	—	—	—	—	(7,816,811)	—

Balance, December 31, 2003		544,591,722	$5,446	$57,262,111	$(56,915,042)	$—

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage	Total
Balance, December 31, 2003		544,591,722	$5,446	$57,262,111	$(56,915,042)	$352,515

Exercise of stock option	$0.08500	100,000	1	8,499	—	8,500
Sale of common stock, for cash	0.10000	120,000,000	1,200	11,998,800	—	12,000,000
Sale of common stock, for cash	0.15000	2,166,666	21	324,979	—	325,000
Issuance of common stock, conversion of debt	0.08000	21,945,719	220	1,755,438	—	1,755,658
Issuance of common stock, conversion of debt	0.10000	3,300,000	33	329,967	—	330,000
Issuance of common stock, conversion of debt	0.11574	1,857,730	19	214,995	—	215,014
Issuance of common stock, conversion of debt	0.12276	896,057	9	109,991	—	110,000
Issuance of common stock, conversion of debt	0.13194	1,629,840	16	215,025	—	215,041
Expenses of stock issuance	—	—	—	(26,000)	—	(26,000)
Beneficial conversion feature, January debenture	—	—	—	250,000	—	250,000
Warrants issued in settlement of distribution agreement	—	—	—	687,005	—	687,005
Option granted for services	—	—	—	5,784	—	5,784
Net loss, year ended December 31, 2004	—	—	—	—	(6,213,264)	(6,213,264)

Balance, December 31, 2004		696,487,734	$6,965	$73,136,594	$(63,128,306)	$10,015,253

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(Continued)
INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2006

					Deficit
	Common Stock				Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage	Total
Balance, December 31, 2004		696,487,734	$6,965	$73,136,594	$(63,128,306)	$10,015,253

Exercise of stock option	$0.09000	100,000	1	8,999	—	9,000
Net loss, year ended December 31, 2005		—	—	—	(5,200,171)	(5,200,171)

Balance, December 31, 2005		696,587,734	6,966	73,145,593	(68,328,477)	4,824,082
Options and warrants in exchange for services		—	—	217,033	—	217,033
Net loss, year ended December 31, 2006		—	—	—	(3,847,175)	(3,847,175)

Balance, December 31, 2006		696,587,734	$6,966	$73,362,626	$(72,175,652)	$1,193,940

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Inception
				(February 20,
				1984) to
	Year Ended December 31,			December 31,
	2006	2005	2004	2006
Cash Flows from Operating Activities:
Net loss	$(3,847,175)	$(5,200,171)	$(6,213,264)	$(72,175,652)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	177,293	420,182	943,681	4,917,687
Impairment charge — patent cost		1,081,085	—	1,081,085
Cost in conection with settlement of distribution agreement	—	—	687,005	687,005
Amortization of debt issuance costs	—	—	232,374	1,303,524
Amortization of deferred interest costs on beneficial conversion feature of convertible debenture	—	—	431,383	5,423,579
Amortization of discount on warrants	—	—	—	1,681,533
Amortization of discount on warrants — consulting services	—	—	—	230,249
Amortization of deferred compensation cost	—	—	—	760,500
Issuance of common stock for debenture interest	—	—	16,383	237,486
Issuance of common stock for services	—	—	—	1,586,000
Compensation expense for options and warrants	217,033	—	5,784	4,093,413
Changes in operating assets and liabilities:
(Increase) decrease in other current assets	61,125	(3,642)	(42,710)	(79,766)
(Increase) decrease in other assets	(6,675)	—	6,461	(825,736)
Increase (decrease) in accounts payable and accrued liabilities	(156,260)	(91,254)	(496,234)	175,337

Total adjustments	292,516	1,406,371	1,784,127	21,271,896

Net cash used by operating activities	(3,554,659)	(3,793,800)	(4,429,137)	(50,903,756)

Cash Flows from Investing Activities:
Purchase of investments	—	—	—	(6,292,979)
Proceeds from sale of investments				6,292,979
Patent costs incurred		(151,725)	(134,708)	(1,239,119)
(Acquisition) disposal of property and equipment	(18,643)	(48,484)	(18,428)	(4,404,170)

Net cash used by investing activities	(18,643)	(200,209)	(153,136)	(5,643,289)

Cash Flows from Financing Activities:
Proceeds from issuance of convertible debt	—	—	900,000	14,569,388
Proceeds from sale of securities, net of issuance costs	—	—	12,027,500	43,410,584
Proceeds from common stock subscribed but not issued	—	—	—	1,163,900
Proceeds from exercise of stock options		9,000	—	9,000
Payments under litigation settlement	—	—	—	(1,050,647)
Payments under capital lease	—	—	—	(420,581)
Payments on note payable	—	—	(15,573)	(111,320)
Recovery of subscription receivable written off	—	—	—	19,000

Net cash provided by financing activities	—	9,000	12,911,927	57,589,324

Net Increase (Decrease) in Cash and Cash Equivalents	(3,573,302)	(3,985,009)	8,329,654	1,042,279

Cash and Cash Equivalents, Beginning	4,615,581	8,600,590	270,936	—

Cash and Cash Equivalents, Ending	$1,042,279	$4,615,581	$8,600,590	$1,042,279

Supplemental Disclosure of Non-Cash Financing Activities:
Cash paid during the year for interest	$5,891	$5,786	$6,667

See notes to consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Business
Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of developing, manufacturing and marketing a pharmaceutical product initially named Reticulose. This drug was the forerunner of the Company’s current drug, “AVR118.” The success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, AVR118, to commence commercial operations.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd. (LTD), a Bahamian Corporation. LTD is presented in the financial statements under “Discontinued Operations” (See Notes 4 and 12). All significant intercompany accounts have been eliminated.
Development Stage Enterprise
As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.
Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments (primarily a money market fund), with original maturities of three months or less.
Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Research and Development
Research and development costs are expensed as incurred by the Company. The Company does not conduct research and development for third parties. Research and development costs may include consultants, studies conducted in Israel, studies in the U.S., laboratory supplies and travel.

When it is appropriate, the Company makes allocations of costs between research and development and general and administrative costs. These allocations are calculated based on estimates of the employees’ time, square footage or other available measures consumed in each activity.

At certain periods in the Company’s history, research and development activities were reduced or suspended based on available funding. In early 2004, the Company returned to its research and development efforts. Projects that were previously deferred were reassessed and a major effort was initiated to file the Company’s new Investigational New Drug (IND) application. As a result, beginning in 2004, allocations of costs to research and development were determined on an employee by employee basis along with the measurement of facilities and utilities related to these projects.
Impairment of Long-Lived Assets
As detailed in Note 2, there is substantial doubt about the Company’s ability to continue as a going concern. As a result, pursuant to Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment of Long-Lived Assets”, the Company has evaluated its long-lived assets for indicators of possible impairment since the circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under this procedure, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company has reviewed its patent costs for impairment and identified patents for which there are no signed distribution or license agreements or for which no revenues or cash flows are included or projected. In 2004 the Company did not recognize any impairment charges. In 2005 the Company recognized impairment charges of $1,081,000, which represented the gross carrying amount net of accumulated amortization for the identified patents. After the impairment charge, the carrying amount of patents, which are the only intangible assets of the Company, was $0.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes
The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Estimated Fair Value of Financial Instruments
The information set forth below provides disclosure of the estimated fair value of the Company’s financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 2006 and 2005 or that will be realized in the future.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money market fund and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they are payable on demand.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At various times during the year, the Company had cash balances in excess of federally insured limits. At December 31, 2006, the Company had bank deposits on hand of approximately $400,000 in excess of these limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

In addition, the Company maintains an investment account which is not insured by the FDIC. These funds, which were invested in money market funds at December 31, 2006, may be subject to insurance subject to various limitations. At December 31, 2006, there was approximately $429,000 held in this account.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock-Based Compensation
On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R supersedes APB No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows”. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. As a result, the intrinsic value method of accounting for stock options with pro forma footnote disclosure, as allowed for under SFAS No. 123, is no longer permitted.

The Company adopted SFAS No. 123R using the modified prospective method, which requires the Company to record compensation expense for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, prior period amounts have not been restated to reflect the adoption of FAS 123R. The fair value assumptions for stock-based compensation did not change significantly under SFAS No. 123R. After assessing alternative valuation models and amortization assumptions, the Company chose to continue using both the Black-Scholes valuation model and straight-line amortization of compensation expense over the requisite service period of the grant. The Black-Scholes valuation model is based on a series of assumptions, including the risk free interest rate, expected life and expected volatility. The risk free interest rate is based on the U.S. Treasury yield in effect at the time of grant; the expected life is based on historical and expected exercise behavior; and expected volatility is based on the historical volatility of the Company’s stock price, over a time period that is consistent with the expected life of the option.

During the year ended December 31, 2006, the Company recorded stock-based compensation in the amount of $217,033, substantially all of which pertained to options granted to the Company’s officers and directors during 2004. The adoption of SFAS No. 123R resulted in an increase to selling, general and administrative expenses, loss before income taxes and net loss of approximately $217,000, or $0.0 per share, over what would have been recorded under the original provisions of SFAS No. 123. At December 31, 2006, there was approximately $461,000 of unrecognized compensation expense related to unvested stock options, which is expected to be recognized over a weighted-average period of 2.25 years.

SFAS No. 123R also requires entities to report the excess tax benefits from the exercise of stock options as cash inflows from financing activities. This requirement did not have an effect upon the Company due to the substantial amount of net operating loss carryforwards the Company had at December 31, 2006.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock-Based Compensation (Continued)
Prior to 2006 the Company had elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, “Accounting for Stock-Based Compensation.” APB No. 25 provided that the compensation expense relative to the Company’s employee stock options was measured based on the intrinsic value of the stock option. SFAS No. 123 required companies that continued to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company followed SFAS No. 123 in accounting for stock options issued to non-employees.

No stock-based employee compensation cost is reflected in net loss for the years ended December 31, 2005 and 2004 as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

	2005	2004
Net loss as reported	$(5,200,171)	$(6,213,264)
Deduct: total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(2,503,246)	(3,655,762)

Pro forma net loss	$(7,703,417)	$(10,607,670)

Loss per share – basic and diluted
As reported	$(0.01)	$(0.02)

Pro forma	$(0.01)	$(0.02)

Net Loss Per Common Share
The Company computes loss per share in accordance with SFAS No. 128, “Earnings Per Share.” This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company’s potentially issuable shares of common stock pursuant to outstanding stock options and warrants are excluded from the Company’s diluted computation, as their effect would be anti-dilutive. As of December 31, 2006, due to the fact that the exercise prices exceed the current market price of the Company’s common stock, no incremental shares would be considered in the calculation of the fully diluted earnings per share.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition
The limited sales generated by the Company have consisted of sales of AVR118 for testing and other purposes. The Company records sales when the product is shipped to customers.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.
Reclassifications
Certain amounts in the financial statements have been reclassified to conform to the current presentation.
Recent Accounting Pronouncements
In September 2006, the SEC issued Staff Accounting Bulleting (SAB) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 provides interpretive guidance on how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in the current year financial statements. SAB No. 108 requires registrants to quantify misstatements using both an income statement and balance sheet approach and evaluate whether either approach results in a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. If prior year errors that have been previously considered immaterial now are considered material based on either approach, no restatement is required so long as management properly applied its previous approach and all relevant facts and circumstances were considered. If prior years are not restated, the cumulative effect adjustment is recorded in opening accumulated earnings as of the beginning of the fiscal year of adoption. The Company has reviewed, and implemented, the provisions of SAB No. 108 as of December 31, 2006, and has determined that it did not have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under SFAS No. 157, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. Management believes the adoption of this pronouncement will not have a material impact on the Company’s consolidated financial statements.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Recent Accounting Pronouncements (Continued)
In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the statement of financial condition; and provides transition and interim-period guidance, among other provisions. The provisions of FIN 48 are effective as of the beginning of the Company’s first fiscal year that begins after December 15, 2006. Management is currently evaluating the impact of the adoption of this pronouncement; however, it is not expected to have a material impact on the Company’s consolidated financial position, results of operation or cash flows.

In March 2006, the FASB issued FASB Staff Position No. FAS 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140 (“FAS 156”). FAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value and requires additional disclosures and separate presentation in the statement of financial position of the carrying amounts of servicing assets and servicing liabilities that an entity elects to subsequently measure at fair value to address concerns about comparability that may result from the use of elective measurement methods. The provisions of this FASB Staff Position are effective as of the beginning of the Company’s fiscal year that begins after September 15, 2006. Management believes the adoption of this pronouncement will not have a material impact on the Company’s consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, and eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity (SPE) may hold. The statement is effective for fiscal years beginning after September 15, 2006. The Company does not believe this standard will have a material effect on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting for Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3” SFAS 154 applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle. This statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard did not have a material impact on the Company’s financial condition, results of operations, or liquidity.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 2. GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has suffered accumulated net losses of $72,175,652 since inception and is dependent upon registration of AVR118 for sale before it can begin commercial operations. Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because the Company’s research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, the Company expects that losses from operations will continue to be incurred for the foreseeable future. The Company’s cash position is inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until AVR118 is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. No assurance can be given that the Company will be able to sustain its operations until FDA approval of AVR118 for commercial sale is granted or that any approval will ever be granted. Management is currently (i) seeking equity and debt financing, and (ii) exploring the sale of certain assets.

During 2005 and 2006, the Company did not receive any proceeds from any debt or equity transactions. During 2004, the Company completed several equity transactions and issued convertible debt for which it received cash proceeds of approximately $13,208,000.

In 2007, the Company has received to date net proceeds of $1,325,000 in connection with the sale to Cornell Capital Partners, L.P. of an aggregate of $1,500,000 principal amount of its 9% convertible debentures and warrants to purchase an aggregate of 48,076,923 shares of common stock, which are exercisable through January 1, 2012 at an exercise price equal to $0.0312. See Note 5 for additional information about the Company’s sale of the convertible debentures and warrants pursuant to a securities purchase agreement entered into by the Company in January 2007.

The Company cannot provide assurances that it will acquire additional financial resources to complete all phases of the clinical trials of AVR118, or, if it acquires such resources, that it will do so on favorable terms. It is possible that the results of clinical trials will not prove that AVR118 is safe and effective. It is also possible that the FDA will not approve the sale of AVR118 in the United States if the Company submits a New Drug Application, or NDA. It is not known at this time how later stage clinical trials will be conducted, if at all. Even if the data show that AVR118 is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to the Company.

There is no assurance that the Company will be able to raise equity or debt financing on commercially reasonable terms, if at all, or that the Company will be able to meet its future contractual obligations. The failure to raise equity or debt financing will negatively impact the Company and its growth plans and its financial condition. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 3. PROPERTY AND EQUIPMENT

	Estimated Useful
	Lives (Years)	2006	2005
Land and improvements	15	$34,550	$34,550
Building and improvements	5-30	1,432,803	1,432,803
Machinery and equipment	5	3,447,310	3,428,667

		4,914,663	4,896,020
Less accumulated depreciation		4,748,907	4,571,613

		165,756	324,407

Less property and equipment included in assets held for sale, net (Note 4)		111,675	111,675

		$54,081	$212,732

NOTE 4. ASSETS HELD FOR SALE
During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company’s Bahamian subsidiary. As required under Statement of Financial Accounting Standards (SFAS) 144, “Accounting for the Impairment of Long-Lived Assets”, the net book values of the assets (LTD had no liabilities as of December 31, 2006 other than an inter-company payable that has been eliminated) have been reflected on the balance sheet as held for sale and the operations have been included in discontinued operations for the years ended December 31, 2006, 2005 and 2004 (see Note 12). The assets, which consist principally of a building, are not currently being depreciated. Management continues to evaluate offers and believes that the estimated selling price less estimated cost to sell exceeds the net book value of LTD and therefore no impairment loss has been charged to discontinued operations.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 5. SECURITIES PURCHASE AGREEMENTS
Summary
The Company is in the development stage and, as a development stage company, has devoted significant time and resources to capital raising activities since its inception. Substantially all cash used by the Company thus far and continuing into the foreseeable future has been and is expected to be the result of the continued sale of its securities, debt or equity.

During 2004, the Company raised approximately $2,626,000 in gross proceeds through the sale of convertible debentures, which, including accrued interest, were subsequently converted into 29,629,346 shares of Company common stock. During 2004 the Company also sold 122,166,666 shares of Company common stock for total net proceeds of approximately $12,325,000. In connection with the sale of convertible debentures and shares of common stock, the Company issued warrants to acquire an aggregate of 20,360,000 common shares, including warrants to placement agents. As of December 31, 2006, warrants to acquire an aggregate of 68,041,501 shares remain exercisable.

During 2005 and 2006, the Company did not receive any proceeds from any debt or equity transactions. In 2007, the Company has received to date net proceeds of $1,325,000 in connection with the sale of an aggregate of $1,500,000 principal amount of its 9% convertible debentures and warrants to purchase an aggregate of 48,076,923 shares of common stock.
Securities Purchase Agreements
In February 2004 the Company entered into an agreement with James Dicke II and James Dicke III, pursuant to which, for an aggregate purchase price of $12 million, the Company agreed to sell an aggregate of (i) 120 million shares of common stock; and (ii) warrants to purchase 15 million shares of common stock through February 2, 2007 at an exercise price of $0.20 per share. The warrants have expired, unexercised. In addition, the Company granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of the Board of Directors.

On January 1, 2007, the Company entered into a securities purchase agreement with Cornell Capital Partners, L.P. (“Cornell”), to sell $1,500,000 principal amount of 9% secured convertible debentures, due December 31, 2009, along with warrants to purchase an aggregate of 48,076,923 shares of its common stock, which are exercisable through December 31, 2009 at an exercise price equal to $0.0312 or as may be adjusted from time to time pursuant to the terms thereof (the “Cornell Agreement”). Pursuant to the Cornell Agreement, Yorkville Advisors LLC, the general partner of Cornell, received cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell as well as a $20,000 structuring fee and a $10,000 due diligence fee.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 5. SECURITIES PURCHASE AGREEMENTS (Continued)
Securities Purchase Agreements (Continued)
Cornell acquired $1,000,000 of convertible debentures on January 5, 2007, and acquired an additional $500,000 of convertible debentures on February 16, 2007. In connection with the first closing, the Company received net proceeds of $875,000 on January 5, 2007. In connection with the second closing, the Company paid an additional $50,000 to Yorkville, and received net proceeds of $450,000 on February 16, 2007.

Cornell may convert the debentures plus accrued interest, (which may be paid at the Company’s option, subject to certain conditions regarding registration of the shares underlying the debenture, in cash or common stock), in shares of the Company’s common stock at a conversion price equal to the lesser of $0.0312 or 95% of the lowest volume weighted average price of the Company’s common stock during the thirty consecutive trading days immediately preceding the applicable conversion date. Subject to certain exceptions, at the Company’s option, the Company may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest. The Company was obligated to file a registration statement registering the resale of all shares of common stock that may be issued to Cornell upon the conversion of the convertible debentures or exercise of the warrants. The registration statement was filed on February 12, 2007.

An allocation of the proceeds received from the issuance of the secured convertible debentures will be made between the debt instrument and the warrant by determining the pro-rata share of the proceeds for each by comparing the fair value of each security issued to the total fair value. The fair value of the warrant will be determined using the Black-Scholes model. The fair value of the secured convertible debentures will be determined by measuring the fair value of the common shares on an “as-converted” basis. The amount allocated to the warrant will be recorded as a discount on the debt issued and additional paid-in capital. The value of the beneficial conversion feature, if any, of the secured convertible debentures will be calculated by comparing the fair value of the underlying common shares on the date of issuance based on the closing price of the Company’s common stock to the “effective” conversion price. The beneficial conversion feature, if any, will be recorded as a discount on the debenture and will be amortized as additional interest expense over the life of the debenture.

Subject to the Company’s enrollment of the first patient in the Phase II study of AVR118 used as a topical and intralesional therapy on dermatologic conditions and the registration statement being declared effective by the SEC, Cornell has agreed to purchase up to an additional $750,000 of convertible debentures upon the execution of similar transaction documents on terms mutually agreed upon by the parties.

The Company’s obligations under the Cornell Agreement, the convertible debentures and the ancillary documents entered into in connection therewith are secured by a first priority security interest in all of the Company’s assets. This security interest expires upon the earlier to occur of (i) $500,000 or less principal amount of the convertible debentures remains outstanding; (ii) the Company receives $3,000,000 of capital, in any form other than through the issuance of free-trading shares of common stock, from sources other than Cornell, which is utilized to either repay

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 5. SECURITIES PURCHASE AGREEMENTS (Continued)
Securities Purchase Agreements (Continued)
the convertible debentures in full, or reduce the outstanding principal amount of the convertible debentures to $500,000; or (iii) the satisfaction of the Company’s obligations under the agreement, the convertible debentures and the ancillary documents entered into in connection therewith.

The registration rights agreement with Cornell requires the Company, subject to certain terms and conditions, to register the underlying shares of the Company’s common stock under the Securities Act. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures. The Company is required to pay to Cornell liquidated damages of 2% of the aggregate purchase price of the liquidated value of the convertible debentures for each 30-day period if any of the following events occurs and during the period such event is continuing: (i) the Company fails to file with the Securities and Exchange Commission the registration statement on or before the 60th day after January 1, 2007; (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before May 1, 2007; or (iii) after the effective date of the registration, sales cannot be made pursuant to the registration statement (whether because of a failure to keep the registration statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the registration statement, failure to register sufficient shares of common stock or otherwise). Such payments must be made within three business days of such failure and every 30-day period thereafter until such failure is cured. Any liquidated damages begin accruing on the date of any such failure.

If payment under a registration payment arrangement is probable and can be reasonably estimated at inception of the arrangement, a liability should be recorded as part of the allocation of proceeds. If the penalty becomes probable and reasonably estimable after the inception, the liability is recognized immediately into earnings at that time. The Company does not intend to record a liability in connection with the registration rights agreement as management believes payment is not considered probable at this time.
Warrants Issued in Settlement
On February 9, 2004, the Company entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which various agreements were terminated (see Note 10). In consideration, the Company agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of common stock to certain of DCT’s affiliates at an exercise price of $0.16 for a period of five years. The warrants were valued at $687,005 and are included in the accompanying consolidated statement of operations as cost in connection with settlement of distribution agreement. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of common stock in any six-month period for a period of five years.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 5. SECURITIES PURCHASE AGREEMENTS (Continued)
Private Equity Line of Credit
On April 28, 2003, the Company entered into an equity line of credit with Cornell Capital Partners LP for a period of three years. In December 2003, the Company registered 95,712,595 shares that may be issued under the equity line of credit. The equity line of credit expired, unused, on April 28, 2006. 15,000,000 warrants issued with the credit line with an exercise price of $.091 are exercisable until April 28, 2008.
Summary of Warrant Activity
A summary of warrants issued and outstanding in connection with convertible debentures and equity transactions is presented below. Upon exercise, warrants are convertible into an equal number of the Company’s .00001 par value common stock. The warrants are exercisable immediately.

		2006				2004
	Warrants	Weighted-	Warrants	2005	Warrants	Weighted-
	1/1/2006-	Average	1/1/2005 -	Weighted- Average	1/1/2004 -	Average
	12/31/2006	Exercise Price	12/31/2005	Exercise Price	12/31/2004	Exercise Price
Outstanding at beginning of year	73,776,501	.202	90,423,909	.237	70,418,170	.253
Granted	0	.0	0	.0	20,931,667	.191
Exercised	0	.0	0	.0	0	.0
Forfeited	(5,735,000)	.938	(16,647,408)	.394	(925,928)	.351

Outstanding at end of year	68,041,501	.140	73,776,501	.202	90,423,909	.237

Exercisable at year end	68,041,501	.140	73,776,501	.202	90,423,909	.237

The following table summarizes information for warrants to purchase common stock outstanding at December 31, 2006:

	Warrants Outstanding and Exercisable
	Number	Weighted-Average
Range of	Outstanding	Remaining	Weighted-Average
Exercise Prices	at 12/31/06	in months	Exercise Price
$0.09 – $0.11	28,188,200	20	.0952
$0.12 – $0.18	20,836,500	17	.1325
$0.19 – $0.27	18,481,667	20	.2036
$0.28 – $0.41	178,378	2	.2880
$0.42 – $0.61	178,378	2	.5760
$0.62 – $0.92	178,378	2	.8640

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 6. COMMITMENTS AND CONTINGENCIES — GENERAL
Potential Claim for Royalties
The Company may be subject to claims from certain third parties for royalties due on sale of AVR118. The Company has not as yet received any notice of claim from such parties.
Product Liability
The Company is unaware of any claims or threatened claims since Reticulose was initially marketed in the 1940’s; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the future, the Company could be subjected to claims for adverse reactions resulting from the use of AVR118. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company’s financial condition and on the marketability of AVR118. In November 2005, the Company renewed its product liability insurance until November 2006 at a cost of approximately $31,000. It was extended for two months until January 26, 2007 and then renewed until January 26, 2008 at annual rate of $25,000. There can be no assurance that the Company will be able to continue to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.
Lack of Patent Protection
During 2006 the Company reviewed its patent inventory and the cost to maintain them. The Company determined that certain patents and patent applications were not useful and has chosen to abandon them. The Company has determined that the cost to apply for and maintain patents in third world countries is not justified. The Company’s strategy is to concentrate its efforts in the United States, Europe, Japan, Canada, Australia and in some cases China which represents over 90% of the world’s pharmaceutical markets. Patent costs are expensed when incurred and therefore the cost of abandoned patents and patent applications has no effect on the financial statements. The Company presently has issued or granted 14 U.S. patents, two Australian patents and one Canadian patent. In addition, the Company currently has five patent applications pending with the U.S. Patent Office and 16 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 7. COMMITMENTS AND CONTINGENCIES — FDA FILINGS AND STUDIES
Summary
In November 2004 the Company submitted an Investigational New Drug (IND) application to the FDA. The purpose of the application was to obtain approval from the FDA to begin a clinical study in the United States for AVR118. In December 2004, the FDA notified the Company that the IND application was allowed and that it could proceed with its planned study.

Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because the Company’s research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, the Company expects that losses from operations will continue to be incurred for the foreseeable future. The Company currently does not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118. The Company is attempting to secure funds through the sale of its securities.

The Company cannot provide assurances that it will acquire additional financial resources to complete all phases of the clinical trials of AVR118, or, if it acquires such resources, that it will do so on favorable terms. It is possible that the results of clinical trials will not prove that AVR118 is safe and effective. It is also possible that the FDA will not approve the sale of AVR118 in the United States if the Company submits a New Drug Application, or NDA. It is not known at this time how later stage clinical trials will be conducted, if at all. Even if the data show that AVR118 is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to the Company.
Wound Healing
In April 2006, the Company commenced a study at the University of Miami to preliminarily test the efficacy of topically applying AVR118 to wounds in animal models (e.g. pigs). A report received from the University of Miami in August 2006 analyzing the data from the three pig study indicated that the topical application of AVR118 accelerates the rate at which wounds heal. Although preliminary, the Company believes that further study is merited. In November 2006, the Company filed an amendment with the FDA to the Company’s existing IND to expand the use of AVR118 to include a Phase II pilot study involving topical and intralesional therapy. Management believes these applications could potentially be used to treat a wide variety of common dermatologic conditions. The Phase II pilot study would involve patients with common skin problems ranging from acne scars to surgical wounds, and would study how AVR118’s ability to promote tissue repair and regeneration can be put to use in the clinical setting, and analyze the efficacy of AVR118 as a topical or intralesional therapy. The Company has begun work in developing a topical formulation that can easily be applied directly onto the skin. Total costs incurred through December 31, 2006 relating to this study were approximately $36,000.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 7. COMMITMENTS AND CONTINGENCIES — FDA FILINGS AND STUDIES (Continued)
Phase II Dermatological Study
In January 2007, the Company began a Phase II study using a topically applied spray formulation of AVR118 as a wound healing agent. A report received from the University of Miami in August 2006 analyzing data from a limited animal study indicated that a topical application of AVR118 accelerates the rate at which wounds heal. Although preliminary, the Company believed that further study was merited, and accordingly the Company commenced the Phase II dermatological study.
Phase II Cancer Study
In February 2005, the Company entered into an agreement with the Biomedical Research Alliance (BRANY), as agent for a network of hospitals, pursuant to which the hospitals would conduct a Phase II clinical study to evaluate the effect of a 4.0 ml dose of AVR118 administered to patients with systemic symptoms related to advanced cancer who are not receiving chemotherapy. The Company experienced difficulty accruing patients for the Phase II cancer study and in December 2005, amended the protocol to permit patients undergoing third-line chemotherapy treatment to become participants in the Phase II cancer study, in order to facilitate patient accrual. As of December 31, 2006, only eleven patients had been enrolled in the Phase II cancer study. The total cost incurred through December 31, 2006 relating to this Phase II cancer study was approximately $478,000.

There has not been any activity in this study since the third quarter of 2006, when the Company commenced discussions with several teaching centers to expand the study to include patients in the earlier stages of disease to determine the efficacy of AVR118 on such patients. The Company believes transitioning the study to such centers would enable it to accelerate enrollment in an expanded program where higher patient accrual rates can be achieved.
Phase I Study on Type 2 Diabetes
In October 2005 the Company initiated a Phase I, double blind, placebo controlled, randomized, single center, safety study with AVR118 in subjects with Type 2 diabetes in the United States. Approximately 30 patients were to be entered in the study, the primary objective of which was to explore the effect of a 4.0 ml dose of AVR118 given subcutaneously on blood glucose in subjects with Type 2 diabetes who are on sulfonylureas and/or metformin, as compared to subjects not receiving AVR118. Sulfonylureas and metformin are commonly used drugs to control Type 2 diabetes. Additional objectives of this study were to explore the potential for AVR118 in decreasing blood glucose in patients with Type 2 diabetes.

In February 2006, the Company amended the protocol for the Phase I diabetes study to include an additional 12 patients at a dose of 1.0 ml of AVR118 given subcutaneously. The purpose of this study was to determine if a lower dose would produce a more pronounced effect on blood glucose levels.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 7. COMMITMENTS AND CONTINGENCIES — FDA FILINGS AND STUDIES (Continued)
Phase I Study on Type 2 Diabetes (Continued)
In May 2006, the Company completed enrollment of the first 30 patients on the 4.0 ml dosage portion of the study. In June 2006, the Company terminated further accrual of the patients on the 1.0 ml dosage after three patients had been accrued. Following an interim analysis of the 30 patients treated with the 4.0 ml dose as well as the additional three patients treated with the 1.0 ml dose, the Company concluded that: (i) AVR118 can be given safely to patients with Type 2 diabetes, and (ii) in contrast to previous reports, AVR118 had no apparent effects on blood glucose levels in patients receiving oral hypoglycemic therapies, and no demonstrable effect on blood chemistry, hematology, weight gain or lean body mass in Type 2 diabetes patients. The total cost incurred through December 31, 2006 relating to this Phase I study is approximately $516,000.
Testing on Avian Flu
In 2006, the Company performed testing for the efficacy of AVR118 on the H5N1 hybrid strain of the avian flu. Although antiviral activity was seen at very high dosages, there are no current plans to pursue further work in this area. The total cost incurred through December 31, 2006 relating to this study was approximately $7,000.
Phase I/II Study on Cachexia in AIDS (Israel)
In December 2004, the Company completed a Phase I/II study in Israel to test the safety and tolerance of injectable AVR118 involving cachectic AIDS patients who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). The Company’s objective for this study was to determine the safety and tolerance of AVR118. Results from the 30 patients in three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, body mass index, and fat percentage with more significant improvements in the two higher dose levels. None of the patients reported any serious side effects associated with AVR118 therapy. The total cost incurred through December 31, 2004 relating to this clinical trial was approximately $1,851,000. No costs were incurred in 2005 or 2006 in connection with this study.

In connection with the clinical trial in Israel, the Company entered into a contract with an unrelated party to conduct, evaluate and maintain the scientific quality for the clinical studies. Total costs to be incurred in connection with these clinical trials were $1,551,000, of which approximately $1,323,000 has been expensed and approximately $875,000 has been paid through December 31, 2004. At the end of 2004, it was determined that the previously recorded and unpaid balance of approximately $448,000 should be derecognized due to lack of performance on this contract.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 8. COMMITMENTS AND CONTINGENCIES — COMPENSATORY AWARDS
Elliston Employment Agreement
Pursuant to an Employment Agreement dated May 15, 2006, the Company engaged Stephen M. Elliston to be its President and Chief Executive Officer on a full time basis commencing May 15, 2006 until May 14, 2007 unless terminated earlier as provided in the agreement. Mr. Elliston shall receive a base salary of $250,000 per year. The agreement also entitles Mr. Elliston and his dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:
•	The Company shall pay the dues of such professional associations and societies of which Mr. Elliston is a member in furtherance of his duties.

•	The Company shall reimburse Mr. Elliston for reasonable expenses relating to travel, professional licenses, entertainment and similar items in accordance with the policies, practices and procedures of the Company.

•	Mr. Elliston will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time his compensation shall be paid in full. Vacation Days unused in any calendar year may not be accumulated and carried forward and used in future years.
If the agreement is terminated by the Company for cause, or Mr. Elliston voluntarily resigns, becomes disabled or dies, then Mr. Elliston or his estate shall be entitled to his base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Mr. Elliston shall be entitled to his base salary for the remainder of the term, payable in accordance with the Company’s normal payroll practices, and all applicable reimbursements due. Payment of the severance benefit is conditioned upon the release by Mr. Elliston of the Company, to the maximum extent permitted by law, from any and all claims he may have against the Company that relate to or arise out of his employment or termination of employment.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 8. COMMITMENTS AND CONTINGENCIES — COMPENSATORY AWARDS (Continued)
     Hawkins Employment Agreement
Pursuant to an Employment Agreement dated February 10, 2004, the Company engaged Elma S. Hawkins, Ph.D., MBA as its President and Chief Executive Officer commencing February 18, 2004 until February 2006 unless terminated earlier or renewed as provided in the agreement. Effective February 18, 2006, Dr. Hawkins resigned as President and Chief Executive and a member of the Board of Directors of Advanced Viral.

Pursuant to her employment agreement, Dr. Hawkins received a signing bonus of $50,000, a base salary of $350,000 per year, and was eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, Dr. Hawkins was entitled to reimbursement of certain expenses and to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of Advanced Viral and their families. Upon the execution of her employment agreement, Dr. Hawkins received an option to purchase 40 million shares of the Company’s common stock through February 2009. The option vested in increments of 666,667 on a monthly basis, and was exercisable at prices ranging from $0.12 to $0.16 per option share. On February 14, 2006, the Company approved a cash bonus payment of $87,500 to Dr. Hawkins with respect to the year ended December 31, 2005. The bonus was paid in three equal installments of $29,166.66 on February 21, 2006, March 21, 2006 and April 21, 2006.

Pursuant to the agreement, upon termination Dr. Hawkins received her base salary earned through the date of termination, accrued vacation, and all applicable reimbursements due. In addition, all unvested options (24 million option shares) were cancelled, and all vested options (16.4 million option shares) became exercisable until May 18, 2006. These options expired, unexercised.
Hawkins Consulting Agreement
On February 17, 2006, the Company entered into a consulting agreement with Dr. Hawkins pursuant to which she agreed to provide consulting services to the Company on such matters pertaining to its business as may, from time to time, be requested of her by the Company’s Chairman of the Board of Directors or his designee. Dr. Hawkins received a consulting fee of $325 per hour for her consulting services. The initial term of the consulting agreement was 90 days, which term was extended by 30 days until June 18, 2006 pursuant to an agreement between the Company and Dr. Hawkins. Through the termination date of June 18, 2006, the Company paid Dr. Hawkins approximately $153,000 for such consulting services.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 8. COMMITMENTS AND CONTINGENCIES — COMPENSATORY AWARDS (Continued)
Botter Consulting Agreement
In June 2006, the Company entered into a consulting agreement with a member of the Board of Directors, Angelo Botter, pursuant to which he will provide consulting services to the Company as may, from time to time, be requested of him by the President or Board of Directors. Mr. Botter shall receive a consulting fee of $1,000 per day for his consulting services. The initial term of the consulting agreement shall be for nine months, and shall be automatically extended by successive thirty (30) day periods unless either party notifies the other in writing of its intent not to extend the term within five days of the end of the then existing term. The Company has incurred and paid approximately $12,000 for 2006.
Pike Consulting Agreement
In June 2006, the Company entered into a consulting agreement with Izzy Pike, MD, Consulting, LLC, whose principal is Isadore Murray Pike, M.D., pursuant to which he will provide consulting services to the Company on such matters pertaining to the Company’s clinical programs and related matters as may, from time to time, be requested of him by the President or Board of Directors. Dr. Pike’s firm shall receive a consulting fee of $375 per hour for his consulting services. The initial term of the consulting agreement shall be for nine months, and shall be automatically extended by successive thirty (30) day periods unless either party notifies the other in writing of its intent not to extend the term within five days of the end of the then existing term. The Company has incurred and paid approximately $20,000 for 2006.
KGA Consulting Agreement
In June 2006, the Company entered into a consulting agreement with Kensington Global Alliances LLC (“KGA”), whose principal is Dr. Pablo A. Scolnick, pursuant to which KGA will provide consulting services to the Company on such matters pertaining to business development as may, from time to time, be requested by the Chief Executive Officer of the Company. KGA shall receive a retainer of $5,000 per month for such consulting services. The agreement may be terminated by either party at any time upon thirty (30) days written notice. The Company has incurred and paid approximately $30,000 for 2006.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 9. COMMITMENTS AND CONTINGENCIES — STOCK OPTIONS
Board of Directors
In December 2003, the Company granted an aggregate of 21,200,000 options to purchase shares of the Company’s common stock to certain members of the Board of Directors and various committees of the Board of Directors. Options to purchase 12,200,000 shares are exercisable at $0.18 per share through December 19, 2013. The remaining 9,000,000 shares are exercisable at $0.18 per share and vest at the rate of 750,000 options every 30 days commencing December 20, 2003. The fair value of the options was estimated to be $3,698,678 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk free interest rate of 4.20% and on expected holding period of ten years. The Company recognized the fair value of the options as compensation expense on a pro forma basis based on the vesting period, which was all in 2004.

In February 2004, in connection with the hiring of Dr. Hawkins as the Company’s new President and Chief Executive Officer, certain outstanding options were amended:
•	an option to purchase 9 million shares of the Company’s common stock originally granted by the Company in December 2003 to Eli Wilner in his capacity as acting CEO, was amended to reduce the number of shares underlying the option to 1.5 million shares of the Company’s common stock, and became exercisable immediately at $0.18 per share through December 2013. The fair value of this option was estimated to be $261,731 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk-free interest rate of 4.20% and an expected holding period of 10 years; and

•	an option to purchase 1.5 million shares of the Company’s common stock originally granted by the Company in December 2003 to Dr. Hawkins in her capacity as a member of the Board of Directors, was amended to reduce the number of shares underlying the option to 375,000 shares of the Company’s common stock, and became exercisable immediately at $0.18 per share through December 2013. The fair value of this option was estimated to be $65,433 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk-free interest rate of 4.20% and an expected holding period of 10 years. Dr. Hawkins resigned in February 2006. In May 2006 this option expired, unexercised.
In February 2004, an option to purchase 5 million shares of the Company’s common stock was granted to Eli Wilner, Chairman of the Board of Directors with monthly vesting over five years, exercisable at $0.15 per share. The fair value of this option was estimated to be $727,486 ($0.1455 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 156%; a risk-free interest rate of 3.08% and an expected holding period of 5 years. The Company will recognize the fair value of the options as compensation expense over the vesting period.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 9. COMMITMENTS AND CONTINGENCIES — STOCK OPTIONS (Continued)
Board of Directors (Continued)
In June 2004, in recognition of the effectiveness of the Company’s new President and CEO, Dr. Elma Hawkins, the Board of Directors elected to disband the Executive Management Committee and 750,000 options previously granted in December 2003 were cancelled.

In January 2005, the Company granted options to purchase an aggregate of 9,550,000 shares of the Company’s common stock to certain members of the Board of Directors and various committees of the Board of Directors. Options to purchase these shares are exercisable at $0.14 per share through January 10, 2015. The fair value of the options was estimated to be $1,287,625 ($0.1348 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 200%; a risk-free interest rate of 4.26% and an expected holding period of ten years. During 2005, the Company recognized the fair value of the options as compensation expense on a pro forma basis based on the vesting period, which was all in 2005.
Employees and Service Agreements
In September 2004, the Company issued options to purchase 2,500,000 shares of common stock at an exercise price of $0.10 through September 2009 to certain employees. These options vests in annual installments over five years. The fair value of the option was estimated to be $240,632 ($0.0963 per option) based upon a financial analysis of the term of the option using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 183%; a risk-free interest rate of 3.28% and an expected holding period of five years. The Company will recognize the fair value of the options as compensation expense over approximately five years (the vesting period of the options). Compensation expense for 2004 and 2005 were presented on a pro forma basis. As of January 1, 2006, $120,474 of compensation expense will be recognized over the remaining vesting period of the options.

In August 2004, the Company issued an option to purchase 100,000 shares of common stock at an exercise price of $0.09 through August 2005 for outside services rendered in connection with the maintenance of its facility in the Bahamas from March 2004 through February 2005. This option vests immediately. The fair value of the option was estimated to be $5,784 ($0.0578 per option) based upon a financial analysis of the term of the option using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 183%; a risk-free interest rate of 1.97% and an expected holding period of one year. The Company recorded an expense of $5,784 in the accompanying consolidated statement of operations for the year ended December 31, 2004.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 9. COMMITMENTS AND CONTINGENCIES — STOCK OPTIONS (Continued)
Summary of Stock Options
The fair value of each of the Company’s stock options is estimated on the date of grant using Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2005 and 2004 respectively: There was no grant in 2006.

	2005	2004
Expected life	10	5
Expected volatility	200%	156-183%
Risk-free rate	4%	3-4%
Dividend yield	—	—
A summary of the status of the Company’s fixed price stock options as of December 31, 2006, 2005, and 2004 and changes during the years ending on those dates is presented below:

		2006		2005		2004
		Weighted-Avg		Weighted-Avg		Weighted-Avg
	2006 Shares	Exercise Price	2005 Shares	Exercise Price	2004 Shares	Exercise Price
Outstanding at beginning of year	154,014,554	.1588	147,137,705	.1704	110,174,705	.2122
Granted	0		9,550,000	.135	47,600,000	.113
Exercised	0		(100,000)	(.09)	(100,000)	.085
Forfeited	(40,806,271)	(.1393)	(2,573,151)	(.1319)	(10,537,000)	(.1277)

Outstanding at end of year	113,208,283	.1656	154,014,554	.1588	147,137,705	.1704

Options exercisable at year end	108,900,950	.1675	121,332,554	.1704	106,047,038	.1383

The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of	Number	Weighted-Average	Weighted-	Number	Weighted-
Exercise	Outstanding	Remaining	Average	Exercisable	Average
Prices	at 12/31/06	Contractual Life	Exercise Price	at 12/31/06	Exercise Price
$0.05 - $0.07	24,500,000	5.6 years	.0542	23,800,000	.0544
$0.08 - $0.12	17,971,603	2.7 years	.0913	16,471,603	.0906
$0.13 - $0.18	30,320,000	4.7 years	.1625	28,212,667	.1634
$0.19 - $0.27	35,677,880	1.4 years	.2573	35,677,880	.2573
$0.28 - $0.36	4,738,800	1.6 years	.3513	4,738,800	.3513
At December 31, 2006, the weighted-average remaining contractual life of outstanding stock options and exercisable stock options was 3.4 and 3.3 years, respectively. The closing bid price of the Company’s shares of common stock on December 31, 2006 was $0.032. Therefore, the stock options had no intrinsic value at December 31, 2006.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 10. COMMITMENTS AND CONTINGENCIES — AGREEMENTS
MediVector
In March 2004, the Company entered into a Master Contract Services Agreement with MediVector, Inc. whereby, pursuant to various project orders, MediVector processed and analyzed data and provided biopharmaceutical consulting services in connection with the Company’s ongoing studies and IND activities on a project by project basis. Since inception of the agreement through December 2006, the Company has incurred and paid approximately $1,783,000.

In April 2004, the Company appointed Carol Epstein, MD, a co-founder of MediVector, Inc. as acting Medical Director to Advanced Viral Research Corp in order help guide the Company in the clinical development of AVR118, including choice of clinical indications, design and preparation of protocols for clinical trials, analysis of compiled data, the processing of adverse events in clinical trials, writing clinical sections of the IND and meeting with the FDA.

In June 2006, the Master Contract Services Agreement and associated project orders were amended to provide, among other things, that instead of a monthly retainer of $35,000, MediVector shall be available to provide consulting services at the Company’s request at the rate of $400 per hour through June 1, 2007. MediVector completed the outstanding project orders and delivered the required reports and documentation. The Company made final project payments in early October 2006. The agreement and associated project orders can be terminated by the Company at any time upon written notice to MediVector in the event of a breach by MediVector that cannot be cured (i.e. breach of the confidentiality obligations), or by either party for cause at any time upon thirty (30) days prior written notice to the other party.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 10. COMMITMENTS AND CONTINGENCIES — AGREEMENTS
Distribution Agreements
The Company previously entered into separate agreements with four different entities, whereby the Company granted exclusive rights to distribute Reticulose in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors were obligated to cause Reticulose to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Reticulose to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

On February 9, 2004, the Company entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, the Company agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of common stock to certain of DCT’s affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of common stock in any six-month period for a period of five years. The warrants were valued at $687,005 and are included in the accompanying consolidated statement of operations for 2004 as cost in connection with settlement of distribution agreement.
Leases
The Company has executed a lease, as amended, for 16,650 square feet of laboratory facilities in Yonkers, New York. The total annual rental commitment for the Yonkers facilities was $290,000 from May 2002 until April 2005. In December 2004, the Company amended this lease extending its term until April 2008. A lower annual rent of $283,000 was negotiated for this three year extension.

Total lease expense for the years ended December 31, 2006, 2005 and 2004 amounted to approximately $287,000, $288,000 and $299,000, respectively.

Future minimum lease commitments as of December 31, 2006 are as follows:

Year ending December 31:
2007	$283,000
2008	94,000

Total	$377,000

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 11. INCOME TAXES
The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

As of December 31, 2006, the Company had net operating loss carryforwards for Federal income tax reporting purposes amounting to approximately $55,444,000 which expire in varying amounts to 2026.

The Company presently has temporary differences between financial reporting and income tax reporting relating to the amortization of warrant costs, compensation expense for the extension of options, and depreciation.

The components of the deferred tax asset as of December 31, 2006 and 2005 were as follows.

		(Restated)
	2006	2005
Benefit of net operating loss carry forwards	$22,177,000	$21,072,000
Depreciation	397,000	381,000
Stock compensation expense	87,000	—
Other	3,000	14,000

Total	22,664,000	21,223,000
Less valuation allowance	(22,664,000)	(21,223,000)

Net deferred tax asset	$—	$—

As of December 31, 2006 and 2005, sufficient uncertainty exists regarding the realizability of these deferred tax assets and, accordingly, a 100% valuation allowance has been established regarding these deferred tax assets.

In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carry forwards. The Company’s utilization of its tax benefit carry forwards may be further restricted in the event of future changes in the ownership of the Company from the exercise of options and warrants or other future issuances of common stock.

Advanced Viral Research Corp.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)
NOTE 12. DISCONTINUED OPERATIONS
SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented must also be reclassified as discontinued operations. See Note 4 for more detail regarding the planned sale of LTD and classification as held for sale. The following table details the amounts reclassified to discontinued operations:

				Inception
				(February 20, 1984)
	Year Ended December 31,			to December 31,
	2006	2005	2004	2006
Revenues	$—	$—	$—	$—

Costs and Expenses:
General and administrative	23,384	7,963	16,157	1,374,718
Depreciation	0	14,896	14,499	316,737
Other Income	0	3,268	132,097	140,020

Income (Loss) from Discontinued Operations	$(23,384)	$(19,591)	$101,441	$(1,551,435)

NOTE 13. 401(K) PLAN
The Company has a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits imposed by the Internal Revenue Service.. In March 2003, the Company amended the terms of the Company’s 401(k) plan to terminate the obligation to make matching contributions.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Advanced Viral Research Corp. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:
•	except the common stock offered by this prospectus;

•	in any jurisdiction in which the offer or solicitation is not authorized;

•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•	to any person to whom it is unlawful to make the offer or solicitation; or

•	to any person who is not a United States resident or who is outside the jurisdiction of the United States.
The delivery of this prospectus or any accompanying sale does not imply that:
•	there have been no changes in

the affairs of Advanced Viral USA, Inc. after the date of this prospectus; or

•	the information contained in this prospectus is correct after the date of this prospectus.

Until ___, 2007, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PROSPECTUS

214,928,846 Shares of Common Stock

ADVANCED VIRAL RESEARCH CORP.

______________, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Advanced Viral will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$874
Printing and Engraving Expenses	$10,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$60,000
Miscellaneous	$10,000

TOTAL	$90,874
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation for Advanced Viral Research Corp. provides for such limitations on liability.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Advanced Viral pursuant to the foregoing, or otherwise, Advanced Viral has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
     The following information relates to our securities issued or sold within the past three years which were not registered under the Securities Act. No underwriters were employed with respect to the sale of any of the securities listed below. Except as noted below, each of these transactions was completed without registration of the respective securities under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering. The purchasers were sophisticated with access to the kind of information registration would provide and such purchasers acquired such securities without a view toward the distribution thereof.
     1. In February 2004 we entered into an agreement with James Dicke II and James Dicke III, pursuant to which, for an aggregate purchase price of $12 million, we agreed to sell an aggregate of (i) 120 million shares of our common stock; and (ii) warrants to purchase 15 million shares of our common stock through February 2, 2007 at a per share purchase price of $.20 per share. The funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004.
     2. In January 2007, we entered into a securities purchase agreement with Cornell Capital Partners, L.P. (“Cornell”), to sell $1,500,000 principal amount of our 9% secured convertible debentures, due January 1, 2010, along with warrants to purchase an aggregate of 48,076,923 shares of its common stock, which are exercisable through January 1, 2012 at an exercise price equal to $0.0312 or as may be adjusted from time to time pursuant to the terms thereof. Pursuant to the agreement, Yorkville Advisors LLC, the general partner of Cornell, received cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell as well as a $20,000 structuring fee and a $10,000 due diligence fee.
     Cornell acquired $1,000,000 principal amount of the debentures upon the first closing under the Cornell Agreement, and another $500,000 principal amount of the debentures February 16, 2007. In connection with the first and second closings of the transactions contemplated by the agreement, we received net proceeds of $875,000 on January 5, 2007, and $450,000 on February 16, 2007. In addition, Cornell has agreed to purchase up to an additional $750,000 of convertible debentures upon the satisfaction of certain conditions, including (i) our enrollment of the first patient in our Phase II study of AVR118 used as a topical or intralesional therapy in certain dermatologic conditions and providing proof thereof to the satisfaction of Cornell, (ii) this registration statement being declared effective by the SEC, subject to the execution of similar transaction documents on terms mutually agreed upon by the parties.
     Our obligations under the agreement, the convertible debentures and the ancillary documents entered into in connection therewith are secured by a first priority security interest in all of our assets. This security interest expires upon the earlier to occur of (i) $500,000 or less principal amount of the convertible debentures remains outstanding; (ii) we receive $3,000,000 of capital, in any form other than through the issuance of free-trading shares of common stock, from sources other than Cornell, which is utilized to either repay the convertible debentures in full, or reduce the outstanding principal amount of the convertible debentures to $500,000; or (iii) the satisfaction of our obligations under the agreement, the convertible debentures and the ancillary documents entered into in connection therewith.
     We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover “transactions by an issuer not involving any public offering,” to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.
     3. On May 14, 2007, we issued stock options to purchase an aggregate of 10,675,000 shares of our common stock at an exercise price of $0.05 for a period of ten years under the 2007 Stock Incentive Plan to three members of the Board of Directors in consideration for their service on the Board, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated thereunder. Commencing on May 14, 2007 and every 90 days thereafter, one-fourth of the options shares become exercisable.
     4. On May 14 2007, we issued stock options to purchase an aggregate of 40,000,000 shares of common stock at exercise prices ranging from $0.05 to $0.08 for a period of five years from the exercisability date under the 2007 Stock Incentive Plan to Stephen Elliston, our President and Chief Executive Officer, in connection with his new employment agreement, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated thereunder. The option vests monthly in increments of 666,667 shares.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)	Exhibits

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant. (1)
3.2	Bylaws of the Registrant, as amended. (2)
4.1	Specimen Certificate of Common Stock. (2)
4.2	Specimen Warrant Certificate. (2)
4.3	Warrant Agreement between the Registrant and American Stock Transfer and Trust Company. (2)
4.4	Forms of Common Stock Options and Agreements granted by the Registrant to TRM Management Corp. (5)
4.5	Form of Common Stock Option and Agreement granted by the Registrant to Plata Partners Limited Partnership. (12)
4.6	Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by the Registrant to Leonard Cohen.(6)
4.7	Addendum to Agreement granted by the Registrant to Shalom Z. Hirschman, MD dated March 24, 1996. (10)
4.8	Securities Purchase Agreement dated November 16, 1998 by and between the Registrant and RBB Bank AG. (11o)
4.9	7% Convertible Debenture dated November 16, 1998. (11o)
4.10	Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share. (11o)
4.11	Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share. (11o)
4.12	Securities Purchase Agreement dated December 22, 1998 by and between the Registrant and various purchasers. (15)
4.13	Form of Warrant dated December 22, 1998 to purchase shares of common stock of the Registrant at $0.2040 per share. (15)
4.14	Form of Warrant dated December 22, 1998 to purchase shares of common stock of the Registrant at $0.2448 per share. (15)
4.15	Securities Purchase Agreement dated June 23, 1999 by and between the Registrant and various purchasers. (15)
4.16	Form of Warrant dated June 23, 1999 to purchase shares of common stock of the Registrant at $0.324 per share. (15)
4.17	Form of Warrant dated June 23, 1999 to purchase shares of common stock of the Registrant at $0.378 per share. (15)
4.18	Securities Purchase Agreement dated August 3, 1999 by and between the Registrant and Focus Investors, LLC. (15)
4.19	Form of 7% Convertible Debenture dated August 3, 1999. (15)
4.20	Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share. (15)
4.21	Securities Purchase Agreement dated December 28, 1999 between the Registrant and Endeavour Capital Fund S.A. (16)
4.22	Form of 7% Convertible Debenture dated December 28, 1999. (16)
4.23	Form of Warrant dated December 28, 1999 to purchase shares of common stock at $0.19916667 per share. (16)

Exhibit	Description
4.24	Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.21 per share. (17)
4.25	Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.26 per share. (17)
4.26	Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.275 per share. (17)
4.27	Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.33 per share. (17)
4.28	Form of Class A Warrant dated September 18, 2000 to purchase 5 million shares of common stock. (19)
4.29	Form of Class B Warrant dated September 18, 2000 to purchase 5 million shares of common stock. (19)
4.30	Form of Class A Warrant dated February 9, 2001 to purchase 5 million shares of common stock. (21)
4.31	Form of Class B Warrant dated February 9, 2001 to purchase 5 million shares of common stock. (21)
4.32	Promissory Note and Guaranty in favor of Alan V. Gallantar dated November 29, 2001 by the Registrant. (11p)
4.33	Form of Warrant dated September 9, 2002 between the Registrant and various investors. 11(q)
4.34	5% Convertible Debenture dated April 28, 2003. (27)
4.35	Warrant dated April 28, 2003 to purchase 15 million shares of common stock at an exercise price of $0.091 per share. (27)
4.36	5% Convertible Debenture dated July 18, 2003. (28)
4.37	Warrant dated February 3, 2004 to purchase 7,500,000 shares of common stock at an exercise price of $0.20 per share granted to James F. Dicke II. (11s)
4.38	Warrant dated February 3, 2004 to purchase 7,500,000 shares of common stock at an exercise price of $0.20 per share granted to James F. Dicke III. (11s)
4.39	Form of Warrant dated February 9, 2004 to purchase shares of common stock at an exercise price of $0.16 per share granted to certain affiliates of DCT. (29)
4.40	Stock Option Agreement dated February 10, 2004 to purchase 40 million shares of common stock granted to Elma S. Hawkins. (29)
5.1	Opinion and Consent of the law firm of Berman Rennert Vogel & Mandler, P.A. **
10.1	Declaration of Trust by Bernard Friedland and William Bregman in favor of the Registrant dated November 16, 1987. (12)
10.2	Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and the Registrant. (3)
10.3	Letter, dated March 15, 1991 to the Registrant from Health Protection Branch. (3)
10.4	Agreement dated August 20, 1991 between TRM Management Corp. and the Registrant. (11a)
10.5	Lease dated December 18, 1991 between Bayview Associates, Inc. and the Registrant. (4)
10.6	Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and the Registrant. (7)
10.7	Consulting Agreement dated February 28, 1993 between Leonard Cohen and the Registrant. (8)
10.8	Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, MD and the Registrant. (11b)
10.9	Agreement, dated November 9, 1993, between Dormer Laboratories Inc. and the Registrant. (12)
10.10	Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and the Registrant. (11c)
10.11	Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central Americas Ltd. and the Registrant. (11d)
10.12	Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and the Registrant, as amended. (11e)
10.13	Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel Islands and the Registrant.(11f)
10.14	Agreement dated May 24, 1995 between the Registrant and Deborah Silver.(9)
10.15	Agreement dated May 29, 1995 between the Registrant and Shalom Z. Hirschman, MD. (9)
10.16	Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical Corp. and the Registrant.(12)
10.17	Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth Pharmaceuticals. (12)
10.18	Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and the Registrant. (11g)
10.19	Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and the Registrant. (11g)
10.20	Agreement dated April 1, 1996, between DCT S.R.L. and the Registrant. (11h)
10.21	Addendum, dated as of March 24, 1996, to Consulting Agreement between the Registrant and Shalom Z. Hirschman, MD. (10)
10.22	Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and the Registrant. (11i)
10.23	Employment Agreement, dated October 17, 1996, between the Registrant and Shalom Z. Hirschman, MD. (11j)
10.24	Lease, dated February 7, 1997 between Robert Martin Company, LLC and the Registrant. (12)
10.25	Copy of Purchase and Sale Agreement, dated February 21, 1997 between the Registrant and Interfi Capital Group. (11k)
10.26
Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention. (11l)

10.27	Copy of Purchase and Sale Agreement, dated September 26, 1997 between the Registrant and RBB Bank AG. (11m)
10.28
Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development Agreement, dated March 4, 1998, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention. (13)

Exhibit	Description
10.29	Amended and Restated Employment Agreement dated July 8, 1998 between the Registrant and Shalom Z. Hirschman, MD. (11n)
10.30	Agreement between the Registrant and Angelo Chinnici, MD dated July 1, 1999. (14)
10.31	Consulting Agreement between the Registrant and GloboMax LLC dated January 18, 1999. (15)
10.32	Registration Rights Agreement dated August 3, 1999 between the Registrant Research and Focus Investors LLC. (15)
10.33	Employment Agreement dated October 1, 1999 between the Registrant and Alan V. Gallantar. (15)
10.34	Registration Rights Agreement dated December 28, 1999 between the Registrant and Endeavour Capital Fund, S.A. (16)
10.35	Consulting Agreement dated February 7, 2000 between the Registrant and Harbor View Group, Inc. (17)
10.36	Securities Purchase Agreement dated February 16, 2000 between the Registrant and Harbor View Group, Inc. (17)
10.37	Letter Agreement dated November 16, 1999 between the Registrant and Bratskeir & Company. (18)
10.38	Amended and Restated Employment Agreement dated May 12, 2000 between the Registrant and Shalom Z. Hirschman, MD. (18)
10.39	Equity Line of Credit Agreement dated as of September 18, 2000 between the Registrant and Spinneret Financial Systems, Inc. (19)
10.40	Registration Rights Agreement dated as of September 18, 2000 between the Registrant and Spinneret Financial Systems, Inc. (19)
10.41	Registration Rights Agreement dated as of September 18, 2000 between the Registrant and May Davis Group, Inc. (19)
10.42	Placement Agent Agreement dated September 18, 2000 between the Registrant and May Davis Group, Inc. (19)
10.43	Assignment and Assumption Agreement dated December 12, 2000 between Spinneret Financial Systems, Inc. and GMF Holdings Inc. (20)
10.44	Agreement to Waive Assignment Rights dated December 12, 2000 by GMF Holdings Inc. (20)
10.45	Termination Agreement dated January 22, 2001 between GMF Holdings, Inc., May Davis Group, Inc. and the Registrant. (21)
10.46	Equity Line of Credit Agreement dated as of February 9, 2001 between the Registrant and Cornell Capital Partners, LP. (21)
10.47	Registration Rights Agreement dated as of February 9, 2001 between the Registrant and Cornell Capital Partners, LP. (21)
10.48	Registration Rights Agreement dated as of February 9, 2001 between the Registrant and May Davis Group, Inc. (21)
10.49	Placement Agent Agreement dated February 9, 2001 between the Registrant and May Davis Group, Inc. (21)
10.50	Agreement dated as of April 2, 2001 between the Registrant and Selikoff Center of Ra’Anana, Israel. (22)
10.51	Agreement dated as of January 29, 2001 between the Registrant and The Weizmann Institute of Science and Yeda. (22)
10.52	Securities Purchase Agreement dated November 8, 2000 by and between the Registrant and various investors. (23)
10.53	Securities Purchase Agreement dated July 27, 2001 by and between the Registrant and various investors. (23)
10.54	Severance Agreement dated November 29, 2001 by and between the Registrant and William Bregman. (11p)
10.55	Severance Agreement dated November 29, 2001 by and between the Registrant and Bernard Friedland. (11p)
10.56	Severance Agreement dated November 29, 2001 by and between the Registrant and Louis Silver. (11p)
10.57	Settlement Agreement dated March 20, 2002 by and among the Registrant, Immune Modulation Maximum Corporation, Commonwealth Pharmaceuticals, Ltd, and Charles E. Miller. (24)
10.58	Termination Agreement dated May 30, 2002 between the Registrant and Harbor View Group, Inc. (25)
10.59	Securities Purchase Agreement dated May 30, 2002 between the Registrant and O. Frank Rushing and Justine Simoni, as joint tenants. (25)
10.60	Securities Purchase Agreement dated July 3, 2002 between the Registrant and James F. Dicke III. (25)
10.61	Securities Purchase Agreement dated July 15, 2002 between the Registrant and Peter Lunder. (25)
10.62	Securities Purchase Agreement dated September 9, 2002 between the Registrant and various investors. 11(q)
10.63	Registration Rights Agreement dated September 9, 2002 between the Registrant and various investors. 11(q)
10.66	Agreement dated May 1, 2002 (effective September 2002) between Advanced Viral Research Corp. and EnviroGene LLC. (26)
10.64	Agreement dated October 8, 2002 between Advanced Viral Research Corp. and Quintiles Israel Ltd. (26)
10.65	Securities Purchase Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)
10.66	Registration Rights Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)
10.67	Equity Line of Credit Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)
10.68	Registration Rights Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)
10.69	Consulting Agreement dated April 22, 2003 between Registrant and Robert Nowinski, Ph.D. (28)
10.70	Securities Purchase Agreement dated as of July 18, 2003 between the Registrant and Cornell Capital Partners, LP. (28)
10.71	Investor Registration Rights Agreement dated as of July 18, 2003 between the Registrant and Cornell Capital Partners, LP. (28)
10.72	Escrow Agreement dated July 18, 2003, between Registrant and Butler Gonzalez, LLP. (28)
10.73	Security agreement dated July 18, 2003 between Registrant and Cornell Capital Partners, L.P. (28)
10.74	Placement Agent Agreement dated April 28, 2003, between Registrant and Katalyst Securities LLC. (28)
10.75	Third Amended and Restated Employment Agreement dated August 27, 2003 between Registrant And Shalom Z. Hirschman, M.D. (11r)

Exhibit	Description
10.76	First Supplementary Agreement dated July 8, 2002 by and between Registrant and Yeda Research And Development Company Limited. (28)
10.77	Agreement dated November 19, 2002 by and between Registrant and Kaplan Medical Center. (28)
10.78	Securities Purchase Agreement dated as of February 3, 2003 between the Registrant, James F. Dicke II and James F. Dicke III. (11s)
10.79	Registration Rights Agreement dated as of February 3, 2003 between the Registrant, James F. Dicke II and James F. Dicke III. (11s)
10.80	Termination and Release Agreement dated as of February 9, 2004 between the Registrant, DCT and certain affiliates of DCT. (29)
10.81	Employment Agreement dated as of February 10, 2004 between the Registrant and Dr. Elma Hawkins. (29)
10.82	Consulting Agreement dated as of February 14, 2006 between the Registrant and Dr. Elma Hawkins. (11t)
10.83	Employment Agreement dated May 15, 2006 between the Registrant and Stephen M. Elliston. (30)
10.84	Securities Purchase Agreement dated January 1, 2007 between the Registrant and Cornell Capital Partners, L.P. (11u)
10.85	Convertible Debenture dated January 1, 2007 issued by the Registrant to Cornell Capital Partners, L.P. (11u)
10.86	Warrant dated January 1, 2007 issued by the Registrant to Cornell Capital Partners, L.P. (11u)
10.87	Registration Rights Agreement dated January 1, 2007 between the Registrant and Cornell Capital Partners, L.P. (11u)
10.88	Security Agreement dated January 1, 2007 between the Registrant and Cornell Capital Partners, L.P. (11u)
10.89	Advanced Viral Research Stock Incentive Plan *
10.90	Form of Stock Option Agreement pursuant to the Advanced Viral Research Stock Incentive Plan *
10.91	Employment Agreement dated as of May 15, 2007, between Advanced Viral Research Corp. and Stephen M. Elliston. (1)
10.92	Stock Option Agreement dated as of May 15, 2007, between Advanced Viral Research Corp. and Stephen M. Elliston. (1)
21.1	Subsidiaries of Registrant. (31)
23.1	Consent of Rachlin Cohen & Holtz LLP, independent registered public accounting firm. **
23.2	Consent of Berman Rennert Vogel & Mandler, P.A. (Included in Exhibit 5.1)
FOOTNOTES

*	Previously filed in Amendment No. 1 to this registration statement on Form S-1, File No. 140634, filed with the Securities and Exchange Commission on April 3, 2007.

**	Filed herewith.

(1)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended March 31, 2007.

(2)	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

(3)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(4)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.

(5)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(6)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 1992.

(7)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

(8)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1993.

(9)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

(10)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

(11)	Incorporated by reference herein to our Current Reports on Form 8-K and exhibits thereto as follows: (a) Form 8-K dated January 3, 1992; (b) Form 8-K dated September 14, 1993; (c) Form 8-K dated April 25, 1994; (d) Form 8-K dated June 3, 1994; (e) Form 8-K dated June 17, 1994; (f) Form 8-K dated October 25, 1994; (g) Form 8-K dated December 28, 1995; (h) Form 8-K dated April 22, 1996; (i) Form 8-K dated July 12, 1996; (j) Form 8-K dated October 17, 1996; (k) Form 8-K dated February 21, 1997; (l) Form 8-K dated March 25, 1997; (m) Form 8-K dated September 26, 1997; (n) Form 8-K dated July 21, 1998; (o) Form 8-K dated November 24, 1998; (p) Form 8-K dated December 3, 2001; (q) Form 8-K dated September 10, 2002; (r) Form 8-K dated August 27, 2003; (s) Form 8-K dated February 4, 2004; (t) Form 8-K dated February 20, 2006; (u) Form 8-K dated January 5, 2007.

(12)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(13)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

(14)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(15)	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 33-70523, filed with the Securities and Exchange Commission on January 13, 1999, and Amendment No. 5 thereto, declared effective on December 15, 1999.

(16)	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-94529, filed with the Securities and Exchange Commission on January 12, 2000.

(17)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(18)	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-37974, filed with the Securities and Exchange Commission on June 6, 2000.

(19)	Documents incorporated by reference herein to certain exhibits to Post-effective Amendment No. 1 to our Registration Statement on Form S-1, as amended, File No. 333-70523, filed with the Securities and Exchange Commission on September 25, 2000.

(20)	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-49038, filed with the Securities and Exchange Commission on October 31, 2000 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on December 15, 2000.

(21)	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-55430, filed with the Securities and Exchange Commission on February 12, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 13, 2000.

(22)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

(23)	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-62788, filed with the Securities and Exchange Commission on June 13, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on August 23, 2001.

(24)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(25)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended June 30, 2002.

(26)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 2002.

(27)	Document incorporated by reference herein to certain exhibits to our quarterly report for the period ended March 31, 2003.

(28)	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-107178, filed with the Securities and Exchange Commission on July 18, 2003 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on September 19, 2003, Amendment No. 2 to Form S-1 filed with the Commission on November 18, 2003, Amendment No. 3 to Form S-1 filed with the Commission on December 19, 2003 and declared effective by the Commission on December 23, 2003.

(29)	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-112296, filed with the Securities and Exchange Commission on January 29, 2004, as amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 12, 2004, and declared effective by the Commission on February 17, 2004.

(30)	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended March 31, 2006.

(31)	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
     (b) Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any additional or changed material information on the plan of distribution;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.
     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York.

Date: May 23, 2007	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Stephen M. Elliston
Stephen M. Elliston
President, Chief Executive Officer, Director

Date: May 23, 2007	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Martin Bookman
Martin Bookman
Acting Chief Financial Officer and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933 as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Date: May 23, 2007	By:	/s/ Eli Wilner
Eli Wilner, Chairman

Date: May 23, 2007	By:	/s/ Angelo Botter
Angelo Botter, Director

Date:	By:
Roy Walzer, Director

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion and Consent of the law firm of Berman Rennert Vogel & Mandler, P.A.

23.1	Consent of Rachlin Cohen & Holtz LLP, independent registered public accounting firm.